FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-228597-06

The information in this free writing prospectus is preliminary and may be supplemented or changed. This free writing prospectus is not an offering to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THIS FREE WRITING PROSPECTUS, DATED FEBRUARY 4, 2020
MAY BE AMENDED OR SUPPLEMENTED PRIOR TO TIME OF SALE

CGCMT 2020-GC46

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-228597) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

The securities to which these collateral materials (“Materials”) relate will be described in greater detail in the prospectus expected to be dated in February 2020 (the “Preliminary Prospectus”) that will be included as part of our registration statement. The Preliminary Prospectus will contain material information that is not contained in these Materials (including, without limitation, a detailed discussion of risks associated with an investment in the offered securities under the heading “Risk Factors”).

These Materials are preliminary and subject to change. The information in these Materials supersedes all prior such information delivered to you and will be superseded by any subsequent information delivered prior to the time of sale.

Neither these materials nor anything contained in these materials shall form the basis for any contract or commitment whatsoever. These Materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The information contained in these Materials may not pertain to any securities that will actually be sold. The information contained in these Materials may be based on assumptions regarding market conditions and other matters as reflected in these Materials. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and these Materials should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these Materials may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in these Materials or derivatives thereof (including options). Information contained in these Materials is current as of the date appearing on these Materials only.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these Materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these Materials are accurate or complete and that these Materials may not be updated or (3) these Materials possibly being confidential, are, in each case, not applicable to these Materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these Materials having been sent via Bloomberg or another system.

LOAN # 1: 650 Madison Avenue

LOAN # 1: 650 Madison Avenue

FLOOR	SF	TENANT	LEASE EXP.
27	6,871	Ralph Lauren Corporation	12/31/24
26	6,647	Ocean Road Advisors Inc	8/31/27
	4,002	Carson Family Charit. Trust	8/31/27
25	7,456	Lakewood Capital Mgmt LP	12/31/20
	3,218	Navigator Gas US L.L.C.	6/30/22
24	5,406	Caledonia (Private) Invest	12/31/24
23	12,866	BC Partners Inc.	1/31/27
22	5,096	Mid-Atlantic Strategies LLC	12/31/24
	7,770	GMF Capital LLC	12/31/26
21	12,861	Lee Equity Partners LLC	8/31/20
20	12,861	Spring Mountain Capital	9/30/30
19	6,514	BC Partners Inc.	1/31/27
	6,341	WP Global Partners Inc.	8/31/25
18	10,221	Key Square Group LP	3/31/21
	2,667	Key Square Group LP	3/31/21
17	12,866	Willett Advisors LLC	12/31/24
16	12,866	Willett Advisors LLC	12/31/24
15	6,338	Lomas Capital Mgmt LLC	1/31/23
14	12,861	Ralph Lauren Corporation	12/31/24
12	12,861	Ralph Lauren Corporation	12/31/24
11	12,657	Ralph Lauren Corporation	12/31/24
10	28,047	Ralph Lauren Corporation	12/31/24
9	31,221	Ralph Lauren Corporation	12/31/24
8	30,627	Ralph Lauren Corporation	12/31/24
7	44,439	Ralph Lauren Corporation	12/31/24
6	44,412	Ralph Lauren Corporation	12/31/24
5	44,435	Ralph Lauren Corporation	12/31/24
4	44,524	Memorial Sloan Kettering Cancer Center	7/31/23
3	44,504	Memorial Sloan Kettering Cancer Center	7/31/23
2	37,772	Sotheby's Int'l Realty Inc	10/31/35
	154	Memorial Sloan Kettering Cancer Center	7/31/23
G	4,250	Tod's	10/13/23
	3,005	B.A.P.E.	7/31/30
	1,202	Domenico Vacca	1/1/30
	4,650	Moncler	8/31/26
	6,396	Celine	2/28/29
	878	Memorial Sloan Kettering Cancer Center	7/31/23
C1	3,915	Ralph Lauren Corp (storage)	12/31/24
	10,640	Memorial Sloan Kettering Cancer Center (storage)	7/31/23
	97	Tod's (storage)	10/13/23
	4,335	Moncler (storage)	8/31/26
	3,827	Celine (storage)	2/28/29
	700	B.A.P.E. (storage)	7/31/30
C2	4,670	Ralph Lauren Corp (storage)	12/31/24
	3,520	Tod's (storage)	10/13/23
	1,196	Property MGMT Office	12/31/50

500C
2602A
2605A
2501A
2504A
2401A
2304A
2203A
2204A
2100A
2000A
1903A
2304B
1803A
1803B
1601A
1601A
1506A
500B
500B
500B
500D
500A
500A
500A
500A
500A
300A
300A
201A
101C
116A
109A
102A
109A
Storage/Miscellaneous
Storage/Miscellaneous

VACANT | 2019 – 2020 | 2021 – 2022 | 2023 – 2024 | 2025+

LOAN # 1: 650 Madison Avenue

650 Madison Avenue
650 Madison Avenue
New York, NY 10022
New York
MANHATTAN
MIDTOWN
BROOKLYN
Central Park Zoo
The Pond
E 66TH STREET
E 65TH STREET
E 64TH STREET
E 63RD STREET
E 62ND STREET
E 61ST STREET
E 60TH STREET
E 59TH STREET
E 58TH STREET
E 57TH STREET
E 56TH STREET
E 55TH STREET
E 54TH STREET
E 53RD STREET
FIFTH AVENUE
MADISON AVENUE
PARK AVENUE
LEXINGTON AVENUE
THIRD AVENUE
SIXTH AVENUE
7th Regiment Army Conservatory
Temple Emanuel
Consulate General of Pakistan
Plaza Athenee
Central Presbyterian
Third Christ Scientist
Gurdjieff Foundation
Royale Condos
Congregation Edmond J Safra New York
NY Academy of Sciences
Fifth Avenue Synagogue
Lowell
Colony Club
Beekman Hotel
Melrose Hotel
166 E 63rd
1054 Third
Knickerbocker Club
Carlton House
Links Club
Browning School
Loews Regency Hotel
535 Park
The Pierre
Barney's
Metropolitan Club
654 Madison
667 Madison
655 Madison
530 Park
Christ Church
Hitchcock Center
770 Lexington
773 Lexington
1010 Third
Harmonie Club
Sherry Netherland
645 Madison
635 Madison
510 Park
502 Park
515 Park
Aramco Building
Plaza Tower
750 Lexington
Bloomingdale's
The Ritz Carlton
40 Central Park South
24 Central Park South
The Plaza
Coronet Building
Park Lane Hotel
Apple
General Motors Bldg
The Revlon Building
Amro Bank Building
480 Park
110 E 59th
130 E 59th
485 Park
One Beacon Court
Bloomberg HQ
1 Hotel Central Park
Aka Central Park Hotel
Solow Building
Bergdorf Goodman
Medical Arts Center
Vogue Building
745 Fifth
600 Madison
601 Fuller Bldg
Four Seasons
470 Park
460 Park
475 Park
Library
Ritz Tower
135E 57th
Architects & Designers
The Gotham Houuse
157 E 57th
Hemisphere Tower
Squibb Building
Chambers Hotel
Crown Bldg
724 Fifth
720 Fifth
Tiffany
Nike
Trump Tower
590 Madison
575 Madison
432 Park
450 Park
445 Park
Renaissance Hotel
Lombardy Hotel
Fitzpatrick Hotel
950 Third
Jacob Blaustein Building
1370 Sixth
Continental Tower
Shoreham Hotel
712 Fifth
Fifth Avenue Presbyterian
717 Fifth
Coca-Cola Building
Sony Building
555 Madison
551 Madison
Park Ave Tower
430 Park
425 Park
Tower 56
136 E 56th
Howard Hotel
140 E 56th
MGM Building
Warwick New York
Peninsula Hotel
University Club
St. Regis
540 Madison
545
60 E 55th
Heron Towers
535 Madison
400 Park
Brook Club
Central Synagogue
Lex 54
136 E 55th
641 Lexington
900 Third
Financial Times Building
53W53
Museum of Modern Art (MOMA)
680 Fifth
Saint Thomas Church
Gucci
Tommy Hilfiger
Microsoft
Stuart Weitzman
King Fork
520 Madison
527 Madison
515 Madison
Hotel Elysee
Lever House
399 Park
Citigroup Center
880 Third

LOAN # 1: 650 Madison Avenue

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller(2)		CREFI/GSMC
Location (City/State)	New York, New York		Cut-off Date Balance(3)		$115,000,000
Property Type	Mixed Use		Cut-off Date Balance per SF(1)(3)		$977.32
Size (SF)	600,415		Percentage of Initial Pool Balance		9.4%
Total Occupancy as of 10/1/2019	97.4%		Number of Related Mortgage Loans		None
Owned Occupancy as of 10/1/2019	97.4%		Type of Security		Fee Simple
Year Built / Latest Renovation	1957, 1987 / 2015		Mortgage Rate		3.48600%
Appraised Value	$1,210,000,000		Original Term to Maturity (Months)		120
Appraisal Date	10/31/2019		Original Amortization Term (Months)		NAP
Borrower Sponsors	Vornado Realty L.P., OPG Investment Holdings (US), LLC		Original Interest Only Period (Months)		120
Property Management	650 Madison Office Manager LLC and 650
	Madison Retail Manager LLC		First Payment Date		1/8/2020
			Maturity Date		12/8/2029

Underwritten Revenues	$87,327,989
Underwritten Expenses	$28,901,495		Escrows(4)
Underwritten Net Operating Income (NOI)	$58,426,495			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$56,776,391		Taxes	$0	$0
Cut-off Date LTV Ratio(1)	48.5%		Insurance	$0	$0
Maturity Date LTV Ratio(1)	48.5%		Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	2.82x / 2.74x		TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	10.0% / 9.7%		Other Reserve	$9,576,014	$0

Sources and Uses(5)
Sources	$	%	Uses	$	%
Senior Notes	$586,800,000	70.7%	Loan Payoff	$800,000,000	96.4%
Junior Notes	213,200,000	25.7	Defeasance Costs	14,157,786	1.7
Existing Loan Reserves	20,051,781	2.4	Upfront Reserves	9,576,014	1.2
Sponsor Equity	9,510,787	1.1	Closing Costs	5,828,767	0.7
Total Sources	$829,562,568	100.0%	Total Uses	$829,562,568	100.0%

(1)	DSCR, LTV, Debt Yield and Balance per SF calculations are based on the aggregate outstanding principal balance of the 650 Madison Avenue Senior Pari Passu Notes (as defined below) and exclude the outstanding principal balance of the 650 Madison Avenue Junior Non-Trust Notes (as defined below). Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NOI, DSCR Based on Underwritten NCF, Debt Yield Based on Underwritten NOI, Debt Yield Based on Underwritten NCF, and Cut-off Date Balance per SF based on the aggregate outstanding principal balance of the 650 Madison Avenue Loan Combination (as defined below) are 66.1%, 66.1%, 2.07x, 2.01x, 7.3%, 7.1%, and $1,332, respectively.

(2)	The 650 Madison Avenue Loan Combination (as defined below) was co-originated by Citi Real Estate Funding Inc. (“CREFI”), Barclays Capital Real Estate Inc. (“BCREI”), BMO Harris Bank N.A. (“BMO Harris”) and Goldman Sachs Bank USA (“GS Bank”).

(3)	The Cut-off Date Balance of $115,000,000 represents the non-controlling note A-1-4, A-2-2, A-2-5, A-2-7 which is part of a loan combination evidenced by 26 notes having an aggregate outstanding principal balance as of the Cut-off Date of $800,000,000. The related companion loans are evidenced by (i) 18 senior pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $471,800,000 and (ii) four junior notes with an aggregate outstanding principal balance as of the Cut-off Date of $213,200,000.

(4)	See “—Escrows below”.

(5)	The borrower sponsors acquired the 650 Madison Avenue Property (as defined below) for a purchase price of approximately $1.3 billion in 2013. Since acquisition, the borrower sponsors have invested approximately $37.5 million in capital expenditures and $51.6 million in tenant improvements and leasing commissions at the 650 Madison Avenue Property, implying total hard equity of $583.4 million remaining in the transaction following the closing of the 650 Madison Avenue Loan Combination.

■	The Mortgage Loan. The 650 Madison Avenue mortgage loan (the “650 Madison Avenue Loan”) is part of a loan combination (the “650 Madison Avenue Loan Combination”) evidenced by 26 notes comprising (i) 22 senior pari passu notes (collectively the “650 Madison Avenue Senior Pari Passu Notes”) with an aggregate outstanding principal balance as of the Cut-off Date of $586,800,000, and (ii) four junior pari passu notes (collectively, the “650 Madison Avenue Junior Non-Trust Notes”) with an aggregate outstanding principal balance as of the Cut-off Date of $213,200,000. The 650 Madison Avenue Junior Non-Trust Notes are subordinate to the 650 Madison Avenue Senior Pari Passu Notes and to the extent described in “Description of the Mortgage Pool—The Loan Combinations—The 650 Madison Avenue Pari Passu-AB Loan Combination” in the Preliminary Prospectus. The aggregate outstanding principal balance as of the Cut-off Date of all the notes evidencing the 650 Madison Avenue Loan Combination is $800,000,000. The 650 Madison Avenue Loan Combination is secured by the borrower’s fee simple interest in a Class A office and retail building located in New York, New York (the “650 Madison Avenue Property”). The 650 Madison Avenue Loan, which is evidenced by the non-controlling notes A-1-4, A-2-2, A-2-5, A-2-7, has an outstanding principal balance as of the Cut-off Date of $115,000,000 and represents approximately 9.4% of the Initial Pool Balance. The related companion loans are evidenced by (i) 18 senior pari passu notes (collectively, the “650 Madison Avenue Senior Pari Passu Companion Loans”) which have an aggregate outstanding principal balance as of the Cut-off Date of $471,800,000 and (ii) the 650 Madison Avenue Junior Non-Trust Notes, as detailed in the note summary table below. The 650 Madison Avenue Loan Combination was originated by CREFI, BCREI, BMO Harris and GS Bank on November 26, 2019. Each note evidencing the 650 Madison Avenue Loan Combination has an interest rate of 3.48600% per annum. The borrower utilized the proceeds of the 650 Madison Avenue Loan Combination, existing loan reserves and new borrower sponsor equity to refinance the existing debt on the 650 Madison Avenue Property, fund upfront reserves and pay closing and defeasance costs.

 LOAN # 1: 650 Madison Avenue

The table below summarizes the promissory notes that comprise the 650 Madison Avenue Loan Combination. The relationship between the holders of the 650 Madison Avenue Loan Combination is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Loan Combinations–The 650 Madison Avenue Pari Passu-AB Loan Combination” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$50,000,000	$50,000,000	CGCMT 2019-C7	No(1)
A-1-3, A-2-1	$50,000,000	$50,000,000	GSMS 2020-GC45	No
A-1-4, A-2-2, A-2-5, A-2-7	$115,000,000	$115,000,000	CGCMT 2020-GC46	No
A-1-5	$45,000,000	$45,000,000	Benchmark 2020-B16(2)	No
A-1-6	$17,900,000	$17,900,000	CREFI(3)	No
A-1-2-1	$40,000,000	$40,000,000	CCRE(3)	No
A-2-3, A-2-4,A-2-6, A-2-8	$71,450,000	$71,450,000	GSBI(3)	No
A-3-1, A-3-2, A-3-3	$146,450,000	$146,450,000	BCREI(3)	No
A-4, A-5, A-6, A-7	$1,000,000	$1,000,000	MAD 2019-650M	No
B-1, B-2, B-3, B-4	$213,200,000	$213,200,000	MAD 2019-650M	Yes(1)
Total / Wtd. Avg.	$800,000,000	$800,000,000

(1)	The initial Controlling Note is 650 Madison Avenue B Note, so long as no related control appraisal period has occurred and is continuing. If and for so long as a control appraisal period has occurred and is continuing, then the Controlling Note will be note A-1. See “Description of the Mortgage Pool— The Loan Combinations— The 650 Madison Avenue Pari Passu-AB Loan Combination” in the Preliminary Prospectus.

(2)	The Benchmark 2020-B16 transaction is expected to close prior to the Closing Date.

(3)	Expected to be contributed to one or more future securitization transactions.

The 650 Madison Avenue Loan Combination had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The 650 Madison Avenue Loan Combination requires payment of interest only until the scheduled maturity date, which is the due date in December 2029. Voluntary prepayment of the 650 Madison Avenue Loan Combination without payment of a yield maintenance premium is permitted on or after the due date in June 2029. Defeasance of the 650 Madison Avenue Loan Combination with direct, non-callable obligations of the United States of America or other obligations which are “government securities” is permitted under the 650 Madison Avenue Loan Combination documents at any time after the earlier of November 26, 2022 or the second anniversary of the securitization of the last portion of the 650 Madison Avenue Loan Combination.

Loan Combination Metrics
	% of Total Debt	Cut-off Date LTV	UW NOI Debt Yield	UW NCF DSCR
A Notes	73.4%	48.5%	10.0%	2.74x
$586,800,000
B Notes	26.7%	66.1%	7.3%	2.01x
$213,200,000

■	The Mortgaged Property. The 650 Madison Avenue Property is a 27-story, 600,415 SF Class A office building with grade level retail located in Midtown Manhattan on Madison Avenue between 59th and 60th Streets. The 650 Madison Avenue Property consists of 543,834 SF of Class A office space, 22,310 SF of ground floor retail space, and 34,271 SF of below-grade storage and flex space. The 650 Madison Avenue Property was originally constructed in 1957 as an eight-story building and in 1987 underwent a significant expansion and renovation, which added the office tower. Based on the underwritten rent roll dated October 1, 2019, the 650 Madison Avenue Property is currently 97.4% leased (based on NRA) to a diverse tenant roster including fashion (Ralph Lauren Corporation (“Ralph Lauren”)), healthcare (Memorial Sloan Kettering Cancer Center (“MSKCC”)) and luxury goods (Celine, Inc. (“Celine”)), as well as finance (Willett Advisors LLC). The top three tenants by UW Gross Rent (as defined below) are all investment grade rated tenants and account for 64.6% of net rentable area (“NRA”) and 58.9% of UW Gross Rent.

Office (91.9% of NRA; 74.5% of in-place UW Gross Rent)

The 543,834 SF of Class A office space at the 650 Madison Avenue Property is currently 97.9% occupied by 17 tenants that collectively contribute 72.0% of UW Base Rent and 74.5% of UW Gross Rent (inclusive of storage rent derived from office tenants). 358,491 SF of the office space (65.9% of Class A office NRA) at the 650 Madison Avenue Property is leased to two investment grade-rated office tenants (Ralph Lauren and Memorial Sloan Kettering Cancer Center).

LOAN # 1: 650 Madison Avenue

The largest office tenant at the 650 Madison Avenue Property, Ralph Lauren (rated A2/A- by Moody’s/S&P), occupies 46.1% of the 650 Madison Avenue Property’s NRA and accounts for 36.0% of UW Gross Rent. The tenant has occupied space in the 650 Madison Avenue Property since 1989 and has expanded several times. The 650 Madison Avenue Property serves as Ralph Lauren’s international headquarters. Ralph Lauren designs, markets, and distributes apparel, accessories, fragrances, and home furnishings under a wide range of brands and its operations include wholesale, retail, and licensing.

The second largest office tenant at the 650 Madison Avenue Property, Memorial Sloan Kettering Cancer Center (rated AA/Aa3/AA- by Moody’s/Fitch/S&P), occupies 16.8% of the 650 Madison Avenue Property’s NRA and accounts for 13.0% of UW Gross Rent. MSKCC signed a 10-year lease in 2013 to take over the approximately 100,000 SF medical office space that was previously occupied by Columbia Doctors, a faculty-run medical practice of Columbia University. The tenant has a separate entrance on the 60th Street and uses the space for medical purposes. Memorial Sloan Kettering Cancer Center is a cancer treatment and research institution in New York City, founded in 1884 as the New York Cancer Hospital. MSKCC is the largest and oldest private cancer center in the world, and is one of 50 National Cancer Institute-designated Comprehensive Cancer Centers.

Retail (5.3% of NRA; 25.5% of in-place UW Gross Rent)

The 22,310 SF of ground floor retail space at the 650 Madison Avenue Property is currently 87.4% occupied by five tenants that collectively contribute 28.0% of UW Base Rent and 25.5% of UW Gross Rent (inclusive of storage rent derived from retail tenants).

The ground floor retail space spans an entire block of the Madison Avenue retail corridor and, along with the second floor office space, was previously primarily occupied by Crate & Barrel until 2015. Since then, the borrower sponsors have executed leases with multiple luxury retailers including Celine, Moncler USA Inc (“Moncler”) (each utilizing its space as its respective brand’s flagship location) and B.A.P.E. in the ground floor retail space and an institutional tenant, Sotheby’s Int’l Realty Inc (“Sotheby’s”), in the second floor office space. The re-leasing has further diversified the rent roll at the 650 Madison Avenue Property and, based on UW Gross Rent, the new leases have extended the weighted average lease expiration date of the space previously occupied by Crate & Barrel (excluding Tod’s, which has been a ground floor retail tenant at the 650 Madison Avenue Property since 1998) to August 2029.

The largest retail tenant by UW Gross Rent, Celine, is a wholly owned subsidiary of LVMH (rated A1/A+ by Moody’s/S&P), occupies 1.7% of NRA and accounts for 10.0% of UW Gross Rent. Founded in 1945 by Céline Vipiana, Celine is a French ready-to-wear and leather luxury goods brand that has been owned by LVMH group (OTCMKTS: LVMUY) since 1996. The brand owns almost 140 stores worldwide and is distributed through a network including department stores such as Barneys New York (New York), Bergdorf Goodman (New York), Harrods (London) and Galeries Lafayette (Paris).The retail space showcases Celine’s NYC flagship store as well as the world’s largest Celine store.

LOAN # 1: 650 Madison Avenue

The following table presents certain information relating to the major tenants (of which certain tenants may have co-tenancy provisions) at the 650 Madison Avenue Property:

Largest Office & Retail Tenants

Office Tenant Names	Credit Rating (Fitch/MIS/S&P)(1)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration(4)	Renewal / Extension Options
Ralph Lauren	NR / A2 / A-	277,016	46.1%	$24,767,403	32.5%	$89.41	12/31/2024	1, 10-year option
Memorial Sloan Kettering Cancer Center(5)	AA / Aa3 / AA-	100,700	16.8	$9,362,079	12.3	92.97	7/31/2023	1, 5-year option
Willett Advisors LLC	NR / NR / NR	25,732	4.3	$3,988,460	5.2	155.00	12/31/2024	None
Sotheby’s	NR / B3 /B+	37,772	6.3	$3,459,915	4.5	91.60	11/30/2035	1, 5-year option
BC Partners Inc.		19,380	3.2	$2,298,086	3.0	118.58	1/31/2027	None
Largest Owned Tenants		460,600	76.7%	$43,875,943	57.6%	$95.26
Remaining Office Tenants		92,080	15.3	$10,957,911	14.4	$119.00
Total / Wtd. Avg. All Owned Tenant		552,680	92.0%	$54,833,855	72.0%	$99.21

Retail Tenants	Credit Rating (Fitch/MIS/S&P)(1)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration(4)	Renewal / Extension Options
Celine	NR / A1 / A+	10,223	1.7%	$8,600,017	11.3%	$841.24	2/28/2029	None
Moncler	NR / NR / NR	8,985	1.5%	$6,000,000	7.9%	$667.78	8/31/2026	1, 5-year option
Tod’s	NR / NR / NR	7,867	1.3%	$5,356,615	7.0%	$680.90	10/13/2023	None
B.A.P.E.(6)	NR / NR / NR	3,705	0.6%	$1,106,000	1.5%	$298.52	7/31/2030	None
Domenico Vacca(6)	NR / NR / NR	1,202	0.2%	$288,000	0.4%	$239.60	3/30/2030	None
Largest Owned Tenants		31,982	5.3%	$21,350,632	28.0%	$667.58
Vacant		15,753	2.6%	NAP	NAP	NAP
Total / Wtd. Avg. All Owned Tenants(7)		600,415	100.0%	$76,184,487	100.0%	$130.31

(1)	Source: Bloomberg.

(2)	Ratings are those of the parent entity whether or not the parent entity is a party to or guarantees the lease.

(3)	UW Base Rent includes contractual rent steps through July 2020 for non-investment grade-rated tenants and the straight-line average for investment grade-rated tenants. UW Base Rent in the table above excludes $10,080 attributable to an elevator marketing contract with Captivate LLC (0 SF).

(4)	Certain tenants reflected in the chart above and other tenants, although paying rent, may not be in occupancy with respect to all or a portion of their leased space, and/or under certain conditions may have the option to terminate all or a portion of their leased space prior to the lease expiration date. See “Description of the Mortgage Pool—Tenant Issues—Rights to Cease Operations (Go Dark) at the Leased Property” in the Preliminary Prospectus for more information regarding the foregoing and related tenant issues.

(5)	Memorial Sloan Kettering Cancer Center has the one-time option to terminate its lease upon at least 18 months prior written notice to the landlord, provided that (a) the termination date is not earlier than July 1, 2020, (b) the termination date is not later than June 30, 2022, (c) the termination date is at least 18 months following the date upon which the termination notice is received by the landlord, (d) MSKCC is required to pay to the landlord the termination payment simultaneously with the giving of such termination notice.

(6)	B.A.P.E. and Domenico Vacca are currently completing the build-out of their space and are expected to take occupancy in early 2020.

(7)	Total NRA is inclusive of the property management office but there is no associated rent.

The following table presents certain information relating to the lease rollover schedule at the 650 Madison Avenue Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Leases
2020	20,317	3.4%	3.4%	$2,479,060	3.3%	$122.02	2
2021	12,888	2.2	5.6%	1,538,559	2.0	$119.38	3
2022	3,218	0.5	6.1%	353,980	0.5	$110.00	2
2023	114,905	19.2	25.3%	15,320,804	20.1	$133.33	4
2024	313,250	52.3	77.5%	30,121,123	39.5	$96.16	13
2025	6,341	1.1	78.6%	729,215	1.0	$115.00	1
2026	16,755	2.8	81.4%	6,971,250	9.1	$416.07	2
2027	30,029	5.0	86.4%	3,866,158	5.1	$128.75	4
2028	0	0.0	86.4%	10,080	0.0	NAP	1
2029	10,223	1.7	88.1%	8,600,017	11.3	$841.24	1
2030 & Thereafter	55,540	9.3	97.4%	6,204,320	8.1	$111.71	5
Vacant	15,753	2.6	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.(3)	599,219	100.0%		$76,194,567	100.0%	$130.59	38

(1)	Calculated based on the approximate square footage occupied by each collateral tenant.

(2)	UW Base Rent includes contractual rent steps through July 2020 for non-investment grade-rated tenants and the straight-line average for investment grade-rated tenants

(3)	Excludes 1,196 SF which is non-revenue and attributable to the property management office.

LOAN # 1: 650 Madison Avenue

The following table presents certain information relating to historical leasing at the 650 Madison Avenue Property:

Historical Leased %(1)

2016	2017	2018	As of 10/1/2019(2)
94.3%	92.6%	92.2%	97.4%

(1)	As provided by the borrower and represents occupancy of December 31 unless otherwise indicated.

(2)	Based on the underwritten rent roll dated October 1, 2019.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 650 Madison Avenue Property:

Cash Flow Analysis(1)

	2016	2017	2018	TTM 9/30/2019	Underwritten	Underwritten $ per SF
In-Place Base Rent	$60,021,833	$65,301,771	$65,936,214	$68,490,075	$74,787,979	$124.56
Contractual Rent Steps(2)	0	0	0	0	1,406,588	2.34
Vacant Income	0	0	0	0	3,327,410	5.54
Reimbursements	7,020,651	7,750,395	8,784,226	9,361,042	10,762,016	17.92
Vacancy & Credit Loss(3)	(86,339)	(829,105)	0	75,003	(3,327,410)	(5.54)
Other Income	222,390	265,643	319,055	362,098	371,407	0.62
Effective Gross Income	$67,178,535	$72,488,704	$75,039,495	$78,288,218	$87,327,989	$145.45

Real Estate Taxes	$15,935,782	$16,699,910	$17,606,496	$18,301,078	$19,659,925	$32.74
Insurance	396,387	393,355	378,835	380,309	382,942	0.64
Utilities	1,068,264	1,112,310	1,147,244	1,153,209	1,161,237	1.93
Management Fee	1,117,542	1,475,379	1,413,137	1,402,802	873,280	1.45
Other Operating Expenses	5,959,366	6,266,404	5,936,287	6,089,283	6,824,111	11.37
Total Operating Expenses	$24,477,341	$25,947,358	$26,481,999	$27,326,681	$28,901,495	$48.14

Net Operating Income(4)	$42,701,194	$46,541,346	$48,557,496	$50,961,537	$58,426,495	$97.31
Replacement Reserves	0	0	0	0	150,104	0.25
TI/LC	0	0	0	0	1,500,000	2.50
Net Cash Flow	$42,701,194	$46,541,346	$48,557,496	$50,961,537	$56,776,391	$94.56

Occupancy	86.4%	87.9%	90.8%	91.1%	96.3%(3)
NOI Debt Yield	7.3%	7.9%	8.3%	8.7%	10.0%
NCF DSCR	2.06x	2.24x	2.34x	2.46x	2.74x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Contractual Rent Steps include $1,406,588 underwritten for various tenants through July 1, 2020.

(3)	Represents an underwritten economic vacancy of 3.7%.

(4)	The increase from TTM 9/30/2019 net Operating Income ($) to Underwritten Net Operating Income ($) at the 650 Madison Avenue Property is primarily attributable to the signing of six new leases since December 2018 as well as contractual rent steps.

■	Appraisal. According to the appraisal, the 650 Madison Avenue Property had an “as-is” appraised value of $1,210,000,000 as of October 31, 2019.

Appraisal Approach	“As-Is” Value	Discount Rate	Capitalization Rate
Discounted Cash Flow Approach	$1,210,000,000	6.00%	4.75%(1)

(1)	Represents the terminal cap rate.

■	Environmental Matters. According to the Phase I environmental report dated October 29, 2019, there are no recognized environmental conditions or recommendations for further action at the 650 Madison Avenue Property.

LOAN # 1: 650 Madison Avenue

■	Market Overview and Competition. The 650 Madison Avenue Property occupies a full block along Madison Avenue between East 59th and 60th Streets within the Plaza District office submarket and the Madison Avenue retail submarket. The Plaza District is the largest office submarket by SF in the country and is bounded by 65th Street to the north, the East River to the east, 47th Street on the south, and Avenue of the Americas on the west. The Madison Avenue retail submarket is located on Madison Avenue between 57th and 72nd Streets. According to the appraisal, Class A office space in the Plaza District had an inventory of approximately 78.2 million SF of office space, direct asking rents of $99.29 per SF and a direct vacancy rate of 8.1% as of the third quarter of 2019. According to the appraisal, the 650 Madison Avenue Property is located within the Madison/Fifth Avenue Class A office micro-market. As of the third quarter of 2019, the Madison/Fifth Avenue Class A office micro-market had an inventory of approximately 18.9 million SF of office space and direct asking rents of $102.23 per SF. The 650 Madison Avenue Property’s UW Gross Rents for office space range from $94.04 per SF to $176.76 per SF, which is comparable to the Direct Asking Rent per SF for the appraiser’s competitive set as set forth below.

Competitive Set (Office Buildings)(1)
						Direct Asking Rent per SF
Property	Office Area (NRA)	Direct Avail. SF	Sublease Avail. SF	Occupied % Direct	Occupied % Total	Low	High
510 Madison Avenue	350,000	12,640	11,500	96.4%	93.1%	$99.00	$129.00
520 Madison Avenue	849,600	114,847	0	86.5%	86.5%	$105.00	$128.00
590 Madison Avenue	1,016,413	215,501	32,189	78.8%	75.6%	$90.00	$145.00
660 Madison Avenue	239,113	0	24,544	100.0%	89.7%	NAP	NAP
712 Fifth Avenue	457,281	72,333	12,090	84.2%	81.5%	$115.00	$175.00
745 Fifth Avenue	410,000	17,938	22,301	95.6%	90.2%	$128.00	$150.00
399 Park Avenue	1,250,000	96,203	47,488	92.3%	88.5%	$110.00	$110.00
450 Park Avenue	247,242	7,841	0	96.8%	96.8%	$125.00	$125.00
499 Park Avenue	265,000	11,303	11,512	95.7%	91.4%	$100.00	$100.00
Total	5,084,649	548,606	161,624
Wtd. Avg.(2)	564,961	60,956	17,958	89.2%	86.0%	$90.00	$175.00

(1)	Source: Appraisal

(2)	Wtd. Avg. figures for the Direct Asking Rent per SF represent the low and high end of each respective range.

The appraiser concluded blended market rents of $108.87 per SF and $986.96 per SF for the office and ground level retail space, respectively. Based on the appraiser’s market rents, the 650 Madison Avenue Property’s in place rent is approximately 8.0% below market rent.

Market Rent Analysis (Office)		Market Rent Analysis (Retail)
Floors	Rent per SF	Tenant Category	Rent per SF
Concourse	$50.00	Below Grade	$35.00
2 to 7	$97.00	60th Corner	$1,250.00
8 to 10	$106.00	60th Street	$250.00
11 to 15	$116.00	59th Corner	$1,250.00
16 to 18	$127.00	59th Street	$350.00
19 to 22	$137.00	59th Midblock	$550.00
23 to 27	$147.00	Inline	$1,250.00

■	The Borrower. The borrower is 650 Madison Owner LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 650 Madison Avenue Loan Combination. The non-recourse carveout guarantors are Vornado Realty L.P. (“Vornado”) and OPG Investment Holdings (US), LLC (“Oxford Guarantor”). Vornado and Oxford Guarantor are liable on a several basis, 50% to Vornado and 50% to Oxford Guarantor, subject to, with respect to each guarantor, an $80,000,000 cap on the full recourse carve-outs relating to bankruptcy and substantive consolidation and a $400,000,000 cap on all other guaranteed obligations. The borrower sponsors of the 650 Madison Avenue Loan are Vornado and Oxford Properties Group (“Oxford”). Vornado is one of the largest owners and operators of commercial

LOAN # 1: 650 Madison Avenue

real estate in the United States with a portfolio of Class A office, high-value street retail and other property types, primarily located in New York City, aggregating over 37.1 million SF. Oxford is a global real estate investor with approximately $45.0 billion of assets under management on behalf of Ontario Municipal Employees Retirement System (“OMERS”), one of Canada’s largest pension plans. In New York City, Oxford partnered with Crown Acquisitions to acquire Olympic Tower (a 380,000 SF office tower with retail space which includes the Cartier Mansion, Versace townhouse, Furla, and Armani Exchange), and with the Related Companies in the development of Hudson Yards. The joint venture of Vornado and Oxford includes other investors such as Crown Acquisitions. Crown Acquisitions is a real estate firm focused on luxury retail and has previously served as the 650 Madison Avenue Property’s retail operating advisor.

■	Escrows. On the origination date of the 650 Madison Avenue Loan, the borrower funded reserves of (i) $3,197,699 for outstanding tenant improvements and/or leasing commissions and (ii) $6,378,315 for free rent.

Real Estate Tax Reserve: On each monthly payment date during the continuance of a 650 Madison Avenue Trigger Period (as defined below) or 650 Madison Avenue Specified Tenant Trigger Period (as defined below), the borrower is required to deposit 1/12th of an amount which would be sufficient to pay taxes for the next ensuing 12 months.

Insurance Reserve: On each monthly payment date during the continuance of a 650 Madison Avenue Trigger Period or a 650 Madison Avenue Specified Tenant Trigger Period, insurance deposits are required in an amount equal to 1/12th of an amount which would be sufficient to pay the insurance premium due for the renewal of the coverage afforded by the insurance policies upon the expiration thereof. If the liability or casualty insurance policy maintained by the borrower covering the 650 Madison Avenue Property constitutes an acceptable blanket policy, then no insurance deposits are required.

Rollover Reserve: On each monthly payment date during the continuance of a 650 Madison Avenue Trigger Period, the borrower is required to deposit into the rollover account an amount equal to $125,000.

Capital Expenditures Reserve: On each monthly payment date during the continuance of a 650 Madison Avenue Trigger Period, the borrower is required to deposit into the capital expenditure account an amount equal to 1/12th of $0.25 multiplied by the aggregate number of rentable SF then contained in the 650 Madison Avenue Property, which for avoidance of doubt will exclude rentable square footage contained in any Condominium Unit that was previously released from the collateral for the Mortgage Loan.

Operating Expense Reserve: On each monthly payment date during the continuance of a 650 Madison Avenue Trigger Period or a 650 Madison Avenue Specified Tenant Trigger Period, the borrower is required to deposit into the operating expense account an amount sufficient to pay monthly operating expenses for the month immediately preceding the month in which such payment date occurs in accordance with the approved annual budget

■	Lockbox and Cash Management. The 650 Madison Avenue Loan is subject to a hard lockbox with springing cash management. The borrower must cause all rents to be delivered directly to the clearing account with the clearing bank. During the continuance of a 650 Madison Avenue Trigger Period or a 650 Madison Avenue Specified Tenant Trigger Period, the clearing bank must transfer all amounts on deposit in the clearing account once each business day to the cash management account. Funds on deposit in the cash management account will be applied on each payment date in the order and priority set forth in the 650 Madison Avenue Loan Documents. In the absence of a 650 Madison Avenue Trigger Period or a 650 Madison Avenue Specified Tenant Trigger Period, all excess cash flow will be deposited into the borrower’s operating account. During a 650 Madison Avenue Trigger Period, the excess cash flow will be held by the lender and applied in accordance with the terms of the 650 Madison Avenue Loan documents.

A “650 Madison Avenue Trigger Period” means a period (A) commencing upon the earliest to occur of: (i) the debt yield falling below 6.00% for two consecutive quarters , or (ii) an event of default , and (B) terminating upon (x) with respect to clause (i) above, the debt yield being equal or greater than 6.00% for two consecutive quarters or the delivery by the borrower to the lender of cash collateral or a letter of credit in order to achieve such debt yield, or (y) with respect to clause (ii) above, the event of default has been cured.

For the avoidance of doubt, the existence of a 650 Madison Specified Tenant Trigger Period (as defined below) will not, by itself, cause a 650 Madison Trigger Period.

Upon a 650 Madison Specified Tenant Trigger Period and prior to a 650 Madison Specified Tenant Trigger Period Cure, a Specified Tenant reserve will be funded monthly until the lender has swept up to $80.00 per SF for the vacating

LOAN # 1: 650 Madison Avenue

Specified Tenant space into the Specified Tenant reserve. Funds in the Specified Tenant reserve will be released to the borrower upon the occurrence of an applicable 650 Madison Avenue Specified Tenant Trigger Period Cure.

A “650 Madison Avenue Specified Tenant Trigger Period” means a period commencing upon the earliest of: (i) any bankruptcy of Ralph Lauren Corporation (together with any single tenant replacing the foregoing and paying no less than 30% of the total gross rent payable at the Property, a “Specified Tenant”), (ii) delivery of any notice of termination or cancellation by a Specified Tenant for all or any portion of the Specified Tenant’s lease and/or if any Specified Tenant’s lease fails to otherwise be in full force and effect, (iii) the Specified Tenant being in monetary default of base rent or any material non-monetary default under the Specified Tenant’s lease beyond applicable notice and cure periods, (iv) the Specified Tenant failing to be in actual, physical possession and operating or dark in the Specified Tenant’s space, provided that it will not be a trigger under this clause (iv) if such Specified Tenant is rated an investment grade rated tenant by at least one of Moody’s, S&P and/or Fitch, or (v) a Specified Tenant’s failure to provide written notice to the borrower of renewal of its lease upon the earlier to occur of 18 months prior to its then current applicable lease expiration and the renewal notice period required under the applicable lease, and ending upon the occurrence of an applicable 650 Madison Avenue Specified Tenant Trigger Period Cure.

A “650 Madison Avenue Specified Tenant Trigger Period Cure” means as applicable, (a) the Specified Tenant affirming its lease in the applicable bankruptcy proceeding pursuant to a final, non-appealable order, (b) the lender’s receipt of reasonably satisfactory evidence that, among other things, the applicable vacant or dark space referred to in clause (iv) of the definition of “650 Madison Avenue Specified Tenant Trigger Period” is leased, open for business and the applicable tenant is paying full unabated rent, (c) the lender’s receipt of evidence reasonably satisfactory that the default under the Specified Tenant’s lease has been cured, (d) the Specified Tenant’s revocation or rescission of all termination or cancellation notices with respect to the Specified Tenant’s lease and reaffirmation that the Specified Tenant’s lease is in full force and effect, and/or (e) the lender receives reasonably satisfactory evidence that (i) that Specified Tenant has renewed its lease prior to its then applicable lease expiration or (ii) the Specified Tenant’s space is leased for a minimum term of five (5) years, the replacement tenant has taken actual physical possession of the Specified Tenant’s space and the replacement tenant is paying full unabated rent. A 650 Madison Avenue Specified Tenant Trigger Period Cure will also be deemed to have occurred if the debt yield is equal to or greater than 7.5% (excluding gross revenue from any Specified Tenant who is then subject to a 650 Madison Avenue Specified Tenant Trigger Period, but including revenue on a pro forma basis from any new lease with respect to all or any portion of the space demised to such Specified Tenant that was entered into in accordance with the terms of this 650 Madison Avenue Loan Combination agreement).

■	Property Management. The 650 Madison Avenue Loan Combination is managed by 650 Madison Office Manager LLC with respect to the office space, and 650 Madison Retail Manager LLC with respect to the retail space, each an affiliate of the borrower sponsor, pursuant to separate management agreements. Under the 650 Madison Avenue Loan Combination documents, the lender may require the borrower to terminate the any management agreement and replace the applicable property manager if: (i) an event of default under the 650 Madison Avenue Loan Combination documents exists, (ii) there exists a material default by the property manager under the management agreement beyond all applicable notice and cure periods, or (iii) the property manager becomes insolvent or a debtor in any bankruptcy or insolvency proceeding or (iv) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds. Provided that no event of default is occurring under the 650 Madison Avenue Loan Combination documents, the borrower may, without the lender’s approval and without a rating agency confirmation, terminate the management agreement and replace the manager with certain managers as set forth in the 650 Madison Avenue Loan Combination documents.

■

Condominium Conversion. The borrower has the right to convert the entire 650 Madison Avenue Property to a commercial condominium form of ownership (a “Condominium Conversion”), provided that, among other conditions (i) the resulting condominium regime (the “Condominium”) consists exclusively of the three condominium units (collectively, the “Condominium Units”, each, a “Condominium Unit”) identified in the 650 Madison Avenue Loan Combination documents, (ii) no event of default is continuing, (iii) the condominium declaration and bylaws, all related documents, instruments and agreements (collectively the “Condominium Documents”) will be in the respective forms indicated in the 650 Madison Avenue Loan Combination documents or as otherwise approved by the lender in writing (which approval must not be unreasonably withheld, conditioned or delayed), and (iv) the borrower delivers to the lender such usual and customary documents and other agreements as may be reasonably required by the lender in connection with the Condominium Conversion, including, but not limited to, an amendment to the mortgage and amendments and reaffirmations to the terms and conditions of the 650 Madison Avenue Loan Combination documents reasonably required by the lender, and (v) the borrower has the right to transfer the Condominium Units to one or more transferee

LOAN # 1: 650 Madison Avenue

borrowers that will assume on a joint and several basis all of borrower’s obligations under the 650 Madison Avenue Loan Combination documents, provided (A) such transferee borrowers will be either (I) controlled by an eligible qualified owner in accordance with the 650 Madison Avenue Loan Combination documents that owns (x) by itself, at least 20% of the common equity interest in such transferee borrowers and (y) together with one or more other eligible qualified owner and/or institutional investors, at least 51% of the common equity interest in such transferee borrowers, with any person owning 10% or more of the equity interests in transferee borrower being a qualified transferee or (II) owned and controlled by one or more entities approved by the lender that are qualified transferees and are otherwise qualified to own the 650 Madison Avenue Property, and (B) rating agency confirmation will be required solely with respect to the legal structure of the transferee borrower(s), the documentation of the loan assumption and the related legal opinions.

■	Release of Collateral. Provided no event of default is continuing, the borrower has the right at any time after the earlier of (a) November 26, 2022, and (b) the date that is two years after the closing date of the securitization that includes the last note to be securitized, and provided that a Condominium Conversion has occurred, to obtain the release of one or more Condominium Units solely in connection with a partial defeasance, subject to the satisfaction of certain conditions including, without limitation, (i) defeasing a portion of the 650 Madison Avenue Loan in an amount that is equal to or greater than 125% of an allocated loan amount for the applicable Condominium Unit determined by dividing the 650 Madison Avenue Loan among the various condominium units pro rata based on their respective appraised values based upon an appraisal of the 650 Madison Avenue Property at the time of the release, provided that (x) the debt yield with respect to the condominium unit(s) remaining subject to the lien of the mortgage after such partial defeasance must, in the aggregate, be equal to or greater than 7.3% and (y) the loan-to-value ratio with respect to the Condominium Unit(s) remaining subject to the lien of the mortgage after such partial defeasance must be equal to or less than 67%, in each case unless approved by the lender in its reasonable discretion, (ii) after giving effect to the partial defeasance, the debt yield for the four calendar quarters then most recently ended, recalculated to include only income and expense attributable to the portion of the 650 Madison Avenue Property that continues to be subject to the liens of the loan documents after the contemplated defeasance and to exclude the interest expense on the aggregate amount defeased, must be no less than the greater of (x) 7.3% and (y) the lesser of (a) the debt yield immediately prior to such release, and (b) 9.125%, and (iii) at the lender’s request, delivery of a rating agency confirmation.

LOAN # 1: 650 Madison Avenue

■	Current Mezzanine or Secured Subordinate Indebtedness. On November 26, 2019, CREFI, BCREI, BMO Harris and GS Bank funded the 650 Madison Avenue Junior Non-Trust Notes in the amount of $213,200,000. The 650 Madison Avenue Junior Non-Trust Notes have an interest rate of 3.48600% per annum and is coterminous with the 650 Madison Avenue Senior Notes. The 650 Madison Avenue Loan Combination is subject to a co-lender agreement. Based on the 650 Madison Avenue Loan Combination of Cut-off Date Balance $800,000,000, the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NCF and Debt Yield Based on Underwritten NOI are illustrated below.

Financial Information

	650 Madison Avenue Senior Notes	650 Madison Avenue Loan Combination
Cut-off Date Balance	$586,800,000	$800,000,000
Cut-off Date LTV Ratio	48.5%	66.1%
Maturity Date LTV Ratio	48.5%	66.1%
DSCR Based on Underwritten NCF	2.74x	2.01x
Debt Yield Based on Underwritten NOI	10.0%	7.3%

■	Terrorism Insurance. The 650 Madison Avenue Loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 650 Madison Avenue Property, plus business interruption coverage in an amount equal to 100% of the projected gross income for the 650 Madison Avenue Property until the completion of restoration or the expiration of 24 months, with a 12-month extended period of indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is no greater than $50,000. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

 LOAN #2: 1633 Broadway

LOAN #2: 1633 Broadway

LOAN #2: 1633 Broadway

LOAN #2: 1633 Broadway

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC, GACC
Location (City/State)	New York, New York	Cut-off Date Principal Balance(2)		$110,000,000
Property Type	Office	Cut-off Date Principal Balance per SF(1)		$390.78
Size (SF)	2,561,512	Percentage of Initial Pool Balance		9.0%
Total Occupancy as of 10/31/2019	98.4%	Number of Related Mortgage Loans		None
Owned Occupancy as of 10/31/2019	98.4%	Type of Security		Fee Simple
Year Built / Latest Renovation	1972 / 2013	Mortgage Rate		2.99000%
Appraised Value	$2,400,000,000	Original Term to Maturity (Months)		120
Borrower Sponsors	Paramount Group Operating Partnership LP	Original Amortization Term (Months)		NAP
Property Management	Paramount Group Property-Asset Management LLC	Original Interest Only Period (Months)		120
		First Payment Date		1/6/2020
		Maturity Date		12/6/2029

Underwritten Revenues	$190,585,947
Underwritten Expenses	$71,435,784	Escrows(3)
Underwritten Net Operating Income (NOI)	$119,150,163		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$116,677,727	Taxes	$0	$0
Cut-off Date LTV Ratio(1)	41.7%	Insurance	$0	$0
LTV Ratio at Maturity(1)	41.7%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	3.93x / 3.84x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	11.9% / 11.7%	Other(4)	$36,389,727	$0

Sources and Uses
Sources	$	%	Uses	$	%
Senior Loan Combination Amount	$1,001,000,000	80.1%	Loan Payoff	$1,052,884,467	84.2%
Subordinate Loan Amount	249,000,000	19.9	Principal Equity Distribution	139,885,652	11.2
			Reserves	36,389,727	2.9
			Origination Costs	20,840,154	1.7

Total Sources	$1,250,000,000	100.0%	Total Uses	$1,250,000,000	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the 1633 Broadway Senior Loans and excludes the 1633 Broadway Subordinate Loans unless otherwise specified. See “—The Mortgage Loan” below.
(2)	The 1633 Broadway Loan consists of the non-controlling Notes A-1-C-1, A-1-C-5, and A-2-C-1-A and is part of the 1633 Broadway Loan Combination, evidenced by 35 senior pari passu notes and four subordinate notes, with an aggregate outstanding principal balance as of the Cut-Off Date of $1,250,000,000. For additional information, see “—The Mortgage Loan” below.
(3)	See “—Escrows” below.
(4)	Other reserve represents unfunded obligations related to multiple tenants. See “—Escrows” below.
■	The Mortgage Loan. The mortgage loan (the “1633 Broadway Loan”) is part of a loan combination (the “1633 Broadway Loan Combination”) consisting of 35 senior pari passu promissory notes with an aggregate original principal balance of $1,001,000,000 (the “1633 Broadway Senior Loans”) and four subordinate pari passu notes with an aggregate original principal balance of $249,000,000 (the “1633 Broadway Subordinate Loans”). The 1633 Broadway Loan Combination has an aggregate original principal balance of $1,250,000,000 and is secured by a first mortgage encumbering the borrowers’ fee simple interest in an office building in New York, New York (the “1633 Broadway Property”).

The 1633 Broadway Loan, which will be included in the CGCMT 2020-GC46 securitization transaction, is evidenced by the non-controlling notes A-1-C-1, A-1-C-5, and A-2-C-1-A has an aggregate outstanding principal balance as of the Cut-off Date of $110,000,000 and represents approximately 9.0% of the Initial Pool Balance. GSMC is contributing note A-1-C-1 and A-1-C-5 with an aggregate outstanding principal balance as of the Cut-off Date of $82,500,000 and GACC is contributing note A-2-C-1-A with an aggregate outstanding principal balance as of the Cut-Off Date of $27,500,000.

The 1633 Broadway Loan Combination was co-originated by Goldman Sachs Bank USA (“GSBI”), JPMorgan Chase Bank, National Association (“JPMCB”), DBR Investments Co. Limited (“DBRI”) and Wells Fargo Bank, National Association (“WFB”) on November 25, 2019. The 1633 Broadway Loan Combination has an interest rate of 2.99000% per annum. The borrowers utilized the proceeds of the 1633 Broadway Loan Combination to refinance existing debt on the 1633 Broadway Property, fund reserves, pay origination costs and return equity to the borrower sponsor.

The 1633 Broadway Loan Combination had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The 1633 Broadway Loan Combination requires interest-only payments during its term. The scheduled maturity date of the 1633 Broadway Loan Combination is the due date in December 2029. Voluntary prepayment of the 1633 Broadway Loan is permitted on or after the due date in June 2029. At any time after the earlier to occur of (i) November 25, 2022 and (ii) the second anniversary of the closing date of the securitization into which the last note of the 1633 Broadway Loan Combination is deposited, the 1633 Broadway Loan Combination may be defeased in whole (or in part) with direct, non-callable obligations of the United States of America.

 LOAN #2: 1633 Broadway

The table below summarizes the promissory notes that comprise the 1633 Broadway Loan Combination. The relationship between the holders of the 1633 Broadway Loan Combination is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Loan Combinations—The 1633 Broadway Pari Passu-AB Loan Combination” in the Preliminary Prospectus.

Loan Combination Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-S-1	$250,000	$250,000	BWAY 2019-1633	No
A-1-C-1	50,000,000	50,000,000	CGCMT 2020-GC46	No(1)
A-1-C-2	45,000,000	45,000,000	GSMS 2020-GC45	No
A-1-C-3, A-1-C-4, A-1-C-6, A-1-C-7	122,500,000	122,500,000	GSBI(2)	No
A-1-C-5	32,500,000	32,500,000	CGCMT 2020-GC46	No
A-2-S-1	250,000	250,000	BWAY 2019-1633	No
A-2-C-1-A	27,500,000	27,500,000	CGCMT 2020-GC46	No
A-2-C-1-B	22,500,000	22,500,000	BMARK 2020-B16	No
A-2-C-2, A-2-C-3-A, A-2-C-4, A-2-C-6, A-2-C-7	170,000,000	170,000,000	DBRI(2)	No
A-2-C-3-B	15,000,000	15,000,000	BMARK 2020-IG1	No
A-2-C-5	15,000,000	15,000,000	GSMS 2020-GC45	No
A-3-S-1	250,000	250,000	BWAY 2019-1633	No
A-3-C-1-A, A-3-C-3, A-3-C-4, A-3-C-5, A-3-C-6, A-3-C-7	177,850,000	177,850,000	JPMCB(2)	No
A-3-C-1-B	22,500,000	22,500,000	BMARK 2020-B16	No
A-3-C-2	49,650,000	49,650,000	BMARK 2020-IG1	No
A-4-S-1	250,000	250,000	BWAY 2019-1633	No
A-4-C-1	50,000,000	50,000,000	BANK 2020-BNK25	No
A-4-C-2	50,000,000	50,000,000	BANK 2020-BNK25	No
A-4-C-3, A-4-C-6, A-4-C-7	80,000,000	80,000,000	WFB(2)	No
A-4-C-4	40,000,000	40,000,000	WFCM 2020-C55	No
A-4-C-5	30,000,000	30,000,000	WFCM 2020-C55	No
Total Senior Notes	$1,001,000,000	$1,001,000,000
B-1	62,250,000	62,250,000	BWAY 2019-1633	Yes(1)
B-2	62,250,000	62,250,000	BWAY 2019-1633	Yes(1)
B-3	62,250,000	62,250,000	BWAY 2019-1633	Yes(1)
B-4	62,250,000	62,250,000	BWAY 2019-1633	Yes(1)
Total	$1,250,000,000	$1,250,000,000

(1)	During the continuance of a control shift event relating to the BWAY 2019-1633 securitization transaction (i.e., when the most senior class of certificates in such transaction have been control appraised out), Note A-1-C-1 will be the controlling note. See “Description of the Mortgage Pool—The Loan Combinations—The 1633 Broadway Pari Passu-AB Loan Combination” in the Preliminary Prospectus.
(2)	The related notes are currently held by the Note Holder identified in the table above and are expected to be contributed to one or more future securitization transactions.

 LOAN #2: 1633 Broadway

The capital structure for the 1633 Broadway Loan Combination is shown below:

1633 Broadway Total Debt Capital Structure

(1)	The 1633 Broadway Loan Combination interest rate is 2.99000%.
(2)	Based on the Appraised Value of $2.40 billion.
(3)	UW NOI Debt Yield and UW NCF DSCR are calculated based on an UW NOI and UW NCF of $119,150,163 and $116,677,727, respectively. See “Underwritten Cash Flow Analysis” in this Term Sheet.
(4)	Based on the Appraised Value of $2.40 billion, the Implied Borrower Sponsor Equity is $1.15 billion.

■	The Mortgaged Property. The 1633 Broadway Property is an approximately 2.6 million SF, 48-story office tower that is situated with a full block of Broadway frontage between 50th and 51st Streets in Midtown Manhattan. The 1633 Broadway Property contains views of the Hudson River, Central Park, and Midtown from above the 36th floor. In addition to the office space, the 1633 Broadway Property includes retail space (anchored by Equinox), a parking garage across three levels below grade, two theaters comprising a total of 145,192 SF (the Gershwin Theatre and Circle in the Square Theatre) and storage space comprising 18,384 SF.

The 1633 Broadway Property is located on a 90,400 SF parcel comprising the entire western block front of Broadway between West 50th and West 51st Streets within the Westside office submarket of Midtown. The 1633 Broadway Property was constructed in 1972 and was most recently renovated in 2013. Since 2010, the borrower sponsor has invested a total of approximately $41.6 million in lobby renovations, plaza redevelopment, and retail renovations. In addition, the borrower sponsor has invested approximately $230 million in tenant improvements and leasing commissions since 2010. Going forward, the borrower sponsor provided a 10-year renovation budget which totals approximately $55.98 million; the renovation budget is anticipated to be utilized for items including a roof replacement, structural upgrades, fire alarm system upgrades, Gershwin Theatre upgrades, completion of the terrace on the 47th and 48th floors, and development of the Retail Cube. Such renovations are not required by the 1633 Broadway Loan Combination documents, and have not been reserved for. We cannot assure you that such renovation will proceed as expected or at all.

The 1633 Broadway Property comprises 2,561,512 SF and was 98.4% leased as of October 31, 2019. The 1633 Broadway Property benefits from a strong office component, which is currently 100.0% leased to 17 tenants. The retail space within the 1633 Broadway Property totals approximately 80,000 SF of net rentable area and is anchored by Equinox (25,458 SF) through February 2040. Approximately 94.3% of the underwritten rent is from office tenants.

 LOAN #2: 1633 Broadway

The largest tenant based on underwritten base rent, Allianz Asset Management of America L.P. (“Allianz”) (12.5% of NRA; 15.7% of underwritten base rent), occupies 320,911 SF. Allianz occupies six suites with leases expiring in January 2031. Allianz is an asset manager with over 800 investment professionals in 25 offices worldwide and manages assets for individuals, families and institutions. The 1633 Broadway Property serves as the United States headquarters for Allianz.

The second largest tenant based on underwritten base rent, Morgan Stanley & Co (“Morgan Stanley”) (10.2% of NRA; 11.1% of underwritten base rent), occupies 260,829 SF of office space. Morgan Stanley occupies five suites with leases expiring in March 2032. Morgan Stanley, a financial holding company, provides various financial products and services to corporations, governments, financial institutions and individuals in the Americas, Europe, the Middle East, Africa and Asia. The company operates through three segments: Institutional Securities, Wealth Management and Investment Management.

The third largest tenant based on underwritten base rent, WMG Acquisition Corp (“Warner Music Group”) (11.5% of NRA; 10.4% of underwritten base rent), occupies 293,888 SF of office space. Warner Music Group is an American multinational entertainment and record label conglomerate. It is one of the “Big Three” recording companies and the third largest in the global music industry, next to Universal Music Group and Sony Music Entertainment. Warner Music Group is headquartered at the 1633 Broadway Property.

The 1633 Broadway Property features two theatres that comprise 5.7% of the total net rentable area and account for 1.2% of the underwritten rental revenue. The larger of the two theatres is the U. T. Associates of the Gershwin Theatre (“Gershwin Theatre”), which is notable for hosting Wicked since 2003. The Gershwin theatre contains three, five-year renewal options that could potentially extend the term through May 2042. The 1633 Broadway Property contains an additional theatre known as the Circle in the Square, which comprises approximately 800 seats and 34,570 SF and currently hosts the show OKLAHOMA! The 1633 Broadway Property also houses the Circle in the Square Theatre School, the only accredited training conservatory associated with a Broadway theatre, which offers two, two-year training programs, in acting and musical theatre. The tenant currently pays a total contract rent of $864,250, or $25.00 per SF through September 2021.

The parking component within the 1633 Broadway Property consists of 250-space parking garage across three levels below grade and comprises 64,158 SF. The space is currently leased to ABM Parking Services, Inc., a parking garage operator, which will occupy the space through July 2026. The operator is responsible for a contract rent of approximately $2.39 million, or $10,168 per space, which will increase by 1.50% per annum throughout the remainder of the lease.

 LOAN #2: 1633 Broadway

The following table presents certain information relating to the tenants at the 1633 Broadway Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA(2)	% of GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF(2)	Lease Expiration	Renewal / Extension Options
Allianz(3)	AA- / Aa3 / AA	320,911	12.5%	$26,527,064	15.7%	$82.66	1/31/2031	5 or 10-year terms; 15 years max in aggregate
Morgan Stanley(4)	A / A3 / BBB+	260,829	10.2	18,677,050	11.1	71.61	3/31/2032	2, 5-year or 1, 10-year option
WMG Acquisition Corp(5)	NR / NR / NR	293,888	11.5	17,520,179	10.4	59.62	7/31/2029	1, 5 or 10-year option
Showtime Networks Inc	BBB / Baa2 / BBB	261,196	10.2	14,438,861	8.6	55.28	1/31/2026	1, 5 or 10-year option
Kasowitz Benson Torres(6)	NR / NR / NR	203,394	7.9	13,830,452	8.2	68.00	3/31/2037	2, 5-year options
New Mountain Capital, LLC(7)	NR / NR / NR	108,374	4.2	9,320,164	5.5	86.00	10/15/2035	1, 5-year option
Charter Communications Holding	NR / Ba2 / BB+	106,176	4.1	8,918,784	5.3	84.00	12/15/2025	None
MongoDB, Inc.	NR / NR / NR	106,230	4.1	8,073,480	4.8	76.00	12/31/2029	1, 5-year option
Travel Leaders Group, LLC	NR / NR / B+	107,205	4.2	7,994,846	4.7	74.58	12/31/2033	1, 5-year option
Assured Guaranty Municipal	NR / NR / A	103,838	4.1	7,256,550	4.3	69.88	2/28/2032	1, 5-year option
Total / Wtd. Avg.		1,872,041	73.1%	$132,557,430	78.5%	$70.81
Remaining Owned Tenants		649,710	25.4	36,213,171	21.5	55.74
Vacant Spaces (Owned Space)		39,761	1.6	0	0.0	0.00
Totals / Wtd. Avg. All Owned Tenants		2,561,512	100.0%	$168,770,601	100.0%	$66.93

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Borrowers’ owned space. Does not include non-owned anchors or outparcels.
(3)	Allianz subleases 20,600 SF of suite 4600 (totaling 54,118 SF) to Triumph Hospitality at a base rent of $46.80 PSF through December 30, 2030. Triumph Hospitality further subleases 3,000 SF of suite 4600 to Stein Adler Dabah & Zelkowitz at a base rent of $41.33 PSF through July 31, 2022. Underwritten base rent is based on the contractual rent under the prime lease.
(4)	Morgan Stanley has the option to terminate its lease as to all or any portion (but not less than one full floor) of its space at any time after April 1, 2027, upon 18 months’ notice and payment of a termination fee.
(5)	WMG Acquisition Corp subleases 3,815 SF of suite 0400 (totaling 36,854 SF) to Cooper Investment Partners LLC at a base rent of $58.37 PSF on a month-to-month basis. Underwritten base rent is based on the contractual rent under the prime lease.
(6)	Kasowitz Benson Torres subleases a collective 32,487 SF of Suite 2200 (totaling 50,718 SF) to three tenants. Delcath Systems, Inc. subleases 6,877 SF and pays a rent of $68.50 PSF through February 28, 2021; Avalonbay Communities subleases 12,145 SF through October 31, 2026 and pays a current rent of $74.00 PSF; Cresa New York subleases 13,195 SF and pays a rent of $65.00 PSF through April 30, 2021. Kasowitz Benson Torres has the right to terminate one full floor of the premises located on the uppermost or lowermost floors, effective as of March 31, 2024, upon notice by March 31, 2023. Underwritten base rent is based on the contractual rent under the prime lease.
(7)	New Mountain Capital, LLC has executed a lease but has not yet taken occupancy or begun paying rent. We cannot assure you that they will take occupancy or begin paying rent as expected or at all.

The following table presents certain information relating to the lease rollover schedule at the 1633 Broadway Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF(2)	# of Expiring Leases
MTM	9,482	0.4%	0.4%	$638,145	0.4%	$67.30	10
2020	960	0.0	0.4%	28,800	0.0	$30.00	2
2021	86,460	3.4	3.8%	4,756,000	2.8	$55.01	3
2022	116,337	4.5	8.3%	2,813,374	1.7	$24.18	4
2023	38,550	1.5	9.8%	1,299,854	0.8	$33.72	2
2024	51,276	2.0	11.8%	4,666,116	2.8	$91.00	1
2025	106,176	4.1	16.0%	8,918,784	5.3	$84.00	1
2026	383,584	15.0	31.0%	20,397,741	12.1	$53.18	3
2027	55,247	2.2	33.1%	4,584,436	2.7	$82.98	2
2028	90,001	3.5	36.6%	6,043,229	3.6	$67.15	2
2029	399,717	15.6	52.2%	25,579,624	15.2	$63.99	3
2030	0	0.0	52.2%	0	0.0	$0.00	0
2031 & Thereafter	1,183,961	46.2	98.4%	89,044,498	52.8	$75.21	10
Vacant	39,761	1.6	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	2,561,512	100.0%		$168,770,601	100.0%	$66.93	43

(1)	Calculated based on approximate square footage occupied by the tenants.
(2)	UW Base Rent and UW Base Rent $ per SF reflect the contractual base rent as of October 31, 2019.

 LOAN #2: 1633 Broadway

The following table presents certain information relating to historical occupancy at the 1633 Broadway Property:

Historical Leased %(1)

2016	2017	2018	As of 10/31/2019
86.3%	95.4%	95.4%	98.4%

(1)	As provided by the borrowers and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.
■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 1633 Broadway Property:

Cash Flow Analysis(1)

	2016	2017	2018	TTM 9/30/2019	Underwritten	Underwritten $ per SF
Base Rent(2)	$141,156,682	$143,219,431	$160,621,035	$161,646,240	$168,770,601	$65.89
Credit Tenant Rent Steps(3)	0	0	0	0	7,558,579	2.95
Potential Income from Vacant Space	0	0	0	0	2,879,875	1.12
Reimbursements	9,150,315	11,228,307	13,952,510	16,874,074	15,267,588	5.96
Gross Potential Rent	$150,306,997	$154,447,738	$174,573,545	$178,520,314	$194,476,643	$75.92
Other Income(4)	5,692,549	5,017,065	4,645,691	4,240,034	4,279,853	1.67
Concessions	0	0	0	0	0	0.00
Vacancy & Credit Loss	(309,756)	0	0	0	(8,170,549)	(3.19)
Effective Gross Income	$155,689,790	$159,464,803	$179,219,236	$182,760,348	$190,585,947	$74.40

Real Estate Taxes	$35,413,254	$38,391,946	$41,366,170	$43,693,114	$45,478,153	$17.75
Insurance	1,061,417	908,564	1,009,544	1,082,131	1,069,190	0.42
Management Fee	2,507,162	2,981,306	3,149,432	3,287,347	1,000,000	0.39
Other Operating Expenses	22,886,571	22,992,980	24,595,640	23,888,441	23,888,441	9.33
Total Operating Expenses	$61,868,404	$65,274,796	$70,120,786	$71,951,033	$71,435,784	$27.89

Net Operating Income	$93,821,386	$94,190,007	$109,098,450	$110,809,315	$119,150,163	$46.52
TI/LC	0	0	0	0	2,011,364	0.79
Capital Expenditures	0	0	0	0	461,072	0.18
Net Cash Flow	$93,821,386	$94,190,007	$109,098,450	$110,809,315	$116,677,727	$45.55

Occupancy(5)	86.3%	95.4%	95.4%	98.4%	98.4%
NOI Debt Yield(6)	9.4%	9.4%	10.9%	11.1%	11.9%
NCF DSCR(6)	3.09x	3.10x	3.60x	3.65x	3.84x

(1)	Non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Underwritten Base Rent reflects annualized in-place rents as of October 31, 2019 ($167,497,806), with contractual rent steps through November 30, 2020 ($1,272,795).
(3)	Reflects the net present value of contractual rent step increments over the lease term using a discount rate of 7.0% (for investment grade tenants).
(4)	Other Income consists of overage rent, storage income, parking income, lease termination income, tenant work order income and other miscellaneous income.
(5)	Occupancy is based on the underwritten rent roll dated October 31, 2019.
(6)	NOI Debt Yield and NCF DSCR are based on the 1633 Broadway Senior Notes and exclude the 1633 Broadway Subordinate Loans.

■	Appraisal. According to the appraisal, the 1633 Broadway Property had an “as-is” appraised value of $2,400,000,000 as of October 24, 2019.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$2,450,000,000	N/A	4.50%
Discounted Cash Flow Approach	$2,400,000,000	5.75%	4.75%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. According to a Phase I environmental report, dated October 30, 2019, there are no recognized environmental conditions or recommendations for further action at the 1633 Broadway Property, other than the development and implementation of an asbestos operations and maintenance program.
■	Market Overview and Competition. The 1633 Broadway Property is located in the Times Square neighborhood of Midtown Manhattan, a high traffic commercial corridor that produces approximately 15% of New York City’s economic output. The neighborhood is bounded by 41st Street to the south and 52nd Street to the north between Avenue of the Americas and Eighth Avenue. The 1633 Broadway Property is located within one block of the 50th Street/Broadway, 50th Street and 49th Street subway stations, which serve the 1, 2, C, E, N, R and W lines.

 LOAN #2: 1633 Broadway

According to the appraisal, the 1633 Broadway Property is located within the Westside office submarket of Midtown within the Manhattan market. Historically, the submarket has benefitted from the office space located around the boundaries of Central Park along major corridors such as West 57th Street, Broadway and Seventh Avenue, which consist primarily of Class A office product that take advantage of protected Central Park Views. The area’s proximity to these locations has assisted with the historically low vacancy and availability rates exhibited by this submarket since 2010. As of the third quarter of 2019, the Westside office submarket had an existing inventory of approximately 25.7 million SF, a vacancy rate of 5.4% and an average asking rent of $66.21 PSF. As of the third quarter of 2019, the Manhattan office market had an existing inventory of approximately 456.1 million SF, a vacancy rate of 5.9% and an average asking rent of $79.25 PSF.

The following table presents certain information relating to the primary office competition for the 1633 Broadway Property:

Competitive Set – Comparable Office Leases(1)

Location	Total GLA (SF)	Tenant Name	Lease Date / Term	Lease Area (SF)	Monthly Base Rent PSF	Lease Type
1633 Broadway New York, NY	2,561,512
1155 Avenue of the Americas New York, NY	752,996	BKD, LLC	September 2019 / 162 Mos.	20,899	$77.00	MG
1 Rockefeller Plaza New York, NY	603,397	Veteran Advisers, Inc.	September 2019 / 92 Mos.	2,552	$83.50	MG
1675 Broadway New York, NY	878,321	Davis & Gilbert LLP	August 2019 / 192 Mos.	85,852	$72.00	MG
142 West 57th Street New York, NY	255,586	Wedbush Securities Inc.	August 2019 / 130 Mos.	15,626	$65.00	MG
1251 Avenue of the Americas New York, NY	2,364,000	IHI Americas, Inc	July 2019 / 124 Mos.	9,438	$70.50	MG
1345 Avenue of the Americas New York, NY	1,998,994	Global Infrastructure Partners	June 2019 / 204 Mos.	84,856	$89.50	MG
810 Seventh Avenue New York, NY	765,000	Colonial Consulting LLC	May 2019 / 150 Mos.	17,320	$71.00	MG
1271 Avenue of the Americas New York, NY	2,100,000	Greenhill & Company	May 2019 / 183 Mos.	77,622	$91.00	MG
1271 Avenue of the Americas New York, NY	2,100,000	AIG - American International Group, Inc.	April 2019 / 198 Mos.	320,237	$97.13	MG
1700 Broadway New York, NY	625,000	Excel Sports Management, LLC	April 2019 / 91 Mos.	17,078	$79.00	MG
1325 Avenue of the Americas New York, NY	808,998	Dominus Capital, L.P.	March 2019 / 126 Mos.	9,361	$75.00	MG
1290 Avenue of the Americas New York, NY	2,113,000	Linklaters, LLP	March 2019 / 193 Mos.	90,508	$84.00	MG
1177 Avenue of the Americas New York, NY	1,000,000	Mill Point Capital	January 2019 / 126 Mos.	11,644	$87.00	MG
1700 Broadway New York, NY	625,000	M. Arthur Gensler, Jr. & Associates, Inc.	January 2019 / 119 Mos.	13,237	$71.00	MG
114 West 47th Street New York, NY	658,000	IFM Investments	October 2018 / 180 Mos.	18,000	$68.00	MG

(1)	Source: Appraisal.

 LOAN #2: 1633 Broadway

The following table presents certain information relating to the primary retail competition for the 1633 Broadway Property:

Competitive Set – Comparable Retail Leases(1)

Location	Tenant Name	Lease Date / Term	Lease Area (SF)	Monthly Base Rent PSF	Lease Type
1633 Broadway New York, NY
1740 Broadway New York, NY	Sweetgreen	Q2 2019 / 127 Mos.	2,706	$215.00	MG
1700 Broadway New York, NY	Confidential Restaurant	Q1 2019 / 150 Mos.	1,914	$235.11	MG
1290 Sixth Avenue New York, NY	Just Salad	Q1 2019 / 120 Mos.	1,795	$255.00	MG
1865 Broadway New York, NY	Target	Q4 2018 / 134 Mos.	Grd. Fl. 1,546 LL 20,125 Sub LL 13,930	$735.16 $100.00 $50.00	MG
1619 Broadway New York, NY	CVS	Q4 2018 / 186 Mos.	Grd. Fl. 4,299 LL 2,577 2nd Fl. 12,164	$531.80 $75.00 $125.00	MG
129 West 52nd New York, NY	Bulldozer Restaurant Group	Q4 2018 / 180 Mos.	5,200	$150.00	MG
120 West 55th New York, NY	Quality Branded	Q4 2018 / 120 Mos.	Grd. Fl. 6,500 LL 2,500	$175.00 $25.00	MG
850 Eighth Avenue New York, NY	Dunkin Donuts	Q2 2018 / 120 Mos.	Grd. Fl. 850 LL 250	$411.18 $30.00	MG
1674 Broadway New York, NY	Flash Dancers	Q2 2018 / 120 Mos.	1,800	$375.00	MG
1360 Avenue of the Americas New York, NY	Bank of America	Q1 2018 / 120 Mos.	1,346	$350.00	MG
1695 Broadway New York, NY	Hen Penny Chicken	Q4 2017 / 120 Mos.	Grd. Fl. 1,250 LL 1,000	$297.00 $25.00	MG
787 Seventh Avenue New York, NY	Citibank	Q3 2017 / 120 Mos.	3,874	$283.94	MG

(1)	Source: Appraisal.
■	The Borrowers. The borrowers are PGREF I 1633 Broadway Tower, L.P. and PGREF I 1633 Broadway Land, L.P., each a Delaware limited partnership. PGREF I 1633 Broadway Land, L.P. owns the 1633 Broadway Property entirely in fee and also ground leases the 1633 Broadway Property to PGREF I 1633 Broadway Tower, L.P. (i.e., both landlord and tenant interests in the ground lease are pledged as collateral, in addition to the fee interest in the 1633 Broadway Property). Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 1633 Broadway Loan Combination. There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 1633 Broadway Loan.

The borrower sponsor is Paramount Group Operating Partnership LP, which indirectly owns and controls the borrowers. Paramount Group, Inc. (NYSE: PGRE), an approximately 91.0% general partner of the borrower sponsor, is a real estate investment trust that currently owns and/or manages a 13.4 million SF portfolio of 18 Class A office and retail buildings in New York, Washington, D.C., and San Francisco. Paramount Group, Inc. has a New York portfolio that includes: 1633 Broadway, 1301 Avenue of the Americas, 1325 Avenue of the Americas, 31 West 52nd Street, 900 Third Avenue, 712 Fifth Avenue, 60 Wall Street, 745 Fifth Avenue, 718 Fifth Avenue, and 0 Bond Street.

■	Escrows. On the origination date, the borrowers provided a guaranty from Paramount Group Operating Partnership LP of up to $4,000,000 and funded a reserve of approximately $36,389,727 with respect to unfunded tenant improvements, tenant allowance and leasing commissions and free rent obligations. Subsequently, the borrowers substituted a letter of credit for the cash on reserve in such reserve account.

On each due date during the continuance of a 1633 Broadway Trigger Period, the borrowers are required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the taxes and insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months, unless in the case of insurance premiums, the borrowers are maintaining a blanket policy in accordance with the related loan documents; (ii) a tenant improvement and leasing commission reserve in an amount equal to $213,459.33 (capped at $5,123,024); and (iii) a capital expenditure reserve in an amount equal to $42,691.87 (capped at $1,024,604.80).

 LOAN #2: 1633 Broadway

A “1633 Broadway Trigger Period” means each period (i) commencing when the debt yield (as calculated under the loan documents), determined as of the last day of each of two consecutive fiscal quarters, is less than 5.75%, and concluding when the debt yield (as calculated under the loan documents), determined as of the last day of each of two consecutive fiscal quarters thereafter, is at least 5.75%, and (ii) commencing upon the borrowers’ failure to deliver annual, quarterly or monthly financial reports as and when required under the loan documents and concluding when such reports are delivered and indicate that no other 1633 Broadway Trigger Period is ongoing.Provided no 1633 Broadway Loan Combination event of default is continuing, the borrowers have the right to avoid the commencement, or terminate the continuance, of a 1633 Broadway Trigger Period by delivering to the lender additional collateral in the form of a guaranty, letter of credit and/or cash that is reasonably acceptable to the lender and that would, when subtracted from the then-outstanding principal balance of the 1633 Broadway Loan Combination, result in a debt yield (as calculated under the loan documents) equal to or greater than 5.75%.

■	Lockbox and Cash Management. The 1633 Broadway Loan Combination is structured with a hard lockbox and springing cash management. The borrowers are required to direct each tenant at the 1633 Broadway Property to deposit rents directly into a lender-controlled lockbox account. In addition, the borrowers are required to cause all cash revenues relating to the 1633 Broadway Property and all other money received by the borrowers or the property manager with respect to the 1633 Broadway Property (other than tenant security deposits) to be deposited into the lockbox account or a lender-controlled cash management account within one business day of receipt. On each business day during the continuance of a 1633 Broadway Trigger Period or an event of default under the 1633 Broadway Loan Combination, all amounts in the lockbox account are required to be remitted to the cash management account. On each business day that no 1633 Broadway Trigger Period or event of default under the 1633 Broadway Loan Combination is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account.

On each due date during the continuance of a 1633 Broadway Trigger Period or, at the lender’s discretion, during an event of default under the 1633 Broadway Loan Combination, all funds on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be reserved as additional collateral for the 1633 Broadway Loan Combination.

■	Property Management. The 1633 Broadway Property is currently managed by Paramount Group Property-Asset Management LLC pursuant to a management agreement. Under the 1633 Broadway Loan Combination documents, the 1633 Broadway Property is required to be managed by (i) Paramount Group Property-Asset Management LLC or Paramount Group Property-Asset Management TRS LLC, (ii) any management company that is an affiliate of the borrower sponsor, (iii) any reputable management company that has, for at least five years prior to its engagement as property manager, managed at least five Class A office properties, and at the time of its engagement as property manager, manages at least 7,500,000 leasable square feet of Class A office space, and is not the subject of a bankruptcy or similar event, or (iv) any other management company reasonably approved by the lender and with respect to which a Rating Agency Confirmation has been delivered. The lender has the right to replace, or require the borrowers to replace, the property manager with a property manager selected by the borrowers (or selected by the lender in the event of an event of default under the 1633 Broadway Loan Combination or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction), subject to the lender’s reasonable approval (i) during the continuance of an event of default under the 1633 Broadway Loan Combination, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files or is the subject of a petition in bankruptcy, or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.
■	Mezzanine or Subordinate Secured Indebtedness. On or after November 25, 2020, the owner of the direct or indirect equity interests of the borrowers are permitted to incur mezzanine debt (the “1633 Broadway Permitted Mezzanine Loan”) secured by a pledge of direct or indirect equity interests in the borrowers, provided that certain conditions set forth in the loan documents are satisfied, including, without limitation: (i) the loan-to-value ratio (as calculated under the loan documents and taking into account the mezzanine loan and the 1633 Broadway Loan Combination) is no greater than 52.08%, (ii) the debt service coverage ratio (as calculated under the loan documents and taking into account the mezzanine loan and the 1633 Broadway Loan Combination) is at least 3.08x, (iii) the debt yield (as calculated under the loan documents and taking into account the mezzanine loan and the 1633 Broadway Loan Combination) is at least 9.35%, (iv) the execution of a subordination and intercreditor agreement that is reasonably acceptable to the lender, and (iv) receipt of a Rating Agency Confirmation.
■	Release of Collateral. None.

 LOAN #2: 1633 Broadway

■	Terrorism Insurance. The borrowers are required to maintain terrorism insurance in an amount equal to the full replacement cost of the 1633 Broadway Property, as well as 24 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA is no longer in effect, then the borrowers’ requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

LOAN #3 SOUTHCENTER MALL

LOAN #3 SOUTHCENTER MALL

LOAN #3 SOUTHCENTER MALL

LOAN #3 SOUTHCENTER MALL

LOAN #3 SOUTHCENTER MALL

LOAN #3 SOUTHCENTER MALL

Southcenter Mall
2800 Southcenter Mall
Tukwila, WA 98188
Newcastle
DELRIDGE
BOEING FIELD
DUNLAP
White Center
HIGHLINE
DUWAMISH
KENNYDALE
LAKERIDGE
RAINIER VIEW
Bryn Mawr -Skyway
HIGHLANDS PARK
MT. VIEW
RIVERTON-BOULEVARD PARK
RENTON MUNICIPAL AIRPORT
Renton
FOSTER
DOWNTOWN RENTON
EVANSVILLE
Renton Shopping Center
RIVERTON HEIGHTS
Walmart Supercenter
Renton Village
Tukwila Family Fun Center & Bullwinkle's Restaurant
Boeing Commercial Airplanes HQ
Burien
Five Corners Shopping Center
Highline Medical Center
GREGORY HEIGHTS
SEATTLE-TACOMA INTERNATIONAL AIRPORT
MCMICKEN HEIGHTS
SOUTHCENTER
SeaTac
Southcenter Square
Parkway Super Center
Tukwila
Cascade Village
Valley Medical Center
Cascade-Fairwood
Great Wall Shopping Center
Normandy Park
Centerpoint Corporate Park
Amazon Fulfillment Center
Kent
Green River Natural Resources Area
MIDWAY
Seattle
Bellevue
Redmond
Kirkland
MAP © 2019 CARTIFACT

LOAN #3 SOUTHCENTER MALL

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GACC
Location (City/State)	Tukwila, Washington	Cut-off Date Balance(5)		$59,000,000
Property Type	Retail	Cut-off Date Balance per SF(4)		$278.39
Size (SF)	783,068	Percentage of Initial Pool Balance		4.8%
Total Occupancy as of 11/30/2019(1)	92.6%	Number of Related Mortgage Loans		None
Owned Occupancy as of 11/30/2019(1)(2)	84.1%	Type of Security		Fee Simple / Leasehold
Year Built / Latest Renovation	1968 / 2008	Mortgage Rate		2.88000%
Appraised Value	$980,000,000	Original Term to Maturity (Months)		120
Appraisal Date	11/17/2019	Original Amortization Term (Months)		NAP
Borrower Sponsor(3)	URW WEA LLC	Original Interest Only Period (Months)		120
Property Management	Westfield Property Management LLC	First Payment Date		2/1/2020
		Maturity Date		1/1/2030
Underwritten Revenues	$59,376,497
Underwritten Expenses	$16,700,013	Escrows(6)
Underwritten Net Operating Income (NOI)	$42,676,484		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$41,548,866	Taxes	$0	$0
Cut-off Date LTV Ratio(4)	22.2%	Insurance	$0	$0
Maturity Date LTV Ratio(4)	22.2%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(4)	6.70x / 6.53x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(4)	19.6% / 19.1%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$218,000,000	99.6%	Loan Payoff	$217,738,336	99.5%
Borrower Equity Contribution	819,135	0.4	Origination Costs	1,080,799	0.5

Total Sources	$218,819,135	100.0%	Total Uses	$218,819,135	100.0%

(1)	Total Occupancy is inclusive of JCPenney (272,267 SF), Macy’s (258,944 SF), Sears (174,630 SF), Nordstrom (165,900 SF), KeyBank (21,546 SF) and Olive Garden (7,405 SF), which each separately own their own improvements and as such are excluded from the collateral SF. Owned Occupancy is based on a total of 783,068 collateral SF.

(2)	The current physical occupancy at the Southcenter Mall Property is 87.9%. Three tenants totaling 29,911 SF are excluded from the occupancy and underwriting because they are expected to or known to vacate. Forever21 (26,611 SF) is in bankruptcy and is excluded from the occupancy and underwriting.

(3)	Represents the non-recourse carveout guarantor of the Southcenter Mall Loan Combination. For additional information, see “—The Borrower” below.

(4)	Calculated based on the aggregate outstanding principal balance of the Southcenter Mall Loan Combination. See “—The Mortgage Loan” below.

(5)	The Southcenter Mall Loan consists of the non-controlling Note A-3 and Note A-5 and is part of the Southcenter Mall Loan Combination, which is evidenced by six pari passu notes, with an aggregate outstanding principal balance as of the Cut-Off Date of $218,000,000. For additional information, see “—The Mortgage Loan” below.

(6)	See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Southcenter Mall Loan”) is part of a loan combination (the “Southcenter Mall Loan Combination”) evidenced by six pari passu notes with an aggregate principal balance as of the Cut-off Date of $218,000,000. The Southcenter Mall Loan Combination is secured by a first mortgage lien on the borrower’s fee simple and leasehold interest in a 783,068 SF portion (the “Southcenter Mall Property”) of an approximately 1.68 million SF super regional mall located in Tukwila, Washington (the “Southcenter Mall Shopping Center”). The Southcenter Mall Loan, which is evidenced by the non-controlling Note A-3 and Note A-5, has an outstanding principal balance as of the Cut-off Date of $59,000,000 and represents approximately 4.8% of the Initial Pool Balance.

The Southcenter Mall Loan Combination, which accrues interest at an interest rate of 2.88000% per annum, was originated by DBR Investments Co. Limited on December 11, 2019, had an original principal balance of $218,000,000 and has an outstanding principal balance as of the Cut-off Date of $218,000,000. The proceeds of the Southcenter Mall Loan Combination along with $819,135 of equity contributed by the borrower were primarily used to refinance prior debt secured by the Southcenter Mall Property and pay origination costs.

The Southcenter Mall Loan Combination had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Southcenter Mall Loan Combination requires monthly payments of interest only for the entire term. The scheduled maturity date of the Southcenter Mall Loan Combination is the due date in January 2030. Provided that no event of default has occurred and is continuing under the loan documents, at any time after the earlier to occur of (a) January 1, 2023 and (b) the second anniversary of the closing date of the last securitization of any note comprising the Southcenter Mall Loan Combination, the Southcenter Mall Loan Combination may be (i) defeased with certain “government securities” as permitted under the loan documents or (ii) prepaid in full together with the greater of 1.00% of the outstanding principal balance and yield maintenance through October 1, 2029. Voluntary prepayment of the Southcenter Mall Loan Combination without payment of any prepayment premium is permitted on or after the due date occurring in October 2029.

LOAN #3 SOUTHCENTER MALL

The table below summarizes the promissory notes that comprise the Southcenter Mall Loan Combination. The relationship between the holders of the Southcenter Mall Loan Combination is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Loan Combinations—The Outside Serviced Pari Passu Loan Combinations” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$60,000,000	$60,000,000	GSMS 2020-GC45	Yes
Note A-2	$50,000,000	$50,000,000	Benchmark 2020-IG1(1)	No
Note A-3.	$39,000,000	$39,000,000	CGCMT 2020-GC46	No
Note A-4.	$29,000,000	$29,000,000	DBRI(2)	No
Note A-5	$20,000,000	$20,000,000	CGCMT 2020-GC46	No
Note A-6	$20,000,000	$20,000,000	DBRI(2)	No
Total	$218,000,000	$218,000,000

(1)	The Benchmark 2020-IG1 transaction is expected to close prior to the Closing Date.

(2)	Expected to be contributed to one or more future securitization transactions.

■	The Mortgaged Property. The Southcenter Mall Property is a 783,068 SF portion of the Southcenter Mall Shopping Center, a three-level super regional mall that contains approximately 1.68 million SF of gross leasable area, located in the greater Seattle market. The Southcenter Mall Shopping Center was originally built in 1968 and expanded in 2008. In 2008, an approximately $240 million redevelopment project opened with a 400,000 SF two level expansion that included the new AMC theater, food terrace, new specialty stores, feature restaurants and new parking structures. Four outparcel pads were added totaling approximately 40,000 SF. In addition, in 2010 a project to re-tenant the vacant Mervyn’s box brought the specialty grocer, Seafood City (44,413 SF), which opened in July 2010. Including the purchase of the Mervyn’s box, total project cost was approximately $35 million. The Southcenter Mall Shopping Center has 7,059 parking spaces, which equates to 4.2 spaces per 1,000 SF. The Southcenter Mall Property is owned in fee by the borrower, except for a parking parcel containing approximately 1,350 parking spaces, in which the borrower has a sub-ground leasehold interest through June 2045. The ground rent under the lease is currently approximately $8,175 per month and resets every 10 year period based on the consumer price index (with the next reset in 2025) subject to the methodology in the ground lease documents.

The Southcenter Mall Shopping Center is anchored by Macy’s, JCPenney, Nordstrom and Sears, which each separately own their improvements. Macy’s also owns the underlying land beneath its store, while the borrower owns the underlying land for the three remaining anchors. As of the trailing 12 months ending October 2019, the four major non-collateral anchors (Macy’s, JCPenney, Nordstrom and Sears) have achieved sales of approximately $63.3 million ($245 PSF), $35.2 million ($129 PSF), $29.4 million ($177 PSF), and $13.9 million ($80 PSF), respectively. The Southcenter Mall Shopping Center is also junior anchored by Seafood City (a Filipino supermarket), a 16-screen American Multi-Cinema (“AMC”) theater, Round One and H&M (which are all part of the Southcenter Mall Loan collateral). As of the trailing 12 months ending in October 2019, Seafood City, AMC theater, Round One and H&M posted sales of approximately $35.0 million ($787 PSF), $13.6 million ($850,081 per screen), $6.5 million ($159 PSF) and $10.0 million ($408 PSF), respectively.

The Southcenter Mall Property features a broad merchandise mix with over 150 specialty retailers including Apple, Aerie, Claire’s, Coach, Disney, Footlocker, H&M, Gamestop, Lucky Brand, Michael Kors, and Sephora. The Southcenter Mall Property also features diverse dining options such as BJ’s Restaurant, The Cheesecake Factory, Buffalo Wild Wings, Chipotle and Moctezuma’s Mexican Restaurant, which is complemented by a 14-bay food court located on the second level of the Southcenter Mall Property.

As of November 30, 2019, the Southcenter Mall Property was 84.1% occupied, excluding non-collateral anchors and unowned parcels. As of the trailing 12 months ending October 2019, the Southcenter Mall Property generated in-line sales of approximately $757 PSF with an occupancy cost ratio of approximately 12.9%. Excluding the Apple store, the Southcenter Mall Property generated in-line sales of approximately $600 PSF with an occupancy cost ratio of approximately 16.3% over the same period.

LOAN #3 SOUTHCENTER MALL

The following table presents a summary of historical tenant sales at the Southcenter Mall Property:

Historical Tenant Sales Summary (1)

	2017	2018	TTM October 2019
Anchor Sales PSF (non-collateral)	$167	$166	$163
Junior Anchor Sales PSF (collateral)	$320	$321	$337
In-Line Tenant Sales (<10,000) PSF	$849	$856	$777
In-Line Tenant Sales (<10,000) PSF (excl. Apple)	$616	$593	$613

(1)	Information as provided by the borrower sponsors and only includes tenants reporting sales.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Southcenter Mall Property:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Tenant Sales $ per SF(3)	Occupancy Cost(3)	Lease Expiration	Renewal / Extension Options
Non-Collateral Anchors(4)
Macy’s	NR / NR / NR	258,944	NAP	$0	0.0%	NAP	$245	NAP	NAP	NAV
JCPenney	NR / NR / NR	272,267	NAP	407,094	1.2	NAP	$129	1.2%	7/31/2028	NAV
Nordstrom	NR / NR / NR	165,900	NAP	1,040,000	3.1	NAP	$177	3.5%	9/30/2028	NAV
Sears	NR / NR / NR	174,630	NAP	100,000	0.3	NAP	$80	0.7%	7/31/2023	NAV
Total Non-Collateral Anchors		871,741	NAP	$1,547,094	4.6%	NAP	$163	1.2%
Non-Collateral Outparcels		28,951	NAP	463,536	1.4	NAP
Total Non-Collateral		900,692	NAP	$2,010,630	6.0%	NAP

Owned Tenants
AMC	NR / NR / NR	70,000	8.9%	$2,920,344	8.8%	$41.72	$850,081(5)	21.5%	7/31/2023	4, 5-year options
Seafood City	NR / NR / NR	44,413	5.7	1,399,866	4.2	$31.52	$787	4.0%	7/15/2025	3, 5-year options
H&M	NR / NR / NR	24,506	3.1	1,188,541	3.6	$48.50	$408	11.9%	1/31/2029	4, 3-year options
Round One	NR / NR / NR	40,576	5.2	908,073	2.7	$22.38	$159	14.1%	7/31/2025	2, 5-year options
The Container Store	NR / NR / NR	25,452	3.3	700,987	2.1	$27.54	$157	17.5%	2/28/2027	2, 5-year options
Champs Sports/Nike Yardline	NR / NR / NR	7,493	1.0	604,830	1.8	$80.72	$977	8.3%	1/31/2025	None
Foot Locker/House of Hoops	NR / NR / NR	7,310	0.9	591,852	1.8	$80.96	$620	13.1%	1/31/2021	None
Fidelity Investments	NR / A1 / NR	7,200	0.9	574,878	1.7	$79.84	NAV	NAV	5/31/2024	2, 5-year options
The Cheesecake Factory	NR / NR / NR	10,289	1.3	569,037	1.7	$55.31	$1,149	4.8%	1/31/2028	2, 5-year options
Victoria’s Secret	NR / NR / NR	9,875	1.3	556,043	1.7	$56.31	$522	10.8%	1/31/2024	None
Ten Largest Owned Tenants		247,114	31.6%	$10,014,451	30.0%	$40.53
Remaining Owned Tenants		411,274	52.5	21,309,322	63.9	$51.81
Vacant Spaces (Owned Space)		124,680	15.9	0	0.0	$0.00
Totals / Wtd. Avg. All Owned Tenants(6)		783,068	100.0%	$31,323,773	94.0%	$51.66
Totals / Wtd. Avg. Non-Collateral / Owned Tenants(7)				$33,334,403	100.0%	$54.98

(1)	Based on the underwritten rent roll dated November 30, 2019.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Tenant Sales $ per SF and Occupancy Cost are as of the trailing 12 months ending October 31, 2019. Occupancy cost is calculated based on the UW Base Rent.

(4)	The borrower owns the underlying land of JCPenney, Nordstrom, Sears, Olive Garden and KeyBank. Lease Expiration for JCPenney, Nordstrom and Sears refers to expiration of the ground leases.

(5)	Based on the AMC’s 16 screens.

(6)	The UW Base Rent $ per SF excludes 52,033 SF which has no attributable fixed base rent.

(7)	The UW Base Rent and UW Base Rent $ per SF include UW Base Rent from the three non-collateral anchor tenants and two non-collateral in-line tenants, but excludes the associated SF.

LOAN #3 SOUTHCENTER MALL

The following table presents certain information relating to the lease rollover schedule at the Southcenter Mall Property based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Tenants
MTM	16,155	2.1%	2.1%	$904,456	2.7%	$55.99	5
2020	34,678	4.4	6.5%	1,075,944	3.2	$31.03	25
2021	74,171	9.5	16.0%	3,433,327	10.3	$46.29	35
2022	61,226	7.8	23.8%	2,782,407	8.3	$45.44	30
2023	107,256	13.7	37.5%	5,339,098	16.0	$49.78	17
2024	66,909	8.5	46.0%	4,157,281	12.5	$62.13	19
2025	102,272	13.1	59.1%	3,741,382	11.2	$36.58	11
2026	14,005	1.8	60.9%	589,983	1.8	$42.13	6
2027	53,172	6.8	67.7%	2,363,443	7.1	$44.45	14
2028	40,244	5.1	72.8%	3,922,140	11.8	$97.46	15
2029	62,786	8.0	80.8%	4,254,323	12.8	$67.76	15
2030	16,096	2.1	82.9%	549,544	1.6	$34.14	3
2031 & Thereafter	9,418	1.2	84.1%	221,075	0.7	$23.47	1
Vacant	124,680	15.9	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.(4)	783,068	100.0%		$33,334,403	100.0%	$54.98	196

(1)	Calculated based on the approximate square footage occupied by each collateral tenant.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes annual rent from three non-collateral anchor tenants and two non-collateral in-line tenants in which the borrower owns the underlying land but does not own the improvements. The UW Base Rent $ per SF excluding the non-collateral tenants is $51.66.

(4)	The Wtd. Avg. UW Base Rent $ per SF for Owned Tenant excludes 52,033 SF, which has no attributable base rent.

The following table presents certain information relating to the historical occupancy at the Southcenter Mall Property:

Historical Leased %(1)

	2014	2015	2016	2017	2018	Current(2)(3)
Owned Occupancy including non-collateral anchors	95.8%	97.8%	95.8%	96.0%	96.0%	92.6%
Owned Occupancy excluding non-collateral anchors	91.2%	95.5%	91.3%	91.7%	91.6%	84.1%

(1)	Historical Occupancy is as of December 31 of each respective year.

(2)	Current occupancy is based on the underwritten rent roll dated November 30, 2019.

(3)	The current physical occupancy at the Southcenter Mall Property is 87.9%. Three tenants totaling 29,911 SF are excluded from the occupancy and underwriting because they are expected to or known to vacate. In addition, Forever21 (26,611 SF), which is in bankruptcy, is excluded from the occupancy and underwriting.

LOAN #3 SOUTHCENTER MALL

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Southcenter Mall Property:

Cash Flow Analysis(1)

	2016	2017	2018	TTM 10/31/2019	Underwritten	Underwritten $ per SF(2)
Base Rent	$37,070,856	$36,892,290	$36,065,546	$34,418,159	$33,334,403	$42.57
Rent Steps(3)	0	0	0	0	708,761	0.91
Gross Up Vacancy	0	0	0	0	6,071,512	7.75
Reimbursements	18,549,095	19,060,094	20,923,356	20,783,823	20,416,765	26.07
Other Income(4)	6,743,806	5,925,410	6,271,498	4,799,081	4,916,568	6.28
Vacancy & Credit Loss	0	0	0	0	(6,071,512)	(7.75)
Effective Gross Income	$62,363,757	$61,877,793	$63,260,401	$60,001,063	$59,376,497	$75.83

Real Estate Taxes	$4,063,206	$4,235,122	$4,673,930	$4,276,508	$4,483,105	$5.73
Insurance	328,713	488,602	541,588	522,502	554,389	0.71
Management Fee(5)	2,933,914	2,894,887	2,967,772	2,830,732	1,000,000	1.28
Other Operating Expenses	10,268,627	10,675,556	10,894,826	10,662,519	10,662,519	13.62
Total Operating Expenses	$17,594,460	$18,294,166	$19,078,116	$18,292,261	$16,700,013	$21.33

Net Operating Income	$44,769,297	$43,583,627	$44,182,284	$41,708,802	$42,676,484	$54.50
TI/LC	0	0	0	0	978,835	1.25
Capital Expenditures	0	0	0	0	148,783	0.19
Net Cash Flow	$44,769,297	$43,583,627	$44,182,284	$41,708,802	$41,548,866	$53.06

Occupancy(6)	91.3%	91.7%	91.6%	84.1%	90.7%(7)
NOI Debt Yield	20.5%	20.0%	20.3%	19.1%	19.6%
NCF DSCR	7.03x	6.85x	6.94x	6.55x	6.53x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten $ per SF is based on 783,068 SF.

(3)	Includes $667,292 of contractual rent steps through January 1, 2021 and $41,469 for the straight line average rent for the following investment grade tenants: Fidelity Investments, AT&T Wireless, Verizon, Disney, Michael Kors, Starbucks and Bank of America.

(4)	Underwritten Other Income consists of lease termination income ($117,487), percentage rent ($857,464), kiosk/ATM income ($1,658,949), specialty leasing income ($1,554,354), media income ($132,282) and miscellaneous income ($596,031).

(5)	Any management fees exceeding 3.0% of Effective Gross Income are subordinate to the Southcenter Mall Loan Combination.

(6)	Occupancy is based on a total of 783,068 collateral SF and represents owned occupancy, which is exclusive of non-collateral anchors

(7)	Represents the underwritten economic occupancy.

■	Appraisal. According to the appraisal, the Southcenter Mall Property had an “as-is” appraised value of $980,000,000 as of November 17, 2019.

Appraisal Approach	As-Is Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$958,000,000	NAP	4.50%
Income Capitalization Approach(1)	$992,000,000	6.00%	5.00%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. According to a Phase I environmental report, dated November 20, 2019, there are no recognized environmental conditions or recommendations for further action at the Southcenter Mall Property, except for the implementation of an asbestos operations and maintenance plan.

■	Market Overview and Competition. The Southcenter Mall Property is located in Tukwila, Washington, 14 miles south of downtown Seattle and four miles north of the SeaTac International Airport. The Southcenter Mall Property is located at the junction of Seattle’s two most heavily traveled highways (I-5 and I-405). The Southcenter Mall Property is the largest shopping center in the state of Washington. The trade area serving the Southcenter Mall Property stretches over 30 miles and includes over 1.3 million residents. According to the appraisal, as of 2019, within a 5-,7- and 10-mile radius of the Southcenter Mall Property, the population is 291,032, 528,882 and 841,502, respectively. Within a 5-,7- and 10-mile radius of the Southcenter Mall Property, the average household income is $88,132, $97,087 and $110,258, respectively.

LOAN #3 SOUTHCENTER MALL

The Southcenter Mall Property is located in the West Seattle/Tukwila/Kent/Auburn retail submarket of Seattle. According to the appraisal, the West Seattle/Tukwila/Kent/Auburn retail submarket contains approximately 8.7 million SF, or 31.8% of the region’s inventory. As of the third quarter of 2019, the West Seattle/Tukwila/Kent/Auburn retail submarket had a vacancy rate of 9.8% with net absorption of 21,000 SF. Over the same period, the submarket had an average asking rental rate of $22.58 per SF.

The following table presents certain information relating to the primary competition for the Southcenter Mall Property:

Competitive Set(1)

	Southcenter Mall(2)	The Commons at Federal Way	Pacific Place	Bellevue Square	Northgate Mall	Tacoma Mall
Distance from Subject	NAP	11.5 miles	12.3 miles	14.0 miles	19.1 miles	23.5 miles
Property Type	Super Regional Mall	Super Regional Mall	Urban Specialty Center	Super Regional Mall	Super Regional Mall	Super Regional Mall
Year Built	1968	1975	1998	1946	1950	1964
Total GLA	1,683,760	771,000	330,000	1,578,000	1,046,000	1,188,607
Total Occupancy	92.6%	74.1%	75.0%	98.2%	98.2%	98.6%
In-Line Sales per SF	$758	$200 - $300	$500 - $650	$600 - $775	NAV	$500 - $575
Anchors & Jr. Anchors	Macy’s JCPenney Sears Nordstrom Seafood City Round One AMC	Macy’s Target Kohl’s Cinemas	AMC Theaters Barnes & Noble Nordstrom (adjacent) Macy’s (nearby)	Macy’s Nordstrom JCPenney Crate & Barrel	Macy’s Nordstrom JCPenney Other/Big Box	Macy’s Nordstrom JCPenney Dick’s Sporting Goods

(1)	Source: Appraisal.

(2)	Based on Southcenter Mall Shopping Center, including non-collateral anchors and outparcels.

■	The Borrower. The borrower is Southcenter Owner LLC, a single purpose, bankruptcy remote single member Delaware limited liability company with two independent directors. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the Southcenter Mall Loan Combination.

The borrower sponsor is a joint venture between Unibail-Rodamco-Westfield (55%) and Canada Pension Plan Investment Board (“CPPIB”) (45%). The non-recourse carveout guarantor is URW WEA LLC, an affiliate of Unibail-Rodamco-Westfield (“URW”). The liability of the non-recourse carveout guarantor for recourse events relating to bankruptcy is capped at 20% of the then outstanding principal balance of the Southcenter Mall Loan Combination.

URW is a global developer and operator of flagship shopping destinations in cities across Europe and the United States and office buildings and major convention and exhibition venues in the Paris region. As of June 30, 2019, URW had a total portfolio value of approximately €65.0 billion, of which 86% is retail, 7% is office, 5% is convention and exhibition venues and 2% is services. URW owns and operates 92 shopping centers, of which 55 are flagships in cities in Europe and the United States.

CPPIB is a Canadian Crown corporation established by way of the 1997 Canada Pension Plan Investment Board Act to oversee and invest the funds contributed to and held by the Canada Pension Plan. As of September 30, 2019, CPPIB managed over C$409 billion in investment assets for the Canada Pension Plan on behalf of 20 million Canadians. CPPIB invests across geographies and asset classes, including public equities (33%), private equities (24%), real estate (12%), government bonds (10%), credit investments (9%), infrastructure (9%) and others. If CPPIB succeeds to URW’s interest in the borrower, CPPIB, or an affiliate having a net worth and liquidity reasonably acceptable to the lender, is permitted to act as replacement guarantor.

■	Lockbox and Cash Management. The Southcenter Mall Loan Combination is structured with a hard lockbox and springing cash management. The borrower was required at loan origination to deliver letters to all tenants at the Southcenter Mall Property directing them to deposit all rents and payments into a lender controlled lockbox account. To the extent no Trigger Period is continuing, all funds in the lockbox account are required to be transferred to or at the direction of the borrower. Following the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept weekly to a segregated cash management account under the control of the lender and disbursed in accordance with the loan documents to make deposits into the tax, insurance and parking area sublease reserve accounts as described below under “Escrows”,

LOAN #3 SOUTHCENTER MALL

to pay debt service on the Southcenter Mall Loan Combination, to make deposits into the replacement reserve and rollover reserve as described below under “Escrows”, to pay operating expenses set forth in the annual budget (which must be approved by the lender during a Trigger Period) and lender-approved extraordinary expenses, and to deposit any remainder into a cash sweep account to be held as additional collateral for the Southcenter Mall Loan Combination during such Trigger Period.

A “Trigger Period” means any period during the continuance of (i) an event of default under the loan documents until cured as determined by the lender in its reasonable discretion or (ii) any Low DSCR Trigger Period.

■	A “Low DSCR Trigger Period” means any period during the continuance of which the debt service coverage ratio based on the Southcenter Mall Loan Combination is less than 4.11x and will end if (i) the Southcenter Mall Loan Combination debt service coverage ratio is at least 4.11x for two consecutive quarters, (ii) the borrower prepays a portion of the Southcenter Mall Loan Combination to achieve a debt service coverage ratio of 4.11x with a prepayment fee equal to the greater of 1.00% of the prepaid amount and yield maintenance or (iii) the borrower delivers to the lender a letter of credit meeting the requirements of the Southcenter Mall Loan Combination documents or other additional collateral acceptable to the lender in its sole but reasonable discretion in an amount equal to 12 months of projected excess cash flow (provided if a debt service coverage ratio of 4.11x has not been achieved as of the date that is 12 months from delivery of such letter of credit, a Low DSCR Trigger Period will again commence).

■	Escrows. On each due date during the continuance of a Trigger Period, the borrower will be required to fund the following reserves, (i) 1/12th of the real estate taxes that the lender estimates will be payable over the next-ensuing 12-month period, (ii) 1/12th of the amount that the lender estimates will be necessary to pay insurance premiums for the renewal of coverage, provided that an insurance reserve will be waived if the Southcenter Mall Property is covered under an acceptable blanket policy, (iii) 1/12th of the rent due under the sub-ground lease at the Southcenter Mall Property (provided such reserve is not required to be funded if the borrower provides reasonably acceptable evidence of payment of such monthly rent when due), (iv) a monthly replacement reserve deposit of $12,399, subject to a cap of $148,783 and (v) a monthly rollover reserve deposit of $81,570, subject to a cap of $978,835. Funds deposited into any of the foregoing reserves are required to be released to the borrower if a Trigger Period no longer exists. The borrower has the right to deliver a letter of credit meeting the requirements of the Southcenter Mall Loan Combination documents in lieu of funding any reserve, or to replace funds previously deposited into any reserve.

■	Property Management. The Southcenter Mall Property is managed by Westfield Property Management LLC, an affiliate of the borrower. The lender may require the borrower to replace the property manager with another property manager chosen by the borrower and approved by the lender in its sole discretion and terminate the existing management agreement without payment of any termination fees or other costs upon the occurrence of any one or more of the following events: (i) at any time following the occurrence and during the continuance of an event of default, (ii) if the property manager is in material default under the management agreement beyond any applicable notice and cure period, (iii) if the property manager is insolvent or a debtor in any bankruptcy or insolvency proceeding, or (iv) if at any time the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. The borrower may request that the lender release (i) the non-income producing approximately 1.02 acre parcel of land and its currently un-owned improvements designated as the “Firestone Parcel”, (ii) the approximately 0.57 acre parcel of land designated as the “Post Office Parcel” and/or (iii) any other non-income producing, unimproved, non-material portion of the Southcenter Mall Property, which is not used for parking (each, a “Release Parcel”) from the lien of the Southcenter Mall Loan Combination documents upon the satisfaction of the following conditions: (a) no continuing event of default; (b) title to the Release Parcel is transferred from the borrower and borrower continues to be a single purpose entity; (c) evidence satisfactory to the lender that the Release Parcel is a legally subdivided parcel from the Southcenter Mall Property and is on a separate tax lot; (d) the conveyance of the Release Parcel does not (1) materially adversely affect the use, access, value, utility or operation of the remaining Southcenter Mall Property, (2) cause any portion of the remaining Southcenter Mall Property to be in violation of any legal, zoning or parking requirements, (3) create any liens on the remaining Southcenter Mall Property or (4) cause a default under the terms of any lease or other instrument relating to the Southcenter Mall Property; (e) if such release occurs after a securitization, the borrower must comply with REMIC related conditions; and (f) only with respect to the Post Office Parcel, payment of a release price in an amount equal to $1,275,000 together with the yield maintenance premium (if then applicable). No paydown or defeasance of the Southcenter Mall Loan Combination will be required in connection with any Release Parcel other than the Post Office Parcel. In addition, with respect to the Firestone Parcel and/or the Post Office Parcel, the borrower must enter into a “no poaching” agreement between the borrower and the transferee of the Firestone Parcel and/or Post Office Parcel with respect to the tenants under leases at the Southcenter

LOAN #3 SOUTHCENTER MALL

Mall Property (unless replaced with tenants paying equal or greater effective rent per square foot), to which the lender will be a third party beneficiary and which agreement is in form and substance satisfactory to the lender).

■	Terrorism Insurance. The loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal 100% of the replacement cost of the Southcenter Mall Property plus 24 months of business interruption coverage, plus an extended period of indemnity of 12 months; provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2015 or any subsequent statute, extension or reauthorization is no longer in effect, the borrower will not be required to pay annual premiums in excess of an amount equal to two times the then-current premium for a separate “special causes of loss” or similar policy (including business interruption insurance) insuring only the Southcenter Mall Property on a stand-alone basis. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

LOAN #4: Superior Storage Portfolio

Hartland Self-Storage

HOERTH STORAGE

Hoerth Self-Storage

Joyce Boulevard

KENOSHA STORAGE

Kenosha Storage

Pleasant Street 2

Joyce Boulevard

Airport Boulevard

Robinson Avenue

Trafalgar Road

Walton Boulevard

Pleasant Street 1

LOAN #4: Superior Storage Portfolio

MAP © 2020 CARTIFACT
Wausau
Green Bay
Appleton
Fond du Lac
WISCONSIN
Madison
Milwaukee
Waukesha
Lake Michigan
Racine
Beloit
Kenosha
Rockford
Belvedere
ILLINOIS
Schaumburg
Chicago
Aurora
Joliet
Peru
IN
MISSOURI
ARKANSAS
Bella Vista
Pea Ridge
Little Flock
Bentonville
Rogers
NORTHWEST ARKANSAS REGIONAL AIRPORT
Cave Springs
Lowell
Springdale
Elm Springs
Fayetteville

Superior Storage Portfolio

	PROPERTY NAME	ADDRESS	CITY, STATE	ZIP CODE
1	Hartland Self Storage	470 East Industrial Drive	Hartland, WI	53029
2	Hoerth Storage	74 Halbach Court	Fond du Lac, WI	54937
3	Kenosha Storage	7100 77th Avenue	Kenosha, WI	53142
4	Point Storage	3690 Commerce Drive	Madison, WI	53719
5	Airport Boulevard	3400 Southwest Municipal Drive	Bentonville, AR	72712
6	Joyce Boulevard	3428 East Joyce Boulevard	Fayetteville, AR	72703
7	Oak Street	5274 North Oak Street	Bethel Heights, AR	72764
8	Pleasant Street 2	1742 South Pleasant Street	Springdale, AR	72764
9	Pleasant Street 1	1786 South Pleasant Street	Springdale, AR	72764
10	Robinson Avenue	2571 East Robinson Avenue	Springdale, AR	72764
11	Shady Grove	2325 West Shady Grove Road	Springdale, AR	72764
12	Trafalgar Road	8231 Trafalgar Road	Bella Vista, AR	72714
13	Walton Boulevard	1908 South Walton Boulevard	Bentonville, AR	72712

LOAN #4: Superior Storage Portfolio

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	13	Loan Seller		GSMC
Location (City/State)	Various / Various	Cut-off Date Principal Balance		$55,000,000
Property Type	Self Storage	Cut-off Date Principal Balance per SF		$55.51
Size (SF)	990,859	Percentage of Initial Pool Balance		4.5%
Total Occupancy as of 1/1/2020	80.4%	Number of Related Mortgage Loans		None
Owned Occupancy as of 1/1/2020	80.4%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate		4.18300%
Appraised Value(1)	$88,700,000	Original Term to Maturity (Months)		120
Borrower Sponsor	Steven Juiris	Original Amortization Term (Months)		NAP
Property Management	Lakeland Homes & Property Management LLC	Original Interest Only Period (Months) First Payment Date		120 3/6/2020
		Maturity Date		2/6/2030

Underwritten Revenues	$7,160,775
Underwritten Expenses	$2,149,084	Escrows(2)
Underwritten Net Operating Income (NOI)	$5,011,691		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,912,605	Taxes	$142,743	$48,131
Cut-off Date LTV Ratio(1)	62.0%	Insurance	$67,629	$11,303
Maturity Date LTV Ratio(1)	62.0%	Replacement Reserve	$0	$8,257
DSCR Based on Underwritten NOI / NCF	2.15x / 2.11x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.1% / 8.9%	Other(3)	$50,160	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$55,000,000	82.7%	Loan Payoff	$49,375,771	74.2%
Mezzanine Loan	11,500,000	17.3	Principal Equity Distribution	15,144,001	22.8
			Closing Costs	1,719,697	2.6
			Reserves	260,532	0.4

Total Sources	$66,500,000	100.0%	Total Uses	$66,500,000	100.0%

(1)	The Appraised Value represents the aggregate “As Portfolio” appraised value of the Superior Storage Portfolio Properties of $88,700,000 including an approximately 10.2% portfolio premium. The aggregate “as-is” appraised value without the portfolio premium is $80,500,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio are calculated on the basis of the “As Portfolio” Appraised Value. Excluding the portfolio premium, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio on the basis of the aggregate “as-is” appraised value are both 68.3%. See “—Appraisal” below.

(2)	See “—Escrows” below.

(3)	Other Upfront reserve represents a reserve for deferred maintenance.

■	The Mortgage Loan. The mortgage loan (the “Superior Storage Portfolio Loan”) is evidenced by a promissory note in the original principal amount of $55,000,000 and is secured by first mortgages encumbering the borrowers’ fee simple interests in a portfolio of 13 self storage properties located in Wisconsin and Arkansas (each, a “Superior Storage Portfolio Property” and collectively, the “Superior Storage Portfolio Properties”). The Superior Storage Portfolio Loan has an outstanding principal balance as of the Cut-off Date of $55,000,000 and represents approximately 4.5% of the Initial Pool Balance.

The Superior Storage Portfolio Loan was originated by Goldman Sachs Bank USA on January 22, 2020. The Superior Storage Portfolio Loan has an interest rate of 4.18300% per annum. The borrowers utilized the proceeds of the Superior Storage Portfolio Loan to refinance existing debt on the Superior Storage Portfolio Properties, fund reserves, pay origination costs and return equity to the borrower sponsor.

The Superior Storage Portfolio Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The Superior Storage Portfolio Loan requires interest-only payments for the entire term of the Superior Storage Portfolio Loan. The scheduled maturity date of the Superior Storage Portfolio Loan is the due date in February 2030. Voluntary prepayment of the Superior Storage Portfolio Loan is prohibited prior to November 6, 2029. At any time after the second anniversary of the Closing Date, the Superior Storage Portfolio Loan may be defeased in whole (or in part in connection with the release of a Superior Storage Portfolio Property as described under “—Release of Collateral” below) with direct, non-callable obligations of the United States of America.

LOAN #4: Superior Storage Portfolio

■	The Mortgaged Properties. The Superior Storage Portfolio Loan is secured by 13 self storage properties developed between 1987 and 2008. The Superior Storage Portfolio Properties consists of a total of 5,904 total storage units, including 1,258 climate-controlled units (21.3%) and 4,298 non-climate-controlled units (72.8%). The Superior Storage Portfolio Properties are located across Arkansas and Wisconsin.

The following table presents certain information relating to the Superior Storage Portfolio Properties:

Portfolio Summary

Property Name	City/State	Allocated Cut-off Date Loan Amount	% of Allocated Loan Amount	Total Storage Units(1)	Total SF(1)	Year Built/ Renovated	Occupancy(1)	As-Is Appraised Value(2)
Kenosha Storage	Kenosha, WI	$9,087,000	16.5%	944	112,755	1999 / NAP	85.6%	$13,300,000
Point Storage	Madison, WI	7,788,800	14.2	408	85,181	1988 / NAP	95.1%	11,400,000
Hoerth Storage	Fond Du Lac, WI	7,310,600	13.3	473	135,051	1987 / 2013	87.0%	10,700,000
Trafalgar Road	Bella Vista, AR	4,748,400	8.6	457	103,340	2001 / NAP	79.8%	6,950,000
Robinson Avenue	Springdale, AR	4,372,700	8.0	796	97,025	2005 / 2017	61.6%	6,400,000
Hartland Self Storage	Hartland, WI	4,304,300	7.8	337	59,680	2005 / NAP	90.0%	6,300,000
Oak Street	Bethel Heights, AR	3,894,400	7.1	480	114,250	2007 / NAP	77.0%	5,700,000
Joyce Boulevard	Fayetteville, AR	3,006,200	5.5	404	61,668	2008 / NAP	86.9%	4,400,000
Pleasant Street 1	Springdale, AR	3,006,200	5.5	461	73,350	1993 / NAP	70.7%	4,400,000
Airport Boulevard	Bentonville, AR	2,698,800	4.9	324	51,595	2001 / NAP	87.4%	3,950,000
Pleasant Street 2	Springdale, AR	1,878,900	3.4	341	42,400	1992 / NAP	67.8%	2,750,000
Walton Boulevard	Bentonville, AR	1,503,100	2.7	209	26,639	1990 / 2019	72.2%	2,200,000
Shady Grove	Springdale, AR	1,400,600	2.5	270	27,925	1992 / NAP	70.2%	2,050,000
Total / Wtd. Avg.		$55,000,000	100.0%	5,904	990,859		80.4%	$80,500,000

(1)	Based on the underwritten rent roll as of January 1, 2020.

(2)	The aggregate “as-is” appraised value does not include the portfolio premium. The “As Portfolio” appraised value including the premium is $88,700,000.

The following table presents certain information relating to the units and rents at the Superior Storage Portfolio Properties:

Unit Mix(1)

Property Name	Total # of Units	Occupancy	Total SF	% of Total SF	Average Month Rent PSF
Kenosha Storage	944	85.6%	112,755	11.4%	$1.25
Point Storage	408	95.1%	85,181	8.6	$1.74
Hoerth Storage	473	87.0%	135,051	13.6	$0.77
Trafalgar Road	457	79.8%	103,340	10.4	$0.86
Robinson Avenue	796	61.6%	97,025	9.8	$0.77
Hartland Self Storage	337	90.0%	59,680	6.0	$1.15
Oak Street	480	77.0%	114,250	11.5	$0.65
Joyce Boulevard	404	86.9%	61,668	6.2	$0.65
Pleasant Street 1	461	70.7%	73,350	7.4	$0.65
Airport Boulevard	324	87.4%	51,595	5.2	$0.97
Pleasant Street 2	341	67.8%	42,400	4.3	$0.67
Walton Boulevard	209	72.2%	26,639	2.7	$1.03
Shady Grove	270	70.2%	27,925	2.8	$0.91
Total / Wtd. Avg.	5,904	80.4%	990,859	100.0%	$0.93

(1)	Based on the underwritten rent roll as of January 1, 2020.

LOAN #4: Superior Storage Portfolio

The following table presents certain information relating to historical leasing at the Superior Storage Portfolio Properties:

Historical Leased %(1)

Property	2019	As of 1/1/2020(2)
Kenosha Storage	84.0%	85.6%
Point Storage	91.6%	95.1%
Hoerth Storage	91.0%	87.0%
Trafalgar Road	72.6%	79.8%
Robinson Avenue	59.7%	61.6%
Hartland Self Storage	92.3%	90.0%
Oak Street	71.0%	77.0%
Joyce Boulevard	84.7%	86.9%
Pleasant Street 1	73.6%	70.7%
Airport Boulevard	89.9%	87.4%
Pleasant Street 2	71.6%	67.8%
Walton Boulevard	72.3%	72.2%
Shady Grove	72.1%	70.2%
Wtd. Avg.	79.4%	80.4%

(1)	Historical occupancies are as of December 31 of each respective year unless indicated otherwise.

(2)	Based on the in-place rent roll dated January 1, 2020.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Superior Storage Portfolio Properties:

Cash Flow Analysis(1)(2)

	TTM 12/31/2019	Underwritten	Underwritten $ Per SF
Base Rental Revenue	$6,330,353	$8,369,928	$8.45
Vacancy & Credit Loss	0	(1,556,670)	(1.57)
Other Income	347,517	347,517	0.35
Effective Gross Revenue	$6,677,869	$7,160,775	$7.23

Real Estate Taxes	$567,978	$638,555	$0.64
Insurance	113,588	150,014	0.15
Management Fee	333,893	358,039	0.36
Other Operating Expenses	955,520	1,002,476	1.01
Total Operating Expenses	$1,970,979	$2,149,084	$2.17

Net Operating Income	$4,706,890	$5,011,691	$5.06
Replacement Reserves	0	99,086	0.10
Net Cash Flow	$4,706,890	$4,912,605	$4.96

Occupancy	80.4%(3)	80.4%
NOI Debt Yield	8.6%	9.1%
NCF DSCR	2.02x	2.11x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flows are based on in-place rent rolls as of January 1, 2020.

(3)	TTM Occupancy is as of January 1, 2020.

LOAN #4: Superior Storage Portfolio

■	Appraisal. According to the appraisals, the Superior Storage Portfolio Properties had an “As Portfolio” appraised value of $88,700,000 as of December 10, 2019, which reflects an approximately 10.2% portfolio premium. The aggregate “as-is” appraised value of the Superior Storage Portfolio Properties without the portfolio premium is $80,500,000.

Property	Appraisal Approach	Value	Discount Rate	Capitalization Rate
Airport Boulevard	Direct Capitalization Approach	$4,000,000	N/A	7.00%
Joyce Boulevard	Direct Capitalization Approach	$4,500,000	N/A	7.00%
Oak Street	Direct Capitalization Approach	$5,850,000	N/A	7.00%
Pleasant Street 2	Direct Capitalization Approach	$2,750,000	N/A	7.00%
Pleasant Street 1	Direct Capitalization Approach	$4,450,000	N/A	7.00%
Robinson Avenue	Direct Capitalization Approach	$6,450,000	N/A	7.00%
Shady Grove	Direct Capitalization Approach	$2,100,000	N/A	7.00%
Trafalgar Road	Direct Capitalization Approach	$7,150,000	N/A	7.00%
Walton Boulevard	Direct Capitalization Approach	$2,300,000	N/A	7.00%
Hoerth Storage	Direct Capitalization Approach	$10,575,000	N/A	6.25%
Hartland Self Storage	Direct Capitalization Approach	$6,350,000	N/A	5.75%
Kenosha Storage	Direct Capitalization Approach	$13,150,000	N/A	5.75%
Point Storage	Direct Capitalization Approach	$11,300,000	N/A	6.00%
Airport Boulevard	Discounted Cash Flow Approach	$3,950,000	10.00%	7.25%(1)
Joyce Boulevard	Discounted Cash Flow Approach	$4,400,000	10.00%	7.25%(1)
Oak Street	Discounted Cash Flow Approach	$5,700,000	10.00%	7.25%(1)
Pleasant Street 2	Discounted Cash Flow Approach	$2,750,000	9.75%	7.25%(1)
Pleasant Street 1	Discounted Cash Flow Approach	$4,400,000	10.00%	7.25%(1)
Robinson Avenue	Discounted Cash Flow Approach	$6,400,000	10.00%	7.25%(1)
Shady Grove	Discounted Cash Flow Approach	$2,050,000	10.00%	7.25%(1)
Trafalgar Road	Discounted Cash Flow Approach	$6,950,000	10.00%	7.25%(1)
Walton Boulevard	Discounted Cash Flow Approach	$2,200,000	10.00%	7.25%(1)
Hoerth Storage	Discounted Cash Flow Approach	$10,700,000	7.75%	6.75%(1)
Hartland Self Storage	Discounted Cash Flow Approach	$6,300,000	8.25%	6.00%(1)
Kenosha Storage	Discounted Cash Flow Approach	$13,300,000	8.00%	6.00%(1)
Point Storage	Discounted Cash Flow Approach	$11,400,000	8.25%	6.25%(1)

(1)	Source: Appraisal

(2)	Represents the terminal cap rate.

■	Environmental Matters. According to the Phase I environmental reports, dated between December 16, 2019 and January 9, 2020, there are no recognized environmental conditions at the Superior Storage Portfolio Properties.

■	Market Overview and Competition. The Superior Storage Portfolio Loan is secured by 13 properties located across two different states and within multiple submarkets. The appraisals concluded the competitive set market vacancy and the vacancy for the properties located approximately 3 to 5 miles from the property for each asset.

The following highlights the competitive set vacancy and surrounding supply for each Superior Storage Portfolio Property:

Competitive Set(1)

Property Name	Comp Set Vacancy(2)	Total Self Storage SF(3)
Airport Boulevard	25.5%	439,204
Joyce Boulevard	12.6%	264,992
Oak Street	14.7%	407,148
Pleasant Street 2	16.9%	558,035
Pleasant Street 1	17.9%	581,335
Robinson Avenue	19.3%	451,225
Shady Grove	10.9%	223,105
Trafalgar Road	16.5%	142,900
Walton Boulevard	24.5%	459,832
Hoerth Storage	10.0%-20.0%	NAV
Hartland Self Storage	17.0%	177,280
Kenosha Storage	9.3%	450,495
Point Storage	6.0%	255,971

(1)	Source: Appraisal.

(2)	Represents average vacancy of the properties located within trade area of each respective Superior Storage Portfolio Property.

(3)	Supply information for trade area of each respective Superior Storage Portfolio Property.

LOAN #4: Superior Storage Portfolio

■	The Borrowers. The borrowers are Hartland Self Storage LLC, Lakeside Storage LLC, NWA Storage 10 LLC, NWA Storage 9 LLC, NWA Storage 8 LLC, NWA Storage 7 LLC, NWA Storage 6 LLC, NWA Storage 5 LLC, NWA Storage 4 LLC, NWA Storage 3 LLC, NWA Storage 1 LLC, Kenosha Storage LLC, and 7Point5 LLC, each a Wisconsin limited liability company. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Superior Storage Portfolio Loan. The non-recourse carveout guarantor and borrower sponsor under the Superior Storage Portfolio Loan is Steven Juiris.

Mr. Juiris has over a decade of experience in commercial real estate, focused specifically on self-storage. Additionally, he has owned, operated, and successfully liquidated numerous commercial real estate assets including manufactured housing and self-storage. Mr. Juiris has operated other successful self-storage brands and currently operates under the Superior Storage brand. Mr. Juiris has already successfully rebranded the Arkansas assets and is in the process of rebranding the Wisconsin properties with the Superior Storage brand.

■	Escrows. At origination, the borrowers funded (i) a tax reserve in the amount of approximately $142,743, (ii) an insurance reserve in the amount of approximately $67,629, and (iii) a deferred maintenance reserve in the amount of $50,160.

On each due date, the borrowers will be required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the property taxes and insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months; provided that reserves for insurance premiums will be waived if the Superior Storage Portfolio Properties are covered by blanket insurance policies, the borrowers provide timely evidence of the payment of the applicable premiums and there is no continuing event of default in connection with the Superior Storage Portfolio Loan and (ii) a capital expenditure reserve in an amount equal to one-twelfth of $0.10 multiplied by the aggregate number of rentable square feet at the Superior Storage Portfolio Properties which have not been subject to a partial defeasance (subject to a cap of $0.30 multiplied by such rentable square feet).

■	Lockbox and Cash Management. The Superior Storage Portfolio Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of the initial Superior Storage Portfolio Trigger Period or event of default under the Superior Storage Portfolio Loan, the lender may deliver notices to each commercial tenant (but specifically not including the self storage tenants) instructing them to remit all rents into a lender-controlled lockbox account. Following the commencement of the initial Superior Storage Portfolio Trigger Period or event of default under the Superior Storage Portfolio Loan, the borrowers will be required to cause all cash revenues relating to the Superior Storage Portfolio Properties and all other money received by the borrowers or the property manager with respect to the Superior Storage Portfolio Properties (other than tenant security deposits) to be deposited into the lockbox account or, during the continuance of a Superior Storage Portfolio Trigger Period or event of default under the Superior Storage Portfolio Loan, a lender-controlled cash management account within two business days of receipt. On each business day during the continuance of a Superior Storage Portfolio Trigger Period or event of default under the Superior Storage Portfolio Loan, all amounts in the lockbox account are required to be remitted to the cash management account. On each business day that no Superior Storage Portfolio Trigger Period or event of default under the Superior Storage Portfolio Loan is continuing, all funds in the lockbox account are required to be swept into one or more borrower-controlled operating account(s).

During the continuance of a Superior Storage Portfolio Trigger Period or, at the lender’s discretion, during an event of default under the Superior Storage Portfolio Loan, all funds on deposit in the cash management account after payment of debt service (including payments under the Superior Storage Portfolio Mezzanine Loan), required reserves and budgeted operating expenses are required to be reserved as additional collateral for the Superior Storage Portfolio Loan.

A “Superior Storage Portfolio Trigger Period” means any period (a) commencing when the debt service coverage ratio (as calculated under the loan documents), determined as of the last day of any fiscal quarter, is less than 1.15x, and concluding when the debt service coverage ratio (as calculated under the loan documents), determined as of the last day of two consecutive fiscal quarters, is at least 1.15x, (b) commencing upon the borrowers’ failure to deliver required annual, quarterly or monthly financial reports (subject, in any event, to the notice and cure period specified in the loan documents) and ending when such reports are delivered and indicate that no other Superior Storage Portfolio Trigger Period is ongoing or (c) during the continuance of any event of default under the Superior Storage Portfolio Mezzanine Loan documents.

LOAN #4: Superior Storage Portfolio

■	Property Management. The Superior Storage Portfolio Properties are currently managed by Lakeland Homes & Property Management LLC, pursuant to a separate management agreement for each Superior Storage Portfolio Property. Under the Superior Storage Portfolio Loan documents, the Superior Storage Portfolio Properties are required to be managed by Lakeland Homes & Property Management, LLC, any affiliate of Extra Space Storage and CubeSmart (so long as such entities are not subject to an ongoing bankruptcy proceeding) or any other management company reasonably approved by the lender and with respect to which a rating agency confirmation has been received. The lender has the right to replace, or require the borrowers to replace, the property manager with a property manager selected by the borrowers (or selected by the lender during the continuance of an event of default under the Superior Storage Portfolio Loan or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction), subject to the lender’s reasonable approval, (i) during the continuance of an event of default under the Superior Storage Portfolio Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

■	Release of Collateral. Provided there is no continuing event of default under the Superior Storage Portfolio Loan, the borrowers have the right at any time from and after the second anniversary of the closing date to obtain the release of a Superior Storage Portfolio Property in connection with a sale of such Superior Storage Portfolio Property to a third party and subject to the satisfaction of certain conditions, including, among others: (i) delivery of defeasance collateral in an amount equal to the greater of (x) 120% of its allocated loan amount and (y) 80% of the sales price for such Superior Storage Portfolio Property, (ii) after giving effect to such release, the debt yield (as calculated under the loan documents) for the remaining Superior Storage Portfolio Properties is equal to or greater than the greater of (1) 7.39% and (2) the debt yield immediately prior to such release, (iii) after giving effect to such release, the debt service coverage ratio (as calculated under the loan documents) for the remaining Superior Storage Portfolio Properties is equal to or greater than the greater of (1) 1.38x and (2) the debt service coverage ratio immediately prior to such release and (iv) delivery of a REMIC opinion and a rating agency confirmation.

■	Mezzanine or Subordinate Secured Indebtedness. Concurrently with the origination of the Superior Storage Portfolio Loan, Quadrant Mezz Fund, LP (the “Superior Storage Portfolio Mezzanine Lender”) made an $11,500,000 mezzanine loan (the “Superior Storage Portfolio Mezzanine Loan”) to NWA Storage Holdings, LLC, the sole member of the borrowers, which is secured by a pledge of the sole member’s ownership interest in the borrowers. The Superior Storage Portfolio Mezzanine Loan is coterminous with the Superior Storage Portfolio Loan and accrues interest at a per annum rate equal to 10.50000%. The lenders of the Superior Storage Portfolio Loan and the Superior Storage Portfolio Mezzanine Loan entered into an intercreditor agreement that provides for customary consent rights, cure rights and the right to purchase the defaulted mortgage loan. See “Description of the Mortgage Pool—Additional Indebtedness—Existing Mezzanine Debt” in the Preliminary Prospectus.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Provided no event of default under the Superior Storage Portfolio Loan is continuing, the Superior Storage Portfolio Loan documents permit the beneficial owners of a Successor Borrower to obtain a future mezzanine loan (the “Superior Storage Portfolio Future Mezzanine Loan”) in connection with such Successor Borrower’s acquisition of the Superior Storage Portfolio Properties and assumption of the Superior Storage Portfolio Loan in accordance with the terms of the Superior Storage Portfolio Loan documents, subject to the satisfaction of certain conditions, including, among others: (i) the lender and the holder of the Superior Storage Portfolio Future Mezzanine Loan enter into an intercreditor agreement in form and substance acceptable to the lender and any applicable rating agency, (ii) the loan-to-value ratio based on the aggregate principal balances of the Superior Storage Portfolio Loan, the Superior Storage Portfolio Mezzanine Loan and the Superior Storage Portfolio Future Mezzanine Loan (the “Future Total Debt”) does not exceed 74.97%, (iii) the debt service coverage ratio based on the Future Total Debt is at least 1.40x, and (iv) the debt yield based on the Future Total Debt is at least 7.47%.

A “Successor Borrower” means a single-purpose entity that is directly or indirectly at least 51% owned and controlled by one or more Qualified Equityholders.

A “Qualified Equityholder” means (i) following the exercise of its remedies under the Superior Storage Portfolio Mezzanine Loan, the Superior Storage Portfolio Mezzanine Lender; (ii) the borrower sponsor prior to the occurrence of the events described in clause (i) and prior to the earlier of (a) three months after the Closing Date or (b) the death or incapacity of the borrower sponsor; or (iii) prior to the occurrence of the events described in clause (i), but following the events described in clause (ii), (a) the borrower sponsor, (b) following the death or incapacity of the borrower sponsor, the trustee of the CJ Trust, (c) any person approved by the lender with respect to whom a rating agency confirmation is

LOAN #4: Superior Storage Portfolio

received, (d) a bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, real estate company, investment fund or an institution substantially similar to any of the foregoing (x) with total assets (in name or under management) in excess of $1,000,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity in excess of $500,000,000 (in both cases exclusive of the Superior Storage Portfolio Properties) and (y) that is regularly engaged in the business of owning and operating comparable properties in major metropolitan areas.

■	Terrorism Insurance. The borrowers are required to maintain terrorism insurance in an amount equal to the full replacement cost of the Superior Storage Portfolio Properties, as well as 18 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA is no longer in effect, then the borrowers’ requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

LOAN #5: CBM Portfolio

Courtyard San Mateo Foster City

Courtyard Boulder

Courtyard Larkspur Landing Marin County

Courtyard Los Angeles Torrance Palos Verdes

COURTYARD
Courtyard Fresno

Courtyard Marriott Palm Springs

Courtyard St. Petersburg Clearwater

Courtyard Los Angeles Hacienda Heights

LOAN #5: CBM Portfolio

LOAN #5: CBM Portfolio

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	52		Loan Seller		GACC
Location (City/State)	Various / Various		Cut-off Date Balance(3)		$50,000,000
Property Type	Hospitality		Cut-off Date Balance per Room(2)		$51,843.17
Size (Rooms)	7,677		Percentage of Initial Pool Balance		4.1%
Total Occupancy as of 9/30/2019	70.8%		Number of Related Mortgage Loans		None
Owned Occupancy as of 9/30/2019	70.8%		Type of Security(4)		Various
Year Built / Latest Renovation	Various / Various		Mortgage Rate		3.53700%
Appraised Value(1)	$1,184,500,000		Original Term to Maturity (Months)		60
Borrower Sponsor	CBM Joint Venture Limited Partnership		Original Amortization Term (Months)		NAP
			Original Interest Only Period (Months)		60
			First Payment Date		3/6/2020
			Maturity Date		2/6/2025

Property Management	Courtyard Management Corporation
Underwritten Revenues	$291,830,198
Underwritten Expenses	$202,807,009		Escrows(5)
Underwritten Net Operating Income (NOI)	$99,424,570			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$84,833,060		Taxes	$0	$1,033,333
Cut-off Date LTV Ratio(1)(2)	33.6%		Insurance	$0	$0
Maturity Date LTV Ratio(1)(2)	33.6%		Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	6.97x / 5.94x		TI/LC	$0	$0
Debt Yield Based on Underwritten NOI /NCF(2)	25.0% / 21.3%		Other(6)	$99,000,000	$3,416,667

	Sources and Uses
Sources	$	%	Uses	$	%
Senior Notes	$398,000,000	58.1%	Loan Payoff	$576,371,975	84.2%
Subordinate Notes	286,000,000	41.8	Upfront Reserves	99,000,000	14.5
Principal New Cash Contribution	555,699	0.1	Closing Costs	9,183,724	1.3
Total Sources	$684,555,699	100.0%	Total Uses	$684,555,699	100.0%

(1)	The appraisal concluded an “As Complete” appraised value of $1,184,500,000 as of November 1, 2020, which assumes the completion of the renovation plan. The appraisal also concluded an “As Is” Portfolio appraised value of $980,000,000 as of November 1, 2019. Based on the “As Is” Portfolio appraised value, the Cut-off Date LTV and Maturity Date LTV based on the CBM Portfolio Senior Notes is equal to 40.6%. See “The Mortgaged Properties” herein.
(2)	Calculated based on the aggregate outstanding balance of the CBM Portfolio Senior Notes. See “—The Mortgage Loan” below.
(3)	The Cut-off Date Principal Balance of $50,000,000 represents the non-controlling notes A-2D and A-2I-1 of the CBM Portfolio Loan Combination evidenced by 11 senior pari passu notes and one subordinate note. See “—The Mortgage Loan” below.
(4)	See “—The Mortgage Loan” below.
(5)	See “—Escrows” below.
(6)	Other Upfront reserve represents a renovation reserve. The borrowers will be required to deposit into the renovation reserve the following annual amounts in equal monthly installments during each indicated year of the loan term: $41.0 million in the first year; $12.333 million in the second year; $12.333 million in the third year; and $121.333 million in the fourth year. In the event that the lender’s estimate of remaining costs of the renovation work (other than any optional work that has not yet commenced and the borrowers have elected not to commence or perform) exceeds the remaining renovation reserve balance, monthly deposits (based on an annual amount of $12.333 million) must continue after the fourth year until the balance in the renovation reserve, plus 50% of the balance then held in the FF&E reserve, is sufficient to fund the remaining work.

■	The Mortgage Loan. The mortgage loan (the “CBM Portfolio Loan”) is part of a loan combination (the “CBM Portfolio Loan Combination”) consisting of 11 pari passu notes with an aggregate original principal balance of $398,000,000 (the “CBM Portfolio Senior Notes”) and one subordinate note with an original principal balance of $286,000,000 (the “CBM Portfolio Subordinate Note”). The CBM Portfolio Loan Combination has an aggregate original principal balance of $684,000,000 and is secured by a first priority mortgage in the borrowers’ fee simple interests in six hotels, leasehold interests in seven hotels, and the fee simple and leasehold interests in 39 hotels (each a “CBM Portfolio Property” and together “CBM Portfolio Properties”) The 39 fee and leasehold hotels are owned in fee by C2 Land, L.P., (a borrower) and ground leased to its affiliate, CBM Two Hotels LP (a borrower) and the ground lessor’s and ground lessee’s interests in the properties are pledged as collateral under the mortgagee. The CBM Portfolio Loan, which is evidenced by the non-controlling notes A-2D and A-2l-1, which have an original principal balance of $50,000,000 and have an outstanding principal balance as of the Cut-off Date of $50,000,000 and represents approximately 4.1% of the Initial Pool Balance. The CBM Portfolio Loan Combination, which accrues interest at a fixed rate of 3.53700% per annum, was originated by DBR Investments Co. Limited on January 15, 2020. The proceeds of the CBM Portfolio Loan Combination were primarily used to refinance the existing debt, fund upfront reserves and pay closing costs.

The CBM Portfolio Loan Combination had an initial term of 60 months and has a remaining term of 60 months as of the Cut-off Date. The CBM Portfolio Loan Combination requires monthly payments of interest only for the term of the CBM Portfolio Loan Combination. The scheduled maturity date of the CBM Portfolio Loan Combination is the payment date in February 2025. Provided no event of default has occurred and is continuing, at any time after the earlier to occur of (i) January 15, 2023 and (ii) the second anniversary of the last securitization of a note comprising part of the CBM Portfolio Loan Combination (the “Release Date”), the CBM Portfolio Loan Combination may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the CBM Portfolio Loan Combination documents. Notwithstanding the foregoing, the borrowers have the right after the payment date in March 2021 to prepay a portion of the outstanding balance up to $61,560,000 in connection with the releases of a CBM Portfolio Property without the payment of any prepayment fees.

LOAN #5: CBM Portfolio

The CBM Portfolio Loan Combination is prepayable in full without penalty on or after the payment date in October 2024. See “—Release of Collateral” below.

Loan Combination Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$61,560,000	$61,560,000	COMM 2020-CBM(1)	No
A-2A	$50,000,000	$50,000,000	COMM 2020-CBM(1)	No
A-2B	$50,000,000	$50,000,000	COMM 2020-CBM(1)	No
A-2C	$50,000,000	$40,000,000	COMM 2020-CBM(1)	No
A-2E	$40,000,000	$40,000,000	DBRI(2)	No
A-2D	$40,000,000	$40,000,000	CGCMT 2020-GC46	No
A-2F	$36,440,000	$36,440,000	COMM 2020-CBM(1)	No
A-2G	$30,000,000	$40,000,000	COMM 2020-CBM(1)	No
A-2H	$20,000,000	$30,000,000	COMM 2020-CBM(1)	No
A-2I-1	$10,000,000	$10,000,000	CGCMT 2020-GC46	No
A-2I-2	$10,000,000	$10,000,000	DBRI(2)	No
B	$286,000,000	$286,000,000	COMM 2020-CBM(1)	Yes
Total	$684,000,000	$684,000,000

(1)	The COMM 2020-CBM transaction is expected to close prior to the Closing Date.
(2)	Expected to be contributed to one or more future securitization transactions.
■	The Mortgaged Properties. The CBM Portfolio Properties are comprised of 52 Courtyard by Marriott hospitality properties located across 25 states, totaling 7,677 rooms. The CBM Portfolio Properties include both urban and suburban properties with a diversified mix of demand drivers in some of the largest and strongest hospitality markets in the country. The largest single state exposure is California (8 hotels, or 27.6% of TTM September 2019 NCF). Northern California accounts for 17.5% of TTM September 2019 NCF, while Southern California accounts for 10.1%. The second largest exposure is Illinois at 6.5% of TTM September 2019 NCF and no other state represents more than 6.5% of TTM September 2019 NCF. The CBM Portfolio Properties are granular with the top 10 assets accounting for 33.9% of TTM September 2019 NCF and no single asset contributing more than 5.7% of TTM September 2019 NCF. Furthermore, the top 10 assets comprise 19.3% of the CBM Portfolio Properties by total room count. All metrics are calculated exclusive of the incentive management fee (“IMF”). The incentive management fee

Top 20 Portfolio Summary(1)

Property Name	City	State	% of Allocated Loan Amount	Total Rooms	TTM September 2019 RevPAR	Appraised Value(2)	TTM September 2019 NCF
Courtyard Larkspur Landing Marin County	Larkspur	CA	4.6%	146	$185.11	$53,000,000	$4,562,766
Courtyard San Mateo Foster City	Foster City	CA	4.5	147	$176.38	52,000,000	4,723,626
Courtyard San Jose Cupertino(3)	Cupertino	CA	4.1	149	$151.83	47,000,000	3,032,808
Courtyard Boulder	Boulder	CO	3.2	149	$108.45	37,000,000	2,317,517
Courtyard Los Angeles Torrance Palos Verdes	Torrance	CA	3.0	149	$119.39	35,000,000	2,482,013
Courtyard Los Angeles Hacienda Heights	Hacienda Heights	CA	3.0	150	$105.59	34,000,000	2,212,267
Courtyard Seattle South Center	Tukwila	WA	2.9	149	$119.45	33,500,000	2,611,254
Courtyard Nashville Airport(3)	Nashville	TN	2.4	145	$109.81	27,500,000	2,252,253
Courtyard Palm Springs	Palm Springs	CA	2.2	149	$106.06	25,500,000	2,309,381
Courtyard Portland Beaverton	Beaverton	OR	2.1	149	$90.76	24,500,000	1,647,205
Courtyard Atlanta Perimeter Center(3)	Atlanta	GA	2.1	145	$103.76	24,500,000	2,074,325
Courtyard Lincroft Red Bank(3)	Red Bank	NJ	2.1	146	$109.63	24,000,000	2,024,369
Courtyard St. Louis Creve Coeur	Creve Coeur	MO	2.1	154	$89.43	24,000,000	1,732,910
Courtyard Detroit Livonia	Livonia	MI	2.1	149	$81.95	24,000,000	1,654,708
Courtyard Rye	Rye	NY	2.0	145	$112.99	23,500,000	1,746,014
Courtyard Fresno	Fresno	CA	2.0	146	$117.71	23,000,000	2,185,775
Courtyard Boston Andover	Andover	MA	2.0	146	$101.78	23,000,000	1,933,239
Courtyard Detroit Metro Airport	Romulus	MI	2.0	146	$79.19	23,000,000	1,330,090
Courtyard Tampa Westshore	Tampa	FL	2.0	145	$97.35	23,000,000	745,649
Courtyard Denver Tech Center	Greenwood Village	CO	1.9	155	$78.95	22,000,000	1,419,896
Top 20 Subtotal/ Wtd. Avg(4)			52.5%	2,959	$112.13	$603,000,000	$44,998,065
Remaining Properties / Wtd. Avg.(4):			47.5%	4,718	$81.13	$581,500,000	$38,079,958
Total / Wtd. Avg.(4)(5):			100.0%	7,677	$93.08	$1,184,500,000	$83,078,024

(1)	Based on the underwritten rent roll dated as of September 30,2019.
(2)	Represents the aggregate individual “as-complete” appraised values as of November 1, 2020. The appraisal also concluded an “As Is” Portfolio appraised value of $980,000,000 as of November 1, 2019
(3)	A renovation project commenced at the CBM Portfolio Property, with more than $2.0 million spent in 2019, resulting in displacement.
(4)	Wtd. Avg. TTM September 2019 RevPAR are based on number of rooms.
(5)	Total TTM September 2019 NCF is calculated exclusive of IMF.

LOAN #5: CBM Portfolio

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the CBM Portfolio Properties:

Cash Flow Analysis(1)

	2016	2017	2018	TTM 9/30/2019(2)	Underwritten(2)	Underwritten $ per Room
Room Revenue	$267,053,524	$269,361,869	$266,164,629	$260,812,777	$264,646,720	$34,473
Food & Beverage Revenue	23,794,048	23,860,177	23,776,173	23,670,936	23,670,936	3,083
Other Revenue	1,401,039	1,390,588	2,734,010	3,512,543	3,512,543	458
Total Revenue	$292,248,611	$294,612,633	$292,674,812	$287,996,255	$291,830,198	$38,014

Room Expense	$56,444,179	$57,751,216	$59,308,451	$56,766,840	$56,766,840	$7,394
Food & Beverage Expense	16,278,914	16,633,043	17,992,198	17,099,983	17,099,983	2,227
Other Expense	7,021	8,018	730	544	544	0
Total Departmental Expenses	$72,730,114	$74,392,277	$77,301,379	$73,867,366	$73,867,366	9,622
Total Undistributed Expense	71,861,799	72,614,793	73,174,956	76,751,889	76,751,889	9,998
Total Fixed Expenses(3)	51,010,835	52,115,628	51,960,290	51,875,210	52,187,754	6,798
Total Operating Expenses	$195,602,748	$199,122,698	$202,436,625	$202,494,465	$202,807,009	$26,417
IMF Adjustment	3,279,413	3,300,783	3,984,721	3,588,660	1,574,665	205
Affiliate Ground Lease Add Back	(11,937,889)	(12,042,985)	(12,009,680)	(11,976,046)	(11,976,046)	(1,560)
Net Operating Income	$105,304,339	$104,232,137	$98,263,146	$93,889,176	$99,424,570	$12,951
FF&E	14,612,431	14,730,632	14,633,741	14,399,813	14,591,510	1,901
Net Cash Flow	$90,691,908	$89,501,505	$83,629,406	$79,489,364	$84,833,060	$11,050

Occupancy	73.0%	73.5%	72.6%	70.8%	71.9%(4)
NOI Debt Yield	26.5%	26.2%	24.7%	23.6%	25.0%
NCF DSCR	6.35x	6.27x	5.86x	5.57x	5.94x

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Based on the lender’s due diligence, 13 properties began their comprehensive renovation, resulting in 65,880 displaced rooms, or 2.4% of total room nights. In order to normalize cash flows, lender assumed 2018 Occupancy and ADR figures for those properties while underwriting to TTM 9/30/2019 figures for the other 39 properties.
(3)	The Total Fixed Expenses includes management fees and chain service fees.
(4)	Based on the underwritten economic occupancy.
(5)	The NOI Debt Yield and NCF DSCR are calculated based on the CBM Portfolio Senior Notes.
■	Appraisal. According to the appraisal, the CBM Portfolio Properties had an “as-is” portfolio appraised value of $980,000,000 as of November 1, 2019. The individual appraisals concluded a total “as complete” appraised value of $1,184,500,000 as of November 1, 2020, which assumes the completion of the renovation plan.
Appraisal Approach(1)	Value	Discount Rate	Terminal Capitalization Rate
Income Capitalization Approach	$980,000,000	10.5%	8.5%

(1)	Based on the “as-is” portfolio appraised value.
■	Environmental Matters. A Phase I environmental report was completed on all the CBM Portfolio Properties on December 11, 2019. The environmental consultant did not identify evidence of any recognized environmental conditions or recommendations for further action at the CBM Portfolio Properties.

■	Market Competition. Despite the displacement due to the portfolio-wide renovation project, the CBM Portfolio Properties were still able to achieve an overall RevPAR penetration of 114.9% based on September 2019 third-party market reports. The CBM Portfolio Properties maintained at least 112.9% RevPAR penetration index since 2012. The CBM Portfolio Properties are located across 25 states and perform at a RevPAR penetration rate in excess of 100% in all but three – North Carolina (two hotels, 92.8% RevPAR penetration), Maryland (two, 92.3% RevPAR Penetration), and Kansas (one, 98.1% RevPAR Penetration). The sponsor estimates approximately $21.6 million, or $29,171 per room, will be invested in these five hotels through 2021. As of the TTM September 2019, 44 of the individual hotels, or 86.1% of the allocated Loan amount, have 100% or greater RevPAR penetration; seven, or 9.8%, have a 90-100% RevPAR penetration, and only one hotel has between 80-90% RevPAR penetration (which is budgeted to receive nearly $5.4 million ($35,901 per room) in renovation through 2020).

LOAN #5: CBM Portfolio

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the CBM Portfolio Properties:

Historical Statistics(1)

	2016	2017	2018	TTM 9/30/2019
Occupancy	73.0%	73.5%	72.6%	70.8%
ADR	$130.16	$130.83	$130.76	$131.42
RevPAR	$95.04	$96.13	$94.99	$93.08

(1)	Based on third party market reports and occupied room nights.

The following table presents certain information relating to the primary competition for the CBM Portfolio:

CBM Portfolio Historical Capital Expenditures

	2005-2014	2015	2016	2017	2018	Estimated 2019	Total
Total Capex	$250,961,011	$19,305,642	$18,097,477	$15,713,549	$19,945,723	$46,415,742	$370,439,145
Per Room	$32,690	$2,515	$2,357	$2,047	$2,598	$6,046	$48,253
■	The Borrower. The borrowers are CBM Two Hotels LP and C2 Land, L.P., each a single-purpose limited partnership whose general partner is a single-purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the CBM Portfolio Loan Combination.

The borrower sponsor and non-recourse carveout guarantor is CBM Joint Venture Limited Partnership, a joint venture between affiliates of Clarion Partners, LLC and a large domestic pension fund. With over $53 billion of total assets under management, Clarion offers a broad range of real estate strategies across the risk/return spectrum to more than 350 domestic and international investors. Clarion has successfully refinanced the $670 million CBM Two Hotels Portfolio mortgage loan (which was securitized in COMM 2015-LC21), the approximately $195 million CBM One Hotels Portfolio mortgage loan (which was securitized in COMM 2012-FL2) and the $500 million Residence Inn and Homewood Portfolio mortgage loan (which was securitized in BAMLL 2012-CLRN).

Clarion Partners, an SEC registered investment adviser with FCA-authorized and FINRA member affiliates, has been a leading U.S. real estate investment manager for more than 37 years. Headquartered in New York, the firm has offices in major markets throughout the U.S. and Europe. With $53.6 billion in total assets under management, Clarion Partners offers a broad range of both debt and equity real estate strategies across the risk/return spectrum to its more than 350 domestic and international institutional investors.

■	Escrows. On the origination date, the borrowers deposited $99,000,000 for a renovation reserve.

The borrowers will be required to deposit approximately $1,033,333 into the tax reserve on a monthly basis. In addition, the borrowers will be required to deposit into the renovation reserve the following annual amounts in equal monthly installments: year 1 – $41.0 million, year 2 – $12.333 million, year 3 – $12.333 million, and year 4 – $12.333 million. In the event that the lender’s estimate of remaining costs of the renovation work (other than any optional work that has not yet commenced and the borrowers have elected not to commence or perform) exceeds the remaining renovation reserve balance, monthly deposits (in the year 4 amount) will continue after year 4 until the balance in the renovation reserve, plus 50% of the balance then held in the FF&E reserve, is sufficient to fund the remaining work. Payments for ongoing reserves including but not limited to reserves for real property taxes, one month of ground rent payments (to the extent not paid by the property manager), insurance (if acceptable insurance is not maintained on the property manager’s insurance program and paid as required under the management agreement), and FF&E, will be required. The property manager is currently reserving 5% of gross revenue on a monthly basis for FF&E expenditures. In the event that the property manager is no longer maintaining such reserve, an ongoing FF&E reserve of 5% of rents will be required by lender.

■	Lockbox and Cash Management. The CBM Portfolio Loan Combination is structured with a clearing account established by the borrowers at Wells Fargo Bank, National Association which all receipts of specified operating profits, certain repayments of FF&E reserve contributions and other amounts due to the borrowers from Marriott under the

LOAN #5: CBM Portfolio

managements, along with all amounts paid to the borrowers on account of ground leases with affiliates. Upon an individual property ceasing to be managed by Marriott, the lender may require the borrowers to deliver a notice directing all credit companies and tenants to deposit all rents payable to the borrowers or any property manager with respect to the properties that are not managed by Marriott directly into the clearing account. Provided no Trigger Event (as hereinafter defined) occurs, the CBM Portfolio Loan Combination documents permits transfers of deposits into the borrowers’ operating account for amounts in excess of the amount of the upcoming debt service and other monthly amounts due under the CBM Portfolio Loan Combination documents. Following a Trigger Event, any transfers to the borrowers’ operating account cease and sums on deposit in the deposit account are applied to payment of all monthly amounts due under the CBM Portfolio Loan Combination documents (including, without limitation, taxes and insurance, ground rent, debt service and all other required reserves) with any excess funds being held by the lender as additional collateral for the CBM Portfolio Loan Combination (provided that upon the occurrence of an event of default under the CBM Portfolio Loan Combination documents (or upon written notice of an acceleration of the loan, an automatic acceleration of the loan or a failure to repay the loan on the maturity date, with respect to tax funds, insurance funds, ground rent funds and FF&E reserve funds), such sums in the deposit account may be applied to amounts owed under the CBM Portfolio Loan Combination documents in such amounts, order and manner as lender elects in its sole discretion).

A “Trigger Event” means the occurrence of (i) an event of default under the CBM Portfolio Loan Combination documents (after all applicable cure periods have expired), or (ii) a Low Debt Yield Trigger.

A “Low Debt Yield Trigger” will occur if the debt yield falls below 8.75%, as calculated on the last day of the calendar quarter and will cease to exist if the debt yield exceeds 9.00% for two consecutive quarters upon which time all excess cash held by lender will be returned to the borrowers.

■	Property Management. The CBM Portfolio Properties are managed by Courtyard Management Corporation, an affiliate of Marriott International, Inc., or its affiliates (“Marriott”) or a hotel operator approved by the lender.
■	Current Mezzanine or Secured Subordinate Indebtedness. None.
■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not Permitted.
■	Release of Collateral. CBM Portfolio Property releases will be permitted as follows: (i) after the payment date occurring in March, 2021, properties having aggregate release prices of up to $61,560,000, without partial defeasance or defeasance fees, by prepayment of a cash release price equal to 110% of the allocated loan amount for each property to be released (other than Courtyard Philadelphia Devon and Courtyard Charlotte Southpark, which have a release price of $9,375,000 and $10,000,000 respectively); and (ii) after the Release Date, for releases of any other properties, subject in each case of (i) and (ii) above, to satisfaction of conditions set forth in the CBM Portfolio Loan Combination documents, including but not limited to, (A) payment of the release price (and partial defeasance), (B) a DSCR for all of the remaining CBM Portfolio Properties not be less than the greater of (x) 3.29x and (y) the DSCR immediately prior to such property release (based on the most recent financial statements delivered to the lender), (C) a debt yield for all of the remaining CBM Portfolio Properties not be less than the greater of (x) the 11.0% and (y) the debt yield immediately prior to such property release (based on the most recent financial statements delivered to the lender), (D) no event of default, and payment of all costs and a fee not to exceed $7,500. If all other conditions to a CBM Portfolio Property release are satisfied the borrower is permitted, to make a prepayment or increase the amount of the partial defeasance event, as applicable, in an amount equal to the minimum amount needed to satisfy the debt yield test described above, the DSCR test described above and (in connection with a prepayment permitted without defeasance) the REMIC loan-to-value test.
■	Terrorism Insurance. The CBM Portfolio Loan Combination documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the CBM Portfolio Properties, each with a deductible not in excess of $25,000 per occurrence. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

LOAN #6: STAPLES HEADQUARTERS

LOAN #6: STAPLES HEADQUARTERS

Billerica
Carlisle
Reading
Burlington
Bedford
Wakefield
Acton
Woburn
Lynn
Concord
Stow
Medford
Revere
Cambridge
Wayland
Waltham
Marlborough
Boston
Newton
Brookline
Natick
Framingham
Needham
Quincy
Dedham
Norwood
Braintree
Medfield
Randolph
Milford
Canton
Sharon
Brockton
EDMANDS RD
Callahan State Park
EDGELL RD
Edgell Grove Cemetery
Bose Corporation
Sanofi Genzyme
BOSTON RD
Sudbury Reservoir
Foss Reservoir
Framingham State University
TURNPIKE RD
FAYVILLE
UNION AVE
Framingham Country Club
Framingham
Staples HQ
500 Staples Drive
Framingham, MA 01702
BADGER RD
OREGON RD
COBURNVILLE
OAK ST
CORDAVILLE RD
Hopkinton State Park
COMMUTER RAIL
Ashland
MAP © 2020 CARTIFACT
DATA © OSM CONTRIBUTORS

LOAN #6: STAPLES HEADQUARTERS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GACC
Location (City/State)	Framingham, Massachusetts	Cut-off Date Balance		$50,000,000
Property Type	Office	Cut-off Date Balance per SF		$135.12
Size (SF)	666,088	Percentage of Initial Pool Balance		4.1%
Total Occupancy as of 2/6/2020	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 2/6/2020	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1997 / NAP	Mortgage Rate		3.11000%
Appraised Value	$198,000,000	Original Term to Maturity (Months)		120
Appraisal Date	11/1/2019	Original Amortization Term (Months)		NAP
Borrower Sponsors	LCN North American Fund III REIT	Original Interest Only Period (Months)		120
Property Management	Self-Managed	First Payment Date		3/6/2020
		Maturity Date		2/6/2030

Underwritten Revenues	$11,946,034
Underwritten Expenses	$358,381	Escrows(3)
Underwritten Net Operating Income (NOI)	$11,587,653	Upfront		Monthly
Underwritten Net Cash Flow (NCF)	$11,301,813	Taxes	$0	$0
Cut-off Date LTV Ratio(1)(2)	45.5%	Insurance	$0	$0
Maturity Date LTV Ratio(1)(2)	45.5%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	4.08x / 3.98x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	12.9% / 12.6%	Other	$0	$0

Sources and Uses

Sources	$	%	Uses	$	%
Loan Combination Amount	$90,000,000	53.0%	Purchase Price(4)	$165,000,000	97.2%
Principal Equity Contribution	$79,728,200	47.0%	Closing Costs	4,728,200	2.8
Total Sources	$169,728,200	100.0%	Total Uses	$169,728,200	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the Staples Headquarters Loan Combination. See “—The Mortgage Loan” below.

(2)	The Staples Headquarters Loan consists of the controlling Note A-1 and is part of the Staples Headquarters Loan Combination, which is evidence by three pari passu notes, with an aggregate outstanding principal balance as of the Cut-Off Date of $90,000,000. For additional information, see “—The Mortgage Loan” below.

(3)	See “—Escrows” below.

(4)	The Staples Headquarters Property (as defined below) was purchased from an affiliate of Staples in a sale leaseback transaction in December 2019. The proceeds of the Staples Headquarters Loan (as defined below) were used to recapitalize the borrower after such purchase.

■	The Mortgage Loan. The mortgage loan (the “Staples Headquarters Loan”) is part of a loan combination (the “Staples Headquarters Loan Combination”) evidenced by three pari passu notes. The aggregate outstanding principal balance as of the Cut-off Date of all notes evidencing the Staples Headquarters Loan Combination is $90,000,000, as detailed in the Loan Combination Summary table below. The Staples Headquarters Loan Combination is secured by a first mortgage encumbering the borrower’s fee simple interest in a 666,088 SF office complex located in Framingham, Massachusetts (the “Staples Headquarters Property”). The Staples Headquarters Loan, which is evidenced by the controlling Note A-1, has an outstanding principal balance as of the Cut-off Date of $50,000,000 and represents approximately 4.1% of the Initial Pool Balance. The related companion loans are evidenced by the two senior pari passu notes which have an aggregate original balance of $40,000,000 and are expected to be contributed to one or more future securitizations. The Staples Headquarters Loan Combination, which accrues interest at an interest rate of 3.11000% per annum, was originated by DBR Investments Co. Limited (“DBRI”) on January 29, 2020. The proceeds of the Staples Headquarters Loan Combination along with borrower sponsor equity were primarily used to acquire the Staples Headquarters Property and pay closing costs.

LOAN #6: STAPLES HEADQUARTERS

The table below summarizes the promissory notes that comprise the Staples Headquarters Loan Combination. The relationship between the holders of the Staples Headquarters Loan Combination is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Loan Combinations–The Serviced Pari Passu Loan Combination” in the Preliminary Prospectus.

Loan Combination Summary

Loan Combination Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	CGCMT 2020-GC46	Yes
A-2	$20,000,000	$20,000,000	DBRI(1)	No
A-3	$20,000,000	$20,000,000	DBRI(1)	No
Total	$90,000,000	$90,000,000

(1)	Expected to be contributed to one or more future securitization transactions

The Staples Headquarters Loan Combination has an initial term of 120 months and remaining term of 120 months as of the Cut-Off Date and requires monthly payments of interest only for the entire term of the Staples Headquarters Loan Combination. The scheduled maturity date of the Staples Headquarters Loan Combination is the due date in February 2030. Provided no event of default has occurred and is continuing under the Staples Headquarters Loan Combination documents, defeasance of the Staples Headquarters Loan Combination with direct, non-callable obligations of the United States of America or other obligations, which are “government securities” permitted under the Staples Headquarters Loan documents is permitted at any time after the earlier of (a) the second anniversary of the last note to be securitized and (b) January 29, 2023. The Staples Headquarters Loan Combination is prepayable in full without penalty on or after the due date in October 2024. See “—Release of Collateral” below.

■	The Mortgaged Property. The Staples Headquarters Property consists of a 666,088 SF class A office complex, which was built-to-suit in 1997 across approximately 50 acres for Staples, the sole tenant. The Staples Headquarters Property was purchased from an affiliate of the tenant in a sale leaseback transaction in December 2019. The Staples Headquarters Property’s layout includes two identical towers connected by a lobby, a central amenities building (the “Link”), a free-standing 16,354 SF single-story daycare facility operated by Bright Horizons, and 3,732 parking spaces (5.51 spaces per 1,000 SF) between surface and garage parking structures. Since 2012, Staples has invested $37.0 million ($36 PSF) on various capital improvement projects including renovations to eight office floors, a structured parking garage, the fitness and child care centers, and most recently, a $4.1 million renovation and upgrade of the lobby and Link connector. Staples plans to invest an additional $2.35 million in further capital improvement projects in the near future.

The Link project included an enhanced main lobby and the addition of flexible client meeting and presentation rooms, classrooms, and staircase access to the new cafeteria, which serves breakfast and lunch to approximately 2,500 on-site employees. Link amenities also include a coffee vendor and sundry shop. The headquarters building has a number of additional amenities and services including a fitness facility with yoga/spin studio, towel service and full-service locker rooms; solar panels on the parking garage roof; two-door loading dock on the east tower; dry cleaning and shoe-repair; on-site mobile mechanic and auto detailing service.

As of February 6, 2020, the Staples Headquarters Property was 100.0% leased and occupied by Staples (666,088 SF; 100.0% of NRA; 100% of UW Base Rent). Staples is a business-to-business distributor of business supplies operating in the U.S. and Canada. Staples’s supply chain is comprised of 33 fulfillment centers, which allows the company to offer free next-day delivery to over 95% of its customers. Staples established the Staples North American Distribution business (“Staples NAD”) in 1993 to focus on fulfilling the needs of business customers and has invested significantly to grow its business-to-business capability. In 1998, Staples expanded its go-to-market strategies through the launch of Staples.com, an online platform primarily serving small businesses, and the acquisition of Quill.com (“Quill”), a provider of business supplies to small and mid-sized businesses. In 2008, Staples NAD’s acquired Corporate Express, a supplier of office products to businesses and institutions. Staples was taken private by Sycamore Partners, which owns a 33.33% interest in the borrower, in September 2017.

Staples has a 25-year absolute triple net lease that expires in March 2045 at a base rent of $18.39 PSF (the “Staples Lease”). The Staples lease includes contractual annual rent increases by an amount equal to two times the cumulative change in the consumer price index (“CPI”); provided, however, such increase will not exceed 2.5% of the base rent of the immediately preceding lease year. Staples has three, 10-year extension options remaining and no termination options.

LOAN #6: STAPLES HEADQUARTERS

The following table presents certain information relating to the major tenant at the Staples Headquarters Property:

Largest Owned Tenant Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Staples	NR / B1 / B+	666,088	100.0%	$12,250,000	100.0%	$18.39	3/31/2045	3, 10-year options
All Tenants		666,088	100.0%	$12,250,000	100.0%	$18.39
Vacant		0	0.0	NAP	NAP	NAP
Total / Wtd. Avg. All Owned Tenants		666,088	100.0%	$12,250,000	100.0%	$18.39

(1)	Based on the rent roll dated February 6, 2020.

The following table presents certain information relating to the lease rollover schedule at the Staples Headquarters Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2020	0	0.0	0.0%	0	0.0	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	0	0.0	0.0%	0	0.0	$0.00	0
2025	0	0.0	0.0%	0	0.0	$0.00	0
2026	0	0.0	0.0%	0	0.0	$0.00	0
2027	0	0.0	0.0%	0	0.0	$0.00	0
2028	0	0.0	0.0%	0	0.0	$0.00	0
2029	0	0.0	0.0%	0	0.0	$0.00	0
2030	0	0.0	0.0%	0	0.0	$0.00	0
2031 & Thereafter	666,088	100.0	100.0%	12,250,000	100.0	$18.39	1
Vacant	0	0.0	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	666,088	100.0%		$12,250000	100.0%	$18.39	1

(1)       Based on the underwritten rent roll dated January 29, 2020.

The following table presents certain information relating to historical leasing at the Staples Headquarters Property:

Historical Leased %(1)

	2015	2016	2017	2018	As of 1/29//2020
Owned Space	100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Historical occupancies are as of December 31, of each respective year unless otherwise specified.

LOAN #6: STAPLES HEADQUARTERS

■	Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Staples Headquarters Property:

Cash Flow Analysis(1)(2)

	Underwritten	Underwritten $ per SF
Base Rent	$12,250,000	$18.39
Rent Steps(3)	306,250	0.46
Reimbursements	358,381	0.54
Other Income	0	0.00
Vacancy & Credit Loss	(968,597)	(1.45)
Effective Gross Income	$11,946,034	$17.93

Real Estate Taxes	$0	$0.00
Insurance	0	0.00
Management Fee	358,381	0.54
Other Operating Expenses	0	0.00
Total Operating Expenses	$358,381	$0.54

Net Operating Income	$11,587,653	$17.40
TI/LC	166,500	0.25
Capital Expenditures	119,340	0.18
Net Cash Flow	$11,301,813	$16.97

Occupancy(4)	92.5%
NOI Debt Yield(5)	12.9%
NCF DSCR(5)	3.98x
(1)	Based on the underwritten rent roll dated February 6, 2020.

(2)	The Staples Headquarters Property was acquired by the borrower from an affiliate the tenant in December 2019 in a sale leaseback transaction, and accordingly no operating history is available.

(3)	Represents contractual rents steps taken through August 2020.

(4)	Represents underwritten economic occupancy as of February 6, 2020. Staples occupies 100% of the Staples Headquarters Property.

(5)	Calculated based on the Staples Headquarters Loan Combination.

■	Appraisal. According to the appraisal, the Staples Headquarters Property had an “As-Is” appraised value of $198,000,000 as of November 1, 2019.

Appraisal Approach	“As-Is” Value(1)	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$196,000,000	N/A	6.25%
Discounted Cash Flow Approach	$194,000,000	7.75%	6.75%(2)

(1)	Value represents appraiser’s “as-is“ values, which are net of $3.0 million of excess land value attributed to 225 Crossing Boulevard.

(2)	Represents the terminal capitalization rate.

■	Environmental Matters. According to a Phase I environmental report, dated September 4, 2019, the environmental consultant did not identify evidence of any recognized environmental conditions.

■	Market Overview and Competition. The Staples Headquarters Property is located approximately 20.0 miles west of Boston, with direct visibility along I-90 (MA Turnpike – average weekday traffic of 100,000 vehicles). The Staples Headquarters Property has access to the MA Turnpike and Route 9, with proximity to hotels, restaurants, and retail. Major corporate headquarters for TJX and Bose can be found in Framingham, while Quest Diagnostics, GE Healthcare, Sanofi, and most recently Whole Foods have operations in Marlborough or Westborough, approximately ten miles west.

The Staples Headquarters Property is part of a larger office park called 9/90 Corporate Center, which consists of approximately 1.3 million SF of office space. The 9/90 Corporate Center benefits from its location west of Route 128 and direct access from I-90 at exits 12 & 13, as well as access to the Natick Mall (Greenstreet: A+), numerous retail options, restaurants, and hotels. Tenants at the 9/90 Corporate Center include Genzyme, Computershare, Boston Heart Diagnostics, LFB USA, Inc., Sanford Health, and Globoforce Limited.

As of December 17, 2019, the Framingham/Natick office submarket had a total inventory of 10,658,878 square feet with 7.9% vacancy and average asking rents of $27.19 PSF, according to a third party market report. The appraisal concluded a market rent at the Staples Headquarters Property of between $15.93 and $19.64 PSF. The market rent conclusion is based on (i) discussions with market brokers and property owners and (ii) the comparable leases below with additional qualitative adjustments made for the quality of the Staples Headquarters Property.

LOAN #6: STAPLES HEADQUARTERS

As of December 17, 2019, the Framingham/Natick office submarket had a total inventory of 10,658,878 SF with 7.9% vacancy and average asking rents of $27.19 PSF, according to a third party market report. The appraisal concluded a market rent at the Staples Headquarters Property of between $15.93 and $19.64 PSF. The market rent conclusion is based on (i) discussions with market brokers and property owners and (ii) the comparable leases below with additional qualitative adjustments made for the quality of the Staples Headquarters Property.

The following chart summarizes comparable office leases per the appraisal for the Staples Headquarters Property:

Summary of Comparable Office Leases(1)

Property Name	Tenant Name	Lease Year	Term (mos.)	Lease Type	Tenant Size (SF)	Annual Base Rent PSF	Free Rent (mos.)	TI PSF
Staples Headquarters Property	Staples	Jan-20	300	NNN	666,088	$18.39	0	$0.00
6 Tech Drive	Draeger Medical Systems, Inc.	Jul-21	120	NNN	128,400	$14.45	6	$10.00
260 Locke Drive	Sungard/First Colony	Aug-19	62	NNN	65,915	$15.25	0	$0.00
470-504 Totten Pond Road	Simpson Gumpertz & Heger	Aug-19	180	NNN	110,000	$35.00	0	$80.00
400 Rivers Edge Drive	Aergo Administrative Service Corp.	Dec-18	192	NNN	115,139	$27.43	6	$65.00
4 Technology Park Drive	Sonus	Sep-18	120	NNN	97,500	$12.25	9	$15.00
1 Radcliff Road	L3 Technologies	Jul-18	126	NNN	140,000	$15.00	6	$80.00
150 Minuteman Road	Smith & Nephew	Feb-18	154	NNN	112,148	$17.00	0	$30.00
89 A Street	Steward Health Care System, LLC	Aug-17	152	NNN	52,654	$27.50	8	$80.50
Total / Wtd. Avg.(2)					821,756	$10.10	4.38	$46.04

(1)	Source: Appraisal.

(2)	Total / Wtd. Avg. excludes the Staples Headquarters Property.

■	The Borrower. The borrower is STP Framingham (MA) LLC, which is a joint venture between LCN North American Fund III REIT and Sycamore Partners II, L.P. LCN Capital Partners has a 66.66% beneficial ownership interest in the borrower, and Sycamore Partners has a 33.33% beneficial ownership interest in the borrower. Sycamore Partners owns Staples, the sole tenant. The borrower sponsor and non-recourse carveout guarantor is LCN North American Fund III REIT.

LCN Capital Partners has experience in the primary sale-leaseback and build-to-suit markets, where investments and leases are directly originated with corporate users of real estate. LCN Capital Partners manages six portfolios, containing over $3.0 billion in real estate assets. The team has decades of experience in sale-leaseback, credit underwriting, non-recourse debt placement, and corporate finance. Edward V. LaPuma is the Co-Founder and Managing Partner of LCN Capital Partners where he jointly oversees all aspects of the firm’s investment activities and operations globally.

Sycamore Partners is a private equity firm based in New York specializing in retail and consumer investments. The following are current investments held by Sycamore Partners other than Staples: Pure Fishing, The Limited, Belk, Inc., Aeropostale, EMP, Nine West Holdings, & Hot Topic.

Escrows. On a monthly basis, upon the occurrence and continuance of a Lease Sweep Period (as defined below), the borrower is required to fund the following reserves with respect to the Staples Headquarters Loan Combination: (i) a tax reserve in an amount equal to 1/12 of the amount that the lender estimates is necessary to pay taxes over the then succeeding 12-month period, (ii) an insurance reserve in an amount equal to 1/12 of the amount of the annual insurance premiums and (iii) a replacement reserve in an amount equal to $7,700 during (x) reserve trigger period, (y) the continuance of a Lease Sweep Period or (z) any period when the property is not leased pursuant to the Staples Lease or a replacement NNN lease which, in either case, requires such tenant to pay for all replacement reserves at the Staples Headquarters Property. Monthly tax and insurance reserves are waived so long as there is a single tenant at the Staples Headquarters Property, the lease for the Staples Headquarters Property is in full force and effect and the tenant is paying all taxes and insurance premiums directly.

■

Lockbox and Cash Management. The Staples Headquarters Loan Combination is structured with a hard lockbox and in place cash management. All deposits into the clearing account are required to be transferred on a daily basis to an account controlled by the lender, to be applied to payment of all monthly amounts due under the Staples Headquarters Loan documents (including, without limitation, taxes and insurance, debt service and required reserves) and approved property operating expenses, with any excess funds being deposited (i) if a Lease Sweep Period is continuing, into the lease sweep reserve, if applicable, until the Lease Sweep Period has been cured or (ii) no Lease Sweep Period is

LOAN #6: STAPLES HEADQUARTERS

continuing, and another Trigger Period is continuing, into a cash collateral account to be held as additional security for the Staples Headquarters Loan during the continuance of such Trigger Period. Staples pays its rent on a quarterly basis. As such, upon the payment of any rent by Staples, such amount will be deposited into the clearing account and transferred to the lender controlled account. On the next succeeding payment date, 1/3 of such rental amount is run through the waterfall for the payment of all monthly amounts due under the Staples Headquarters Loan (the “Required Monthly Payments”), with the remainder of such 1/3 amount disbursed to the borrower if no Trigger Period is continuing. The remaining 2/3 of the rental payment is be required to be disbursed as follows: (i) two times the amount of the Required Monthly Payments must be deposited into a reserve with the lender, to be used for the payment of all monthly amounts due under the Staples Headquarters Loan for the succeeding two payment dates and (ii) the remainder must be disbursed to Borrower. During the first Trigger Period under the Staples Headquarters Loan and from and after the second Trigger Period, only the Required Monthly Payments may be disbursed from the account and run through the waterfall and all remaining amounts of the quarterly rental payment must remain in the quarterly rent lender-controlled account.

A “Trigger Period” means the occurrence of (i) an event of default under the Staples Headquarters Loan documents, (ii) as of any calendar quarter the debt service coverage ratio is less than 1.20x, or (iii) a Lease Sweep Period. A Trigger Period will end (a) with respect to clause (i) above, if such event of default has been cured and such cure is accepted by the lender, (b) with respect to clause (ii) above, the debt service coverage ratio is 1.25x for one calendar quarter and (c) with respect to clause (iii) above, the Lease Sweep Period has been cured.

A “Lease Sweep Period” will commence on the first payment date following the occurrence of (a) with respect to each Lease Sweep Lease, the earlier of (A) the date that is 12 months prior to expiration of a Lease Sweep Lease and (B) the date required under a Lease Sweep Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) the date that a Lease Sweep Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or the receipt by borrower or manager of notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate the Lease Sweep Lease (or any material portion thereof) prior to its then current expiration date; (c) the date that a Go Dark Event occurs in 10% or more of the space demised to such tenant at the Staples Headquarters Property (other than in connection with a Permitted Go Dark Event); (d) upon a monetary or material non-monetary default under a Lease Sweep Lease by the Tenant thereunder that continues beyond any applicable notice and/or cure period; or (e) the occurrence of a lease sweep tenant party insolvency proceeding.

A lease sweep period will end once (A) in the case of clauses (a), (b) and (c) above, the entirety of the lease sweep space (or applicable portion thereof) is leased pursuant to one or more Qualified Leases and, in the lender’s reasonable judgment, sufficient funds have accumulated in the lease sweep account (during the continuance of the subject Lease Sweep Period) to cover all anticipated approved leasing expenses, free rent periods and/or rent abatement periods set forth in all such Qualified Leases and any shortfalls in required payments hereunder or operating expenses as a result of any anticipated down time prior to the commencement of payments under such Qualified Leases; (B) in the case of clause (a) above, the date on which the tenant under the Lease Sweep Lease irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement with the borrower that is reasonably acceptable to the lender) with respect to all of its lease sweep space, and in the lender’s reasonable judgment, sufficient funds have accumulated in the lease sweep account (during the continuance of the subject Lease Sweep Period) to cover all anticipated approved leasing expenses, free rent periods and/or rent abatement periods in connection with such renewal or extension; (C) in the case of clause (d) above, the date on which the subject default has been cured; (D) in the case of clause (e) above, the applicable lease sweep tenant party insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender; and (E) in the case of clause (c) above, either (x) funds in an amount equal to the Go Dark Event Sweep Cap have accumulated in the lease sweep account or (y) the borrower has delivered (or caused the tenant to deliver) a Letter of Credit to the lender (in favor of the lender and usable by the lender in accordance with the terms of the in accordance with the Staples Headquarters Loan Documents) (a “Lease Sweep Letter of Credit”) in an amount equal to the applicable Go Dark Deposit Amount; provided, that, if the borrower has delivered a Lease Sweep Letter of Credit to the lender in accordance the terms of the Staples Headquarters Loan Agreement, a Lease Sweep Period will immediately re-commence if such Go Dark Event is still occurring on the date upon which the amount of available cash that has been released to the borrower pursuant to the terms of the Staples Headquarters Loan Agreement since the date of such Go Dark Event equals or exceeds the applicable Go Dark Deposit Amount and, upon such re-commencement, such Lease Sweep Period will thereafter continue until (1) funds have accumulated in the lease sweep account in an amount equal to the amount by which the Go Dark Event Sweep Cap exceeds the face amount of all Letters of Credit then being held by the lender or (y) the borrower has delivered one or more additional or replacement Lease Sweep letters of credit to the lender which, when taken together with any other Letters of Credit then being held by the lender, have an aggregate face amount at least equal to the Go Dark Event Sweep Cap.

LOAN #6: STAPLES HEADQUARTERS

A “Go Dark Event” occurs if any tenant under a Lease Sweep Lease discontinues its business (i.e., “goes dark”) in all or any portion of the space demised to such tenant at the Staples Headquarters Property (other than in connection with a Permitted Go Dark Event).

A “Go Dark Event Sweep Cap” is equal to $33,304,400.

A “Go Dark Event Deposit Amount” means:

(a)	if such Go Dark Event occurs in 10% or more but less than 20% of the total rentable SF of the Staples Headquarters Property, an amount equal to the amount of rent (which will include fixed rent plus any Additional Rent (as such term is defined in the applicable Lease Sweep Lease) due to the borrower during such period) payable under the applicable Lease Sweep Lease for the 12 months following the date of such Go Dark Event;

(b)	if such Go Dark Event occurs in 20% or more but less than 40% of the total rentable SF of the Staple Headquarters Property, an amount equal to the amount of rent (which will include fixed rent plus any Additional Rent (as such term is defined in the applicable Lease Sweep Lease) due to the borrower during such period) payable under the applicable Lease Sweep Lease for the 18 months following the date of such Go Dark Event;

(c)	if such Go Dark Event occurs in 40% or more but less than 60% of the total rentable SF of the Staples Headquarters Property, an amount equal to the amount of rent (which includes fixed rent plus any Additional Rent (as such term is defined in the applicable Lease Sweep Lease) due to the borrower during such period) payable under the applicable Lease Sweep Lease for the 24 months following the date of such Go Dark Event;

(d)	if such Go Dark Event occurs in 60% or more of the total rentable SF of the Staples Headquarters Property, an amount equal to the amount of rent (which includes fixed rent plus any Additional Rent (as such term is defined in the applicable Lease Sweep Lease) due to the borrower during such period) payable under the applicable Lease Sweep Lease for the 36 months following the date of such Go Dark Event.

A “Lease Sweep Lease” means (i) the Staples Lease or (ii) any replacement lease that either individually, or when taken together with any other lease with the same tenant or its affiliates, covers 80,000 or more rentable square feet,

A “Lease Sweep Tenant” means a tenant under a Lease Sweep Lease or its direct or indirect parent company.

A “Permitted Go Dark Event” means that the Lease Sweep Tenant has temporarily vacated the Lease Sweep Space, (x) for a period of no longer than 90 days, in order to perform renovations or upgrades to such Lease Sweep Space or (y) for a period of no longer than 12 months after receipt of all applicable governmental permits and approvals, to complete the restoration of the Staples Headquarters Property following a casualty, so long as the borrower or the applicable Lease Sweep Tenant is continuously and diligently pursuing completion of such restoration.

A “Qualified Lease” means either (A) the original Lease Sweep Lease as extended in accordance with an express renewal option or a modification approved by the lender or (B) a replacement lease (i) with an initial term of five years (provided that such term extends at least three years beyond the end of the Staples Headquarters Loan term), (ii) entered into in accordance with the Staples Headquarters Loan Combination documents and (iii) on market terms with respect to, among other things, base rent, additional rent and recoveries and tenant improvement allowances.

■	Property Management. The Staples Headquarters Property is self-managed.

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Secured Indebtedness. Not permitted.

■

Release of Collateral. Releases of a certain unimproved non-income producing parcel of land is permitted. At any time, the borrower may release the certain parcel provided that no event of default is continuing and the release does not trigger an event of default. In the event that, after giving effect to such release, the loan-to-value ratio of the remaining Staples Headquarters Property as determined by the lender in accordance with REMIC trust policy is greater than 125%, the principal balance of the Staples Headquarters Loan Combination must be paid down by an amount such that

LOAN #6: STAPLES HEADQUARTERS

the ratio of the unpaid principal balance the Staples Headquarters Loan Combination evidenced by the note to the value of the remaining Staples Headquarters Property securing such note is less than 125%.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Staples Headquarters Property, plus business interruption coverage in an amount equal to 100% of the full replacement the Staples Headquarters Property. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

LOAN #7: 805 THIRD AVENUE

LOAN #7: 805 THIRD AVENUE

Floor							
31	On Location Events, LLC 7,694 SF | 9/2020						
30	Yankees Entertainment and Sports Network, LLC a/k/a Y.E.S. Network 23,800 SF | 5/2022						
29	Sub-Tenant: KBA Holdings, Inc. TT: Meredith Corporation 23,800 SF | 12/2026						
28	Sub-Tenant: KBA Holdings, Inc. TT: Meredith Corporation 23,800 SF | 12/2026						
27	Sub-Tenant: KBA Holdings, Inc. TT: Meredith Corporation 23,800 SF | 12/2026						
26	Sub-Tenant: KBA Holdings, Inc. TT: Meredith Corporation 23,800 SF | 12/2026						
25	Sub-Tenant: Gen II Fund Services, LLC TT: Meredith Corporation 23,800 SF | 12/2026						
24	Sub-Tenant: Gen II Fund Services, LLC TT: Meredith Corporation 23,800 SF | 12/2026						
23	Sub-Tenant: Gen II Fund Services, LLC TT: Meredith Corporation 23,800 SF | 12/2026						
22	Sub-Tenant: Newmax Media, Inc. TT: Meredith Corporation 23,800 SF | 12/2026						
21	Asset International 23,800 SF | 12/2020						
20	EnterSolar, LLC 5,753 SF | 4/2023	Vacant 8,540 SF	Advocate, LLP 3,577 SF | 1/2026	Carmel Partners, Inc. 6,193 SF | 8/2022			
19	Sub: Messner Reeves LLP Main: Poten & Partners, Inc 29,411 SF | 6/2020						
18	Bernard Herold & Co., Inc. 5,865 SF | 4/2022	Norvin Partners, Ltd. 3,640 SF | 1/2021	Central Park Group, LLC 6,353 SF | 2/2021	Central Park Group, LLC 2,251 SF | 2/2021			
17	Toyota Tsusho America, Inc. 23,500 SF | 11/2022						
16	Andreas Esberg & Company, LLP 3,897 SF | 11/2022	Vacant 2,061 SF	Toyota Tsusho America, Inc. 17,622 SF | 11/2022				
15	Red Stone Equity Partners LLC 5,776 SF | 4/2021	Continental Exhibitions, Inc. 1,310 SF | 11/2021	Globis Realty Holdings, LLC 2,197 SF | 7/2022	Worth Venture Partners, LLC 3,035 SF | 10/2022	Overseas Marine Services 2,870 SF | 1/2024	Vacant 2,930 SF	
14	Oracle Partners, LLC & Kinetic Advisors, LLC 3,120 SF | 9/2020	William A. M. Burden & Co., L.P. 2,350 SF | 10/2021	Lionpoint Group, LLC 5,241 SF | 6/2023	AIFAM, Inc. 4,481 SF | 7/2021	C-FAM, Inc. 1,890 SF | 12/2020	RBSM LLP 3,717 SF | 3/2025	
12	William A.M. Burden & Co., L.P. 5,621 SF | 9/2021	The Pagan Law Firm P.C. 3,344 SF | 6/2024	Edge Wealth Management LLC 2,486 SF | 3/2022	Brief Carmen & Kleinman, LLP 6,012 SF | 1/2022	Associated Foreign Exchange, Inc. 4,276 SF | 3/2022	F&V Capital Management, LLC 2,420 SF | 1/2022	
11	Atrato Advisors LLC 1,950 SF | 7/2022	Vacant 5,073 SF	Seven Points Capital, LLC 3,500 SF | 10/2023	Vacant 3,796 SF	SRA Realty No. 11, Inc. 4,350 SF | 6/2029	Ruzow & Associates, Inc. 2,300 SF | 8/2029	CG Asset Management LLC 3,083 SF | 1/2021
10	Thylan Associates, Inc. 2,900 SF | 10/2024	Vacant 4,711 SF	Eiseman Levine Lehrhaupt & Kakoyiannis P.C. 15,889 SF | 7/2022				
9	United States of America 8,045 SF | 3/2020	Argyle Service Co., Inc. 3,239 SF | 6/2021	Vacant 6,710 SF	Vacant 5,987 SF			
8	GGI NYC, LLC 2,718 SF | 8/2022	Guzov, LLC 2,391 SF | 6/2022	Vacant 5,531 SF	Sierra Financial Ltd. 2,541 SF | 3/2022	Dominican Republic Mission 2,789 SF | 12/2020	Extell Management Services Inc. 3,789 SF | 2/2023	
7	Extell Development Company 23,500 SF | 3/2028						
6	Meredith Corporation 23,500 SF | 12/2026						
Upper	Soho Photo, Inc. 350 SF | 10/2021	Pampano, LLC 5,783 SF | 10/2022					
Mezz.	Reins International New York, Inc. 4,915 SF | 10/2030	Vacant 1,666 SF	RH + NY, Inc. 935 SF | 5/2027	Silvano Tailor Shop, Inc. 700 SF | 12/2021			
Ground	Super Runner's Shop 2,200 SF | 9/2031	Harrys of London 1,200 SF | 10/2024	3rd Avenue Jewels Inc. 640 SF | 5/2023	764 3rd Ave. Liquors, Inc. 2,000 SF | 9/2027	Radiance Tea, Inc. 1,591 SF | 5/2023	FedEx Drop Box MTM	
Atrium LL	Costello & Khaimov, Inc. 820 SF | 6/2022	Blue Stone Lane 805, LLC 350 SF | 3/2023	805 the Picnic Basket LLC d/b/a Poke 1,350 SF | 2/2027	Vacant 850 SF	Radiance Tea, Inc. 819 SF | 5/2023	Miranda Interantional, Inc. 350 SF | 12/2019	

VACANT | BUILDING | MTM | 2019 – 2020 | 2021 – 2022 | 2023 – 2024 | 2025 – 2026 | 2027 – 2028 | 2029+

LOAN #7: 805 THIRD AVENUE

805 Third Avenue
805 Third Avenue
New York, NY 10022
TURTLE BAY
New York
MANHATTAN
BROOKLYN
E 56TH STREET
E 55TH STREET
E 54TH STREET
E 53RD STREET
E 52ND STREET
E 51ST STREET
E 50TH STREET
E 49TH STREET
E 48TH STREET
E 47TH STREET
E 46TH STREET
E 45TH STREET
E 44TH STREET
E 43RD STREET
MADISON AVENUE
PARK AVENUE
LEXINGTON AVENUE
THIRD AVENUE
SECOND AVENUE
FIRST AVENUE
919 Third
Post Office
Citigroup Center
Lipstick Building
399 Park
Seagram Bldg
345 Park
Waldorf Astoria Hotel
Saint Bartholomew's Church
GE Building
277 Park
245 Park
485 Park
237 Park
Helmsley Building
Met Life Building
Grand Central Terminal
US Post Office
Graybar Building
Chrysler Bldg
Trump World Tower
Japan Society
One Vanerbilt

LOAN #7: 805 THIRD AVENUE

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CREFI
Location (City/State)	New York, New York	Cut-off Date Balance(2)	$45,000,000
Property Type	Office	Cut-off Date Principal Balance per SF(1)	$251.64
Size (SF)	596,100	Percentage of Initial Pool Balance	3.7%
Total Occupancy as of 10/24/2019	91.9%	Number of Related Mortgage Loans	None
Owned Occupancy as of 10/24/2019	91.9%	Type of Security	Fee Simple
Year Built / Latest Renovation	1982 / NAP	Mortgage Rate(3)	4.24000%
Appraised Value	$460,000,000	Original Term to Maturity (Months)	120
Appraisal Date	10/1/2019	Original Amortization Term (Months)	NAP
Borrower Sponsor	Charles Steven Cohen	Original Interest Only Period (Months)	120
Property Management	Cohen Brothers Realty Corporation	First Payment Date	1/6/2020
Maturity Date	12/6/2029

Underwritten Revenues	$33,275,196
Underwritten Expenses	$15,020,787	Escrows(4)
Underwritten Net Operating Income (NOI)	$18,254,409	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$16,935,189	Taxes	$0	$700,333
Cut-off Date LTV Ratio(1)	32.6%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	32.6%	Replacement Reserve	$0	$9,807
DSCR Based on Underwritten NOI / NCF(1)	2.83x / 2.63x	TI/LC	$4,000,000	$0
Debt Yield Based on Underwritten NOI / NCF(1)	12.2% / 11.3%	Other	$1,171,861	$0

Sources and Uses
Sources	$	%	Uses	$	%
Senior Notes	$150,000,000	54.5%	Loan Payoff	$162,085,895	58.9%
Subordinate Note	125,000,000	45.5	Principal Equity Distribution	100,842,948	36.7
Closing Costs	6,899,296	2.5
Reserves	5,171,861	1.9

Total Sources	$275,000,000	100.0%	Total Uses	$275,000,000	100.0%

(1)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the 805 Third Avenue Senior Notes (as defined below). See “—The Mortgage Loan” below.
(2)	The Cut-off Date Balance of $45,000,000 represents the non-controlling senior note A-3, which is part of a loan combination evidenced by three pari passu notes and one subordinate note having an aggregate outstanding principal balance as of the Cut-off Date of $275,000,000. The 805 Third Avenue Loan Combination (as defined below) is evidenced by: the 805 Third Avenue Loan (as defined below), the non-controlling senior notes A-1 ($50,000,000), A-2 ($50,000,000) and A-3 ($40,000,000), A-4-1 ($5,000,000), A-4-2 ($5,000,000), which were securitized in CGCMT 2019-C7, or are expected to be contributed to one or more future securitization transactions and a controlling subordinate B note with an outstanding principal balance as of the Cut-off Date of $125,000,000. See “—The Mortgage Loan” below.
(3)	The 805 Third Avenue Senior Note Interest rate is 4.24000%, while the 805 Third Avenue Subordinate Note interest rate is 3.80000%, the weighted average interest rate is 4.04000%.
(4)	See “—Escrows” below.
■	The Mortgage Loan. The 805 Third Avenue mortgage loan (the “805 Third Avenue Loan”) is part of a loan combination (the “805 Third Avenue Loan Combination”) evidenced by three senior pari passu notes and a controlling subordinate note that are secured by a first mortgage encumbering the borrower’s fee simple interest in a 596,100 SF Class A office building with ground floor retail located New York, New York (the “805 Third Avenue Property”). The 805 Third Avenue Loan, which is evidenced by the non-controlling note A-3, has an outstanding principal balance as of the Cut-off Date of $45,000,000 and represents approximately 3.7% of the Initial Pool Balance. The related senior companion loans (together with the 805 Third Avenue Loan, the “805 Third Avenue Senior Notes”) are evidenced by the non-controlling notes A-1 ($50,000,000), A-2 ($55,000,000) and A-3 ($45,000,000) which are currently held by CREFI, securitized in CGCMT 2019-C7 and expected to be contributed to one or more future securitization transactions. The subordinate note B (the “805 Third Avenue Subordinate Note”) has an outstanding principal balance as of the Cut-off Date of $125,000,000. The 805 Third Avenue Subordinate Note will be an asset of the CGCMT 2019-C7 trust but will not be pooled together with the other mortgage loans and payments of interest and principal received in respect of the 805 Third Avenue Subordinate Note will be available to make distributions in respect of the loan-specific classes of certificates only. The holder of the 805 Third Avenue Subordinate Note will have the right to appoint the special servicer of the 805 Third Avenue Loan Combination and to direct certain decisions with respect to the 805 Third Avenue Loan Combination, unless a control appraisal event exists under the related co-lender agreement; provided that after the occurrence of a control appraisal event with respect to the 805 Third Avenue Subordinate Note, the holder of the 805 Third Avenue Loan will have such rights. For so long as the 805 Third Avenue Subordinate Note is included in the CGCMT 2019-C7 trust, and a control appraisal event does not exist, such rights will be exercised by the directing holder of the CGCMT 2019-C7 loan-specific certificates. The 805 Third Avenue Loan Combination was originated by CREFI on November 8, 2019, had an aggregate original principal balance of $275,000,000 and has an aggregate outstanding principal balance as of the Cut-off Date of $275,000,000. The 805 Third Avenue Senior Notes accrue interest at an interest rate of 4.24000% per annum and the 805 Third Avenue Subordinate Note accrues interest at an interest rate of 3.80000% per annum. The proceeds of the 805 Third Avenue Loan Combination were primarily used to refinance prior debt secured by the 805 Third Avenue Property, return equity to the borrower sponsor, pay closing costs and fund upfront reserves.

LOAN #7: 805 THIRD AVENUE

The table below summarizes the promissory notes that comprise the 805 Third Avenue Loan Combination. The relationship between the holders of the 805 Third Avenue Loan Combination is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Loan Combinations–The 805 Third Avenue Pari Passu-AB Loan Combination” in the Preliminary Prospectus.

Loan Combination Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	CGCMT 2019-C7	No(2)
A-2	$50,000,000	$50,000,000	Benchmark 2020-IG1	No
A-3	$40,000,000	$40,000,000	CGCMT 2020-GC46	No
A-4-1	$5,000,000	$5,000,000	Benchmark 2020-IG1	No
A-4-2	$5,000,000	$5,000,000	CGCMT 2020-GC46	No
B	$125,000,000	$125,000,000	CGCMT 2019-C7 (Loan-Specific)	Yes(2)
Total / Wtd. Avg.	$275,000,000	$275,000,000

(1)	The Benchmark 2020-IG1 transaction is expected to close approximately on February [ ], 2020.
(2)	The initial Controlling Note is note B, so long as no related control appraisal period has occurred and is continuing. If and for so long as a control appraisal period has occurred and is continuing, then the Controlling Note will be note A-1. See “Description of the Mortgage Pool— The Loan Combinations— The 805 Third Avenue Pari Passu-AB Loan Combination” in the Preliminary Prospectus. For so long as note B is included in the CGCMT 2019-C7 securitization and a control appraisal event does not exist, such rights will be exercised by the directing older of the CGCMT 2019-C7 loan-specific certificates The 805 Third Avenue Loan Combination will be serviced under the CGCMT 2019-C7 PSA.

The 805 Third Avenue Loan Combination had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires monthly payments of interest only for the term of the 805 Third Avenue Loan Combination. The scheduled maturity date of the 805 Third Avenue Loan Combination is the due date in December 2029. Provided no event of default has occurred and is continuing, at any time after the earlier to occur of (i) November 8, 2022 and (ii) the second anniversary of the closing date of the last securitization of a note comprising part of the 805 Third Avenue Loan Combination, the 805 Third Avenue Loan Combination may be defeased with certain government securities permitted under the 805 Third Avenue Loan Combination documents.

Voluntary prepayment of the 805 Third Avenue Loan Combination is permitted on or after the due date in June 2029 without payment of any prepayment premium.

Loan Combination Metrics
	% of Total Debt	Cut-off Date LTV	UW NOI Debt Yield	UW NCF DSCR
805 Third Avenue Senior Notes ($150,000,000)	54.5%	32.6%	12.2%	2.63x
805 Third Avenue Subordinate Note ($125,000,000)	45.5%	59.8%	6.6%	1.50x

■	The Mortgaged Property. The 805 Third Avenue Property is a 31-story, Class A office building located in Midtown Manhattan on the southeast corner of Third Avenue and 49th Street (the “805 Third Avenue Property”). The 805 Third Avenue Property was developed by the borrower sponsor, Charles Steven Cohen, in 1982 and contains 564,329 SF of Class A office space with 30,659 SF of retail space located at the base of the building in a three-story atrium. The floor plates at the 805 Third Avenue Property range from approximately 18,776 SF to 23,500 SF, which allows for a varied leasing approach for both single users and multiple tenants occupying the same floor. As of the underwritten rent roll dated October 24, 2019, the 805 Third Avenue Property is 91.9% occupied by over 60 tenants.

Office (94.7% of NRA; 91.7% of in-place UW Gross Rent)

The 564,329 SF office portion is occupied by 44 long-term tenants from a variety of industries with a weighted average original lease term of 13.7 years (based on UW Base Rent).

The largest tenant at the 805 Third Avenue Property, the Meredith Corporation (“Meredith”), comprises 35.7% of total NRA and 30.7% of gross rent and 29.7% of UW base rent on a below market lease (currently paying UW Gross Rent of $46.17 per SF compared to the appraiser’s concluded market rent for their total leased space of $66.00 per SF)

LOAN #7: 805 THIRD AVENUE

through December 2026. Upon its merger with Time Inc. in 2018, the tenant moved to Time Inc.’s office at Brookfield Place and subsequently subleased (i) 95,200 SF of its space on floors 26 through 29 to KBRA (16.0% of NRA), (ii) 47,600 SF on floors 24 and 25 to Gen II Fund Services which subsequently expanded to sublease an additional 22,494 SF on the 23rd floor and now occupies a total of 70,094 SF (11.8% of NRA), and (iii) 23,800 SF on the 22nd floor and 385 SF on the 23rd floor to NewsMax (4.0% of NRA). The subleases collectively account for 88.9% of Meredith’s leased NRA, and all three subleases are coterminous with the Meredith lease, with expiration dates in December 2026.

Currently subleasing 95,200 SF of office space from Meredith, Kroll Bond Rating Agency (“Kroll” or “KBRA”) is the largest tenant in occupancy at the 805 Third Avenue Property. KBRA has used the space as its international headquarters since March 2018. The second and third largest tenants of the 805 Third Avenue Property, Toyota Tsusho America, Inc (Moody’s: A3, S&P: A+) and Poten & Partners Inc. (Fitch: BBB-, S&P: BBB-) are both investment grade-rated and have been in occupancy at the 805 Third Avenue Property for over 10 years.

Retail (5.1% of NRA; 8.1% of in-place UW Gross Rent)

The retail portion of the 805 Third Avenue Property is comprised of 30,659 SF spread across various suites within a three-story retail atrium at the base of the building. The retail atrium includes a total of 15 suites, six of which are grade level suites with full or partial frontage along 3rd Avenue or East 50th Street. The retail suites at the base of the building range from approximately 800 SF to 5,700 SF with a weighted average original lease term of 15.5 years and a weighted average remaining lease term of 6.6 years.

The retail component comprises 8.1% of UW Gross Rent and is highlighted by Pompano Taqueria, Gyu-Kaku, and Bluestone Lane. No retail tenant accounts for more than 1.6% of UW Gross Rent or NRA. Bluestone Lane opened its inaugural location at the 805 Third Avenue Property in August 2013. Since then, the brand has opened 45 additional locations around the country. Gyu-Kaku is a chain of Japanese BBQ restaurants owned by the Colowide Group. There are more than 600 locations in Japan and four locations in New York.

The following table presents certain information relating to the commercial and retail tenants at the 805 Third Avenue Property:

Largest Owned Tenants by Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Meredith Corporation(4)(5)	NR / B1 / B+	212,594	35.7%	$8,726,420	29.7%	$41.05	12/31/2026	1, 10-year option
KBRA(5)	NR / NR / NR	95,200	16.0	NAP	NAP	NAP	NAP
Gen II Fund(5)	NR / NR / NR	70,094	11.8	NAP	NAP	NAP	NAP
NewsMax(5)	NR / NR / NR	23,800	4.0	NAP	NAP	NAP	NAP
Poten & Partners Inc.	BBB- / NR/ BBB-	29,696	5.0	2,354,780	8.0	$79.30	6/30/2020	1, 5-year option
Toyota Tsusho America, Inc.	NR/ A3 /A+	41,322	6.9	2,349,954	8.0	$56.87	11/30/2022	1, 5-year option
Extell Development Company	NR / NR / NR	27,289	4.6	1,577,079	5.4	$57.79	3/31/2028	None
YES Network, LLC	NR / NR / NR	23,800	4.0	1,261,400	4.3	$53.00	5/31/2022	1, 5-year option
Office Others(6)		185,241	31.1	10,631,507	36.2	$57.39
Office Subtotal		519,942	87.2%	$26,901,140	91.5%	$51.74
Pampano, LLC	NR / NR / NR	5,783	1.0	505,000	1.7	$87.32	10/31/2022	None
Reins International, Inc.	NR / NR / NR	4,915	0.8	375,431	1.3	$76.38	10/31/2030	None
Radiance Tea, Inc.	NR / NR / NR	2,410	0.4	275,000	0.9	$114.11	5/31/2023	None
764 3rd Ave. Liquors, Inc.	NR / NR / NR	2,000	0.3	254,616	0.9	$127.31	9/30/2027	None
Super Runners Shop	NR / NR / NR	2,200	0.4	246,000	0.8	$111.82	9/30/2031	None
Retail Others		10,835	1.8	846,113	2.9	$78.09
Retail Subtotal		28,143	4.7%	$2,502,160	8.5%	$88.91
Vacant		48,015	8.1%	NAP	NAP	NAP
Total / Wtd. Avg.(6)		596,100	100.0%	$29,403,301	100.0%	$53.65

(1)	Based on the underwritten rent roll dated as of October 24, 2019.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes $103,619 of contractual rent steps through November 14, 2020.
(4)	Each of the tenants has the option to terminate its lease effective January 31, 2024, so long as written notice is given by October 31, 2022 and in addition they pay a termination fee.
(5)	Subtenants of Meredith Corporation. Upon a termination of the Meredith lease by either the borrower or Meredith, each of the subtenants will, at the borrower’s option, attorn to the borrower. Meredith Corporation has the right to terminate its lease effective January 2024 upon 15 months’ prior notice.
(6)	Inclusive of telecommunication and storage space and rent.

LOAN #7: 805 THIRD AVENUE

The following table presents certain information relating to the commercial lease rollover schedule at the 805 Third Avenue Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Tenants
MTM	770	0.1%	0.2%	$22,900	0.1	$29.74	4
2020	76,974	12.9	13.0%	$5,099,448	17.3	$66.25	8
2021	39,154	6.6	19.6%	$2,181,713	7.4	$55.72	12
2022	133,595	22.4	42.0%	$7,748,369	26.4	$58.00	20
2023	21,685	3.6	45.7%	$1,572,610	5.3	$72.52	9
2024	10,315	1.7	47.4%	$647,311	2.2	$62.75	5
2025	3,717	0.6	48.0%	$190,682	0.6	$51.30	1
2026	216,171	36.3	84.3%	$8,940,905	30.4	$41.36	2
2027	4,285	0.7	85.0%	$390,179	1.3	$91.06	3
2028	23,500	3.9	88.9%	$1,363,000	4.6	$58.00	1
2029	6,650	1.1	90.1%	$385,499	1.3	$57.97	2
2030 & Thereafter	11,269	1.9	91.9%	$860,685	2.9	$76.38	4
Vacant	48,015	8.1	100.0%	NAP	0.0	0.00	NAP
Total / Wtd. Avg.	596,100	100.0%		$29,403,301	100.0%	$53.65	71

(1)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include $103,619 of contractual rent steps through November 2020.

The following table presents certain information relating to historical leasing at the 805 Third Avenue:

Historical Leased%(1)

	2016	2017	2018	As of 10/24/2019(2)
Commercial Owned Space	94.0%	94.0%	93.0%	91.9%

(1)	As provided by the borrower, which represents physical occupancy as of December 31 for the indicated year, unless otherwise specified.
(2)	Based on the underwritten rent roll dated October 24, 2019.
■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 805 Third Avenue Property:

Cash Flow Analysis(1)

	2016	2017	2018	TTM 8/31/2019	Underwritten	Underwritten $ per SF
Rental Income(2)	$26,699,624	$26,537,453	$28,121,265	27,948,556	29,403,301	$49.33
Potential Income from Vacant Space	0	0	0	$0	3,062,830	$5.14
Expense Reimbursements	2,739,547	2,224,059	2,540,371	2,662,936	2,568,104	$4.31
Other Income	$1,214,172	$1,189,407	$1,215,336	$1,247,675	$1,303,791	$2.19
Gross Potential Income	$30,653,344	$29,950,919	$31,876,971	$31,859,168	$36,338,026	$60.96
Vacancy & Credit Loss(3)	0	0	0	0	(3,062,830)	($5.14)
Total Effective Gross Income	$30,653,344	$29,950,919	$31,876,971	$31,859,168	$33,275,196	$55.82

Real Estate Taxes	$7,293,968	$7,498,209	$7,881,383	$7,892,156	$8,003,802	$13.43
Insurance	130,858	151,256	158,925	178,433	178,433	$0.30
Management Fee	1,224,990	1,199,840	1,276,093	1,421,253	1,000,000	$1.68
Other Operating Expenses	6,248,473	6,231,853	5,973,813	5,595,640	5,838,552	$9.79
Total Operating Expenses	$14,898,290	$15,081,158	$15,290,213	$15,087,482	$15,020,787	$25.20

Net Operating Income	$15,755,054	$14,869,761	$16,586,758	$16,771,686	$18,254,409	$30.62
TI/LC	0	0	0	0	1,200,000	$2.01
Replacement Reserves	0	0	0	0	119,220	$0.20
Net Cash Flow	$15,755,054	$14,869,761	$16,586,758	$16,771,686	$16,935,189	$28.41

Occupancy(4)	94.0%	94.0%	93.0%	91.9%	91.3% (4)
NOI Debt Yield	10.5%	9.9%	11.1%	11.2%	12.2%
NCF DSCR	2.44x	2.31x	2.57x	2.60x	2.63x

(1)	Interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Commercial Rental Income represents the straight-line average rent includes $103,619 of contractual rent steps through November 2020.
(3)	Vacancy & Credit Loss is underwritten to the current, economic vacancy of 8.7%.
(4)	Represents the underwritten economic vacancy.

LOAN #7: 805 THIRD AVENUE

■	Appraisal. According to the appraisal, the 805 Third Avenue property had an “as-is” appraised value of $460,000,000 as of October 1, 2019.
Appraisal Approach	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$470,000,000	N/A	4.00%
Discounted Cash Flow Approach	$460,000,000	6.75%(1)	5.00%(2)

(1)	Represents the internal rate of return.
(2)	Represents the terminal capitalization rate.
■	Environmental Matters. Based on a Phase I environmental report dated October 11, 2019, the environmental consultant did not identify evidence of any recognized environmental conditions or recommendations for further action at the 805 Third Avenue Property other than the continued implementation of the current asbestos operations and maintenance program.
■	Market Overview and Competition. The 805 Third Avenue Property is located in New York, New York, within the Midtown East office submarket. Located on the southeast corner of Third Avenue and 49th Street, the 805 Third Avenue Property is situated north of Grand Central station and east of Central Park. According to the appraisal, as of the second quarter of 2019, the Midtown East office submarket contained approximately 60.7 million SF with an overall direct vacancy of 8.9% and average direct asking rents of $78.35 per SF. The 805 Third Avenue Property is surrounded by restaurants, hotels, retails shops and tourist attractions, made accessible by the presence of several major transportation hubs in close proximity.

The 805 Third Avenue Loan Combination benefits from a basis at $461 per SF, which compares favorably to recent sales transactions in the submarket ranging from $706 to $1,052 per SF. According to the appraisal, there are eight directly competitive buildings in the submarket with a weighted average direct occupancy of 90.6% and asking rents which range from $57.00 to $93.00 per SF. The following table presents certain information relating to comparable office buildings for the 805 Third Avenue Property:

Office Building Comparables(1)

Property Name	NRA (SF)	Direct Available SF	Sublease Available SF	Direct Occupancy (%)	Direct Asking Rent PSF (Low)	Direct Asking Rent PSF (High)
805 Third Avenue(2)	596,100	48,015	NAP	91.9%	NAP	NAP
730 Third Avenue	407,000	0	0	100.0%	NAV	NAV
747 Third Avenue	344,965	23,940	3,049	93.1%	$65.00	$69.00
767 Third Avenue	275,000	26,013	0	90.5%	$57.00	$68.00
780 Third Avenue	484,005	90,097	0	81.4%	$66.00	$93.00
800 Third Avenue	530,000	33,250	0	93.7%	$65.00	$75.00
825 Third Avenue	486,326	0	0	100.0%	NAV	NAV
875 Third Avenue	662,588	50,151	0	92.4%	$75.00	$80.00
900 Third Avenue	515,200	124,720	104,973	75.8%	$65.00	$79.00
Total (excluding 805 Third Avenue)	3,705,084	348,171	108,022
Wtd/Avg (excluding 805 Third Avenue)	463,136	43,521	13,503	90.6%	$57.00	$93.00

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated October 24, 2019.

The appraiser concluded to blended market rents of $65.39 per SF and $90.62 per SF for the office and retail space, respectively. Based on the appraiser’s overall concluded market rent for the 805 Third Avenue Property of $66.70 per SF, the weighted average in-place rents are approximately 20.0% below market.

Market Rent Analysis (Office)		Market Rent Analysis (Retail)
Floors	Rent per SF	Tenant Category	Rent per SF
6 to 9	$62.00	Lower Level	$65.00
10 to 17	$64.00	Grade	$125.00
18 to 27	$66.00	Mezzanine	$75.00
28 to 30	$68.00
31 (terrace)	$80.00

LOAN #7: 805 THIRD AVENUE

The Borrower. The borrower is 805 Third New York LLC, a Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 805 Third Avenue Loan Combination. The sponsor and non-recourse carveout guarantor is Charles Steven Cohen, the President and CEO of Cohen Brothers Realty Corporation. Cohen Brothers Realty Corporation, a private real estate development and management firm that develops, redevelops and operates various commercial property types, was founded in 1981. The firm has commercial properties in New York, Houston, South Florida and Southern California. The ongoing net worth and liquidity covenants during the term of the 805 Third Avenue Loan Combination for Charles Steven Cohen are $500.0 million and $50.0 million, respectively.

■	Escrows. On the origination date of the 805 Third Avenue Loan Combination, the borrower funded a reserve of $4,000,000 for tenant improvements and leasing commissions, $713,361 for unfunded obligations and $458,500 for immediate repairs.

Additionally, on each monthly due date, the borrower is required to fund the following reserves with respect to the 805 Third Avenue Loan Combination: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates (initially $700,333) will be necessary to pay taxes over the then succeeding 12-month period, (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to cover premiums over the then succeeding 12-month period; however, such reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the 805 Third Avenue Loan Combination documents, (iii) a replacement reserve in an amount equal to $9,807 subject to a cap of $450,000, and (iv) if the tenant improvements and leasing commissions reserve drops below $1,200,000, a reserve equal to $75,000 subject to a cap of $4,000,000.

■	Lockbox and Cash Management. The 805 Third Avenue Loan Combination is structured with a hard lockbox and springing cash management. The borrower is required to deliver a tenant direction letter to the existing tenants at the 805 Third Avenue Property, directing them to remit their rent checks directly to the lender-controlled lockbox. The borrower is required to cause revenue received by the borrower or the property manager from the 805 Third Avenue Property to be deposited into such lockbox immediately. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless an 805 Third Avenue Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of an 805 Third Avenue Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the 805 Third Avenue Loan Combination documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 805 Third Avenue Loan Combination documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 805 Third Avenue Loan Combination. Upon the cure of the applicable 805 Third Avenue Trigger Period, so long as no other 805 Third Avenue Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the 805 Third Avenue Loan Combination documents, the lender will apply funds to the debt in such priority as it may determine.

An “805 Third Avenue Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default and (ii) the debt service coverage ratio being less than 1.30x, and expiring upon (a) with respect to clause (i) above, the cure of such event of default and (b) with respect to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.30x for two consecutive calendar quarters. Notwithstanding the foregoing, no 805 Third Avenue Trigger Period will be deemed to exist solely with respect to clause (ii) of the definition of “805 Third Avenue Trigger Period” during any period that the borrower has deposited cash into an account with the lender or has delivered to the lender a letter of credit in an amount reasonably determined by the lender to be sufficient, if the same were to be deducted from the principal balance of the 805 Third Avenue Loan, to cause the debt service coverage ratio to be equal to or greater than 1.30x. Such additional cash deposit or letter of credit, as applicable, will be returned to the borrower upon the debt service coverage ratio being greater than 1.30x for two consecutive calendar quarters.

■	Property Management. The 805 Third Avenue Property is managed by Cohen Brothers Realty Corporation, an affiliate of the borrower sponsor, pursuant to a management agreement. Under the 805 Third Avenue Loan Combination documents, the lender may, or may require the borrower to, terminate the management agreement and replace the property manager if: (i) an event of default under the 805 Third Avenue Loan Combination documents exists, (ii) there exists a default by the property manager under the management agreement beyond all applicable notice and cure periods, (iii) the property manager becomes insolvent or a debtor in (x) an involuntary bankruptcy or insolvency proceeding not dismissed within 90 days or (y) any voluntary bankruptcy or insolvency proceeding, or (iv) the property

LOAN #7: 805 THIRD AVENUE

manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds. Provided that no event of default is occurring under the 805 Third Avenue Loan Combination documents, the borrower may terminate the management agreement and replace the property manager with a property manager that, in the reasonable opinion of the lender, is a reputable management organization, provided that, if required by the lender, the borrower has obtained a rating agency confirmation.

■	Current Mezzanine or Secured Subordinate Indebtedness. On November 8, 2019, CREFI funded the 805 Third Avenue Subordinate Note in the amount of $125,000,000. The 805 Third Avenue Subordinate Note will be an asset of the CGCMT 2019-C7 trust but will not be pooled together with the other mortgage loans and payments of interest and principal received in respect of the 805 Third Avenue Subordinate Note will be available to make distributions in respect of the loan-specific classes of certificates only. The 805 Third Avenue Subordinate Note has an interest rate of 3.80000% per annum and is coterminous with the 805 Third Avenue Senior Notes. The 805 Third Avenue Loan Combination is subject to a co-lender agreement. Based on the 805 Third Avenue Loan Combination of Cut-off Date Balance $275,000,000, the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NCF and Debt Yield Based on Underwritten NOI are illustrated below.

Financial Information

	805 Third Avenue Senior Notes	805 Third Avenue Loan Combination
Cut-off Date Balance	$150,000,000	$275,000,000
Cut-off Date LTV Ratio	32.6%	59.8%
Maturity Date LTV Ratio	32.6%	59.8%
DSCR Based on Underwritten NCF	2.63x	1.50x
Debt Yield Based on Underwritten NOI	12.2%	6.6%
■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.
■	Release of Collateral. Not permitted.
■	Terrorism Insurance. The 805 Third Avenue Loan Combination documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 805 Third Avenue Property, plus business interruption coverage in an amount equal to 100% of the projected gross income for the 805 Third Avenue Property until the completion of restoration or the expiration of 18 months, with a six-month extended period of indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is no greater than $10,000. If TRIPRA is no longer in effect, the borrower is not required to pay terrorism insurance premiums in excess of two times the amount of the then-current insurance premiums with respect to the policies required under the 805 Third Avenue Loan Combination documents. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

LOAN #8: THE WESTIN BOOK CADILLAC

LOAN #8: THE WESTIN BOOK CADILLAC

Detroit
Ann Arbor
CANADA
The Westin Book Cadillac
1114 Washington Boulevard
Detroit, MI 48226
Detroit River
MAP © 2020 CARTIFACT

LOAN #8: THE WESTIN BOOK CADILLAC

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CREFI
Location (City/State)	Detroit, Michigan	Cut-off Date Balance(2)		$45,000,000
Property Type	Hospitality	Cut-off Date Balance per Room(1)		$169,977.72
Size (Rooms)	453	Percentage of Initial Pool Balance		3.7%
Total TTM Occupancy as of 12/31/2019	77.6%	Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 12/31/2019	77.6%	Type of Security		Fee Simple
Year Built / Latest Renovation	1924 / 2008	Mortgage Rate		4.39000%
Appraised Value	$136,000,000	Original Term to Maturity (Months)		120
Appraisal Date	11/25/2019	Original Amortization Term (Months)		360
Borrower Sponsor	John J. Ferchill	Original Interest Only Period (Months)		36
Property Management	Westin Operator LLC	First Payment Date		3/1/2020
		Maturity Date		2/1/2030

Underwritten Revenues	$38,738,364
Underwritten Expenses	$28,954,151
Underwritten Net Operating Income (NOI)	$9,784,213	Escrows(3)
Underwritten Net Cash Flow (NCF)	$8,234,678		Upfront	Monthly
Cut-off Date LTV Ratio	56.6%	Taxes	$204,768	$68,256
Maturity Date LTV Ratio	49.4%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	2.12x / 1.78x	Replacement Reserve	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	12.7% / 10.7%	TI/LC	$0	$0
		Other(4)	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$77,000,000	86.0%	Loan Payoff	$87,353,558	97.6%
Existing Loan Reserves(5)	12,421,314	13.9	Closing Costs	1,962,802	2.2
Principal’s New Cash Contribution	99,814	0.1	Reserves	204,768	0.2
Total Sources	$89,521,129	100.0%	Total Uses	$89,521,129	100.0%

(1)	Calculated based on the aggregate outstanding balance of The Westin Book Cadillac Loan Combination.

(2)	The Cut-off Date Principal Balance of $45,000,000 represents the controlling note A-1 of the $77,000,000 The Westin Book Cadillac Loan Combination evidenced by two pari passu notes.

(3)	See “—Escrows” below.

(4)	The property will be undertaking a significant renovation, estimated to cost $14,800,000 ($32.8K per key), which will include renovations to all guest rooms, corridors, ballrooms, and commons areas. The sponsor expects the work to complete within 3 years. Commencing on the closing date, CREFI will sweep excess cash flow into a PIP reserve account.

(5)	Represents approximately $12.4 million of existing reserve accounts associated with the prior debt on The Westin Book Cadillac Property.

■	The Mortgage Loan. The mortgage loan (the “The Westin Book Cadillac Loan”) is part of a loan combination (the “The Westin Book Cadillac Loan Combination”) evidenced by two pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee simple interest in a full service hotel located in Detroit, Michigan (the “The Westin Book Cadillac Property”). The Westin Book Cadillac Loan, which is evidenced by the controlling note A-1, has an outstanding principal balance as of the Cut-off Date of $45,000,000 and represents approximately 3.7% of the Initial Pool Balance. The related companion loan is evidenced by the non-controlling note A-2, which has an outstanding principal balance as of the Cut-off Date of $32,000,000, and is expected to be contributed to a future securitization transaction. The Westin Book Cadillac Loan Combination, which accrues interest at an interest rate of 4.39000% per annum, was originated by Citi Real Estate Funding Inc. (“CREFI”) on January 22, 2020, has an aggregate original principal balance of $77,000,000 and has an aggregate outstanding principal balance as of the Cut-off Date of $77,000,000. The proceeds of The Westin Book Cadillac Loan Combination were primarily used to refinance a prior debt secured by The Westin Book Cadillac Property, pay origination costs and fund upfront reserves. The prior financing of The Westin Book Cadillac Property was not included in a securitization.

LOAN #8: THE WESTIN BOOK CADILLAC

Loan Combination Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$45,000,000	$45,000,000	CGCMT 2020-GC46	Yes
A-2	$32,000,000	$32,000,000	CREFI(1)	No
Total	$77,000,000	$77,000,000

(1)	Currently held by CREFI and expected to be contributed to a future securitization transaction.

The Westin Book Cadillac Loan Combination had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The Westin Book Cadillac Loan Combination requires monthly payments of interest only for the first 36 months of the loan and will amortize on a 30-year amortization schedule. The scheduled maturity date of The Westin Book Cadillac Loan Combination is the due date in February 2030. Provided that no event of default has occurred and is continuing under The Westin Book Cadillac Loan Combination documents, at any time after the earlier of (i) January 22, 2024 and (ii) the second anniversary of the securitization of the last note of The Westin Book Cadillac Loan Combination, The Westin Book Cadillac Loan Combination may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under The Westin Book Cadillac Loan documents. Voluntary prepayment of The Westin Book Cadillac Loan Combination is permitted on or after the due date in November 2029 without payment of any prepayment premium.

■	The Mortgaged Property. The Westin Book Cadillac Property is a 32-story, 453 room, full service hotel located on approximately 0.92 acres in Detroit, Michigan. The Westin Book Cadillac Property, which was originally constructed in 1924, was the tallest hotel in the world at the time and opened in December 1924. The property underwent a redevelopment plan in 2006 and opened as The Westin Book Cadillac in 2008. The Westin Book Cadillac Property features a lobby bar (The Motor Bar), a breakfast dining area, a Starbucks outlet, and two leased restaurants (24 Grille and ROAST), 22,792 square feet of ballroom/meeting space, an indoor pool, an indoor whirlpool, a fitness room, a business center, an Executive Club Lounge, a leased spa, and a leased gift shop. The 453 rooms consist of 282 king-sized beds, 123 double-sized beds, and 30 executive suites. Dining options at The Westin Book Cadillac include one lobby bar, The Motor Bar, and two restaurants, 24 Grille and ROAST. 24 Grille is American style casual fine dining, while ROAST is a steakhouse run by celebrity chef Michael Symon. The Westin Book Cadillac Property is subject to a management agreement with Westin Operator LLC that expires in December 2032.

According to an October 2019 STR STAR Report, the Westin Book Cadillac Property had a 77.4% occupancy, $203.76 ADR and $157.79 RevPAR as of the trailing 12-month period ending October 31, 2019, ranking it as first in its competitive set of nine properties.

The demand segmentation at The Westin Book Cadillac Property consists of 45% commercial, 40% group, and 15% leisure. The primary competitive set for The Westin Book Cadillac Property consists of three full-service hotels ranging in size from 100 to 203 rooms, and contains an aggregate of 439 rooms (excluding The Westin Book Cadillac Property). The secondary competitive set for The Westin Book Cadillac Property consists of full-service hotels that contain an aggregate of 2,817 rooms (excluding The Westin Book Cadillac Property). The following table presents certain information relating to the 2019 demand analysis with respect to The Westin Book Cadillac Property based on market segmentation:

Accommodated Room Night Demand(1)

Property	Commercial	Group	Leisure
The Westin Book Cadillac Property	45%	40%	15%
Aloft Detroit at the David Whitney	65%	25%	10%
Detroit Foundation Hotel	65%	25%	10%
DoubleTree by Hilton Guest Suites Detroit Downtown Fort Shelby	50%	35%	15%
Secondary Competitors	53%	27%	20%

(1)	Source: Appraisal.

LOAN #8: THE WESTIN BOOK CADILLAC

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at The Westin Book Cadillac Property:

Cash Flow Analysis(1)(2)

	2017	2018	TTM 12/31/2019	Underwritten	Underwritten $ per Room
Room Revenue	$26,346,474	$26,821,050	$26,195,188	$26,195,188	$57,826
Food & Beverage Revenue	11,213,922	10,728,349	10,319,864	10,319,864	22,781
Other Revenue	1,903,497	1,890,791	2,223,311	2,223,311	4,908
Total Revenue	$39,463,892	$39,440,190	$38,738,364	$38,738,364	$85,515

Room Expense	$6,053,579	$5,825,018	$5,625,036	$5,625,036	$12,417
Food & Beverage Expense	6,782,286	7,061,364	7,337,367	7,337,367	16,197
Other Expense	2,035,254	1,988,085	1,947,282	1,947,282	4,299
Total Departmental Expense	$14,871,118	$14,874,467	$14,909,685	$14,909,685	$32,913
Total Undistributed Expense	11,630,407	12,091,017	12,035,875	12,035,875	26,569
Fixed Charges	1,849,783	1,843,422	1,944,382	2,008,590	4,434
Total Operating Expenses	$28,351,309	$28,808,906	$28,889,943	$28,954,151	$63,916

Net Operating Income	$11,112,583	$10,631,284	$9,848,421	$9,784,213	$21,599
FF&E	1,578,556	1,577,608	1,549,535	1,549,535	3,421
Net Cash Flow	$9,534,028	$9,053,676	$8,298,886	$8,234,678	$18,178

Occupancy	82.9%	79.1%	77.6%	77.6%
NOI Debt Yield	14.4%	13.8%	12.8%	12.7%
NCF DSCR	2.06x	1.96x	1.80x	1.78x

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

■	Appraisal. According to the appraisal, The Westin Book Cadillac Property had an “as-is” appraised value of $136,000,000 as of November 25, 2019.

Appraisal Approach	Appraised Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$136,000,000	N/A	6.0%
Discounted Cash Flow Approach	$136,000,000	9.25%	7.5%(1)

(1)	Represents the terminal cap rate.

■	Environmental. According to a Phase I environmental report, dated January 23, 2020, the environmental consultant did not identify evidence of any recognized environmental conditions or recommendations for further action at The Westin Book Cadillac Property other than fill material, which was previously documented in a Phase II report in 2001.

■	Market Overview and Competition. The Westin Book Cadillac Property is located in downtown Detroit, Michigan and enjoys a favorable location near the area’s primary demand generators. The subject property’s neighborhood is generally defined by I-75 to the north, Chrysler Freeway/I-375 to the east, the Detroit River to the south, and John C. Lodge Freeway/State Route 10 to the west. The property is in proximity to Campus Martius Park, the scenic Riverwalk promenade which offers views across the Detroit River to the shores of Canada. In general, this neighborhood is in the revitalization stage of its life cycle, with redevelopment occurring in the commercial office space and residential sectors. Current revitalization efforts are focused on the Capitol Park area, the Detroit Riverfront, the Grand Circus Park area, the lower Woodward corridor, and the Paradise Valley Cultural and Entertainment District.

A large contributor to the investment in Detroit is Bedrock Realty (owned by Dan Gilbert), which owns approximately 80 buildings in the CBD. Most of the tenants in those buildings are companies owned by Dan Gilbert, such as Quicken Loans and Rock Ventures. Multiple developments have been announced recently, including a University of Michigan Innovation Center and mixed-use development, the $900 million Hudson Site redevelopment, and the nearly completed expansion of the One Campus Martius Building.

LOAN #8: THE WESTIN BOOK CADILLAC

The following table presents certain information relating to historical occupancy, ADR and RevPAR at The Westin Book Cadillac Property and its competitive set, as provided in a market research report for The Westin Book Cadillac Property:

Historical Statistics(1)

	The Westin Book Cadillac				Competitive Set				Penetration
	2016	2017	2018	TTM 12/31/2019	2016	2017	2018	TTM 10/31/2019	2016	2017	2018	TTM 10/31/2019
Occupancy	80.7%	82.9%	79.1%	79.1%	64.3%	65.5%	67.2%	67.9%	125.6%	126.5%	117.7%	116.5%
ADR	$175.50	$192.26	$205.00	$205.01	$155.45	$169.27	$177.67	$185.96	112.9%	113.6%	115.4%	110.2%
RevPAR	$141.65	$159.34	$162.21	$162.12	$99.91	$110.86	$119.41	$126.27	141.8%	143.7%	135.8%	128.4%

(1)	Source: Appraisal.

The following table presents certain information relating to the primary competition for The Westin Book Cadillac Property:

The Westin Book Cadillac Property Competitive Set(1)

Property	Number of Rooms	RevPAR	Year Opened
The Westin Book Cadillac Property	453	$162.21	1924
Detroit Foundation Hotel	100	$200 – 210	2017
DoubleTree by Hilton Guest Suites Detroit Downtown Fort Shelby	203	$130 – 140	2008
Aloft Detroit at the David Whitney	136	$160 – 170	2014

(1) Source: Appraisal

LOAN #8: THE WESTIN BOOK CADILLAC

■	The Borrower. The borrower is Cadillac Funding Associates, LLC, a single-purpose, special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Westin Book Cadillac Loan Combination. John J. Ferchill is the non-recourse carve-out guarantor under The Westin Book Cadillac Combination Loan Combination documents.

The borrower sponsor of the subject transaction is John J. Ferchill, founder of The Ferchill Group. The Ferchill Group was founded in 1978 and is an experienced real estate development and management firm headquartered in Cleveland and active throughout the Midwest. Over the last 25 years, the Ferchill Group has acquired, developed, and redeveloped $1.3 billion in real estate assets.

■	Escrows. At the origination of The Westin Book Cadillac Loan Combination, the borrower deposited approximately $204,768 into a tax reserve account.

On each monthly payment date, the borrower is required to deposit (i) $68,256 into a tax reserve account; provided, however, such tax reserve has been conditionally waived so long as, among other things, the property manager remains obligated to pay such taxes and the lender receives evidence of such payment, (ii) a reserve for insurance in an amount equal to one-twelfth of the amount which would be sufficient to pay the insurance premiums for the renewal of coverage; provided, however, such insurance reserve has been conditionally waived so long as, among other things, if the property manager maintains such insurance policies and the lender receives evidence of payment with respect to such policies (iii) a reserve for FF&E, in an amount equal to the greater of (a) the amount of the deposit (if any) then required by the franchisor or property manager on account of FF&E under the franchise agreement or management agreement, as applicable and (b) an amount equal to one-twelfth of 4.0% of the greater of (1) the total gross revenues for The Westin Book Cadillac Property in the preceding calendar year and (2) the projected total gross revenue for The Westin Book Cadillac Property for the current year according to the most recently submitted annual budget; provided, however, such FF&E reserve has been conditionally waived so long as, among other things, the property manager is collecting ongoing reserve deposits under the management agreement for the costs of FF&E, (iv) an amount equal to one-twelfth of the amount that would be sufficient to pay the assessments to the condominium association during the next ensuing 12-month period; provided, however, such condominium reserve has been conditionally waived so long as, among other things, the property manager remains obligated to pay the assessments on behalf of borrower and the lender receives evidence of such payment.

■	Lockbox and Cash Management. The Westin Book Cadillac Loan Combination is structured with a hard lockbox and in-place cash management. The borrower is required to deliver letters to tenants and all credit card companies directing such tenants and credit card companies to pay all sums directly to the lender-controlled lockbox account, and the borrower is required to deposit all revenue generated by The Westin Book Cadillac Property into the lockbox account. Prior to the occurrence of a West Book Cadillac Trigger Period (as defined below), funds in the lockbox account are to be disbursed to the borrower’s operating account. Upon the occurrence of a Westin Book Cadillac Trigger Period, all sums on deposit in the lockbox account are required to be swept each business day into a cash management account for the payment of, among other things, tax reserves, insurance reserves, debt service and property operating expenses, and for the funding of monthly escrows, with any excess to be held as additional collateral by the lender until the expiration of the applicable Westin Book Cadillac Trigger Period, after which it is returned to the borrower.

A “Westin Book Cadillac Trigger Period” will mean a period (A) commencing upon any of (i) the occurrence and continuance of an event of default, (ii) the debt yield falling below 8.25%; (iii) at any time a franchise agreement exists thereunder, the occurrence of a Westin Book Cadillac Franchise Agreement Trigger Period (as defined below); (iv) at any time a franchise agreement exists thereunder, the occurrence of a Westin Book Cadillac Franchise Renewal Trigger Event (as defined below); (v) at any time a franchise agreement does not exist thereunder, the occurrence of a Westin Book Cadillac Management Agreement Trigger Period; and (vi) the closing date; and (B) expiring upon (x) with regard to any Westin Book Cadillac Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (y) with regard to any Westin Book Cadillac Trigger Period commenced in connection with clause (ii) above, the date that the debt yield is equal to or greater than 8.50% for two (2) consecutive calendar quarters; (z) with regard to any Westin Book Cadillac Trigger Period commenced in connection with clause (iii) above, a Westin Book Cadillac Franchise Agreement Trigger Period ceasing to exist in accordance with the terms of The Westin Book Cadillac Loan Combination documents, (aa) with regard to any Westin Book Cadillac Trigger Period commenced in connection with clause (iv) above, the occurrence of a Westin Book Cadillac Franchise Renewal Event, (bb) with regard to any Westin Book Cadillac Trigger Period commenced in connection with clause (v) above, a Westin Book Cadillac Management Agreement Trigger Period ceasing to exist in accordance with the terms of The Westin Book Cadillac Loan Combination documents, and (cc) with regard to any Westin Book Cadillac Trigger Period commenced in connection with clause (vi) above, either (1) satisfaction of the Westin Book Cadillac Trigger Period PIP Cure Conditions (as defined below) or (2) the lender’s receipt of evidence reasonably acceptable to the lender that all PIP work required

LOAN #8: THE WESTIN BOOK CADILLAC

pursuant to the scheduled PIP has been completed and accepted by the manager (such evidence to include, without limitation, a written statement to such effect from the manager). Notwithstanding the foregoing, a Westin Book Cadillac Trigger Period shall not be deemed to expire in the event that a Westin Book Cadillac Trigger Period then exists for any other reason.

A “Westin Book Cadillac Trigger Period PIP Cure Conditions” will mean that, as of the date of determination, the sum total of the following equals or exceeds the Westin Book Cadillac Trigger Period PIP Cure Deposit Amount: (i) the aggregate amount on deposit in the PIP reserve account, (ii) the aggregate amount then on deposit in the “Fund” (as defined in the management agreement in effect on the closing date) and available, pursuant to the terms of the management agreement, to pay the costs of the scheduled PIP, and (iii) the aggregate amount of new key money (as defined in the management agreement in effect on the closing date) that has been disbursed by manager to borrower after the closing date, all as demonstrated to the lender’s reasonable satisfaction.

A “Westin Book Cadillac Trigger Period PIP Cure Deposit Amount” will mean, as of any date of determination, an amount equal to the lesser of (i) $14,800,000.00 or (ii) 110% of the total budgeted amount of all work then remaining to be completed under the scheduled PIP, as reasonably determined by lender.

A “Westin Book Cadillac Management Agreement Trigger Period” shall mean a period (A) commencing upon any of (i) borrower being in default under the management agreement, (ii) any bankruptcy or similar insolvency of manager, (iii) any delivery of notice of (x) termination or cancellation of the management agreement or (y) manager’s election not to renew the management agreement, (iv) any termination or cancellation of the management agreement, or (v) unless the Westin Book Cadillac Management Renewal Trigger Cure Conditions are then satisfied, the date that is one year prior to the expiration of the management agreement; and (B) expiring upon the lender’s receipt of evidence reasonably acceptable to the lender of (1) with regard to any Westin Book Cadillac Management Agreement Trigger Period, satisfaction of the Westin Book Cadillac Management Replacement Trigger Cure Conditions, (2) with regard to any Westin Book Cadillac Management Agreement Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of all such defaults (and delivery of an estoppel or other written evidence of acceptance of such cure by manager in each case acceptable to the lender), (3) with regard to any Westin Book Cadillac Management Agreement Trigger Period commenced in connection with clause (ii) above, manager has assumed and/or affirmed the management agreement pursuant to a final, non-appealable order of a court of competent jurisdiction or (4) with regard to any Westin Book Cadillac Management Agreement Trigger Period commenced in connection with clauses (iii) or (v) above, borrower’s satisfaction of the Westin Book Cadillac Management Renewal Trigger Cure Conditions.

A “Westin Book Cadillac Management Renewal Trigger Cure Conditions” willl mean (i) the borrower delivers to the lender, pursuant to the terms and conditions of The Westin Book Cadillac Loan Combination documents, (A) fully-executed renewal or extension documentation renewing or extending the term of the management agreement for a period acceptable to the lender and (B) written evidence of the rescission of any notice of termination or cancellation of the management agreement previously delivered by manager, all of the foregoing in form and substance satisfactory to the lender, and (ii) borrower deposits the applicable PIP deposit into the PIP reserve in connection with such renewal or extension of the management agreement pursuant to the terms and conditions of The Westin Book Cadillac Loan Combination documents.

A “ Westin Book Cadillac Franchise Agreement Cure Conditions” will mean each of the following (i) the borrower has cured all defaults (if any) under the franchise agreement to the satisfaction of the applicable franchisor, (ii) the borrower and the applicable franchisor have re-affirmed the franchise agreement as being in full force and effect, (iii) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable franchisor and/or franchise agreement (if any), either such person is no longer insolvent or subject to any bankruptcy or insolvency proceedings and, in the case of franchisor, has affirmed such franchise agreement pursuant to a final, non-appealable order of a court of competent jurisdiction, (iv) The Westin Book Cadillac Property continues to be operated, “flagged” and branded pursuant to the franchise agreement and (v) all permits applicable to the related franchise agreement are in full force and effect. For purposes of clarification, the Westin Book Cadillac Franchise Agreement Cure Conditions will only be deemed to be satisfied thereunder to the extent that each of the items listed in subsections (i) through (v) above are fully satisfied (unless the lender, in its reasonable discretion, determines that any of said items should be deemed inapplicable due to the nature of the events giving rise to any then existing Westin Book Cadillac Franchise Agreement Trigger Period).

A “ Westin Book Cadillac Franchise Agreement Trigger Period” will mean a period (A) commencing upon the first to occur of (i) the borrower being in default under the franchise agreement beyond any applicable notice and cure periods, (ii) the borrower or franchisor giving written notice that it is terminating the franchise agreement, (iii) any termination or cancellation of the franchise agreement (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding of the franchisor) and/or the franchise agreement expiring or otherwise failing to otherwise be in

LOAN #8: THE WESTIN BOOK CADILLAC

full force and effect, (iv) any bankruptcy or similar insolvency of the franchisor, (v) the property failing to be operated, “flagged” and/or branded pursuant to the franchise agreement and (vi) any permit applicable to the franchise agreement ceasing to be in full force in effect; and (B) expiring upon the lender’s receipt of evidence reasonably acceptable to the lender (which such evidence shall include, without limitation, a duly executed estoppel certificate from the applicable franchisor in form and substance reasonably acceptable to the lender) of (1) (a) the satisfaction of The Westin Book Cadillac Franchise Agreement Cure Conditions or (b) the branding, “flagging” and operation of the property pursuant to a replacement qualified franchise agreement entered into in accordance with the terms of The Westin Book Cadillac Loan Combination documents (which qualified franchise agreement will be in full force and effect with no defaults thereunder) and (2) to the extent a PIP is required in connection with the foregoing, the deposit of the corresponding PIP deposit into the PIP reserve account in accordance with The Westin Book Cadillac Loan Combination documents.

A “ Westin Book Cadillac Franchise Renewal Event” shall mean, in connection with any Westin Book Cadillac Franchise Renewal Trigger Event, an event which will occur upon the lender’s receipt of evidence reasonably acceptable to the lender (which such evidence will include, without limitation, a duly executed estoppel certificate from the applicable franchisor) that (i) the related franchise agreement has been extended or a replacement qualified franchise agreement has been entered into, in each case, for a term satisfactory to the lender and otherwise in accordance with the applicable terms and conditions of The Westin Book Cadillac Loan Combination documents, (ii) such franchise agreement (as so extended) or such replacement qualified franchise agreement, as applicable, is in full force and effect with no defaults thereunder and (iii) to the extent a PIP is required in connection with the foregoing, the corresponding PIP deposit has been deposited in the PIP reserve account in accordance with The Westin Book Cadillac Loan Combination documents. For the purposes of the foregoing, the applicable franchise agreement will not fail to be deemed “entered into” and “in full force and effect” to the extent the same has been duly executed and delivered but provides that it is only effective after the expiration of the then current franchise agreement.

A “Westin Book Cadillac Franchise Renewal Trigger Event” will mean an event which will be deemed to have occurred if a Westin Book Cadillac Franchise Renewal Event does not occur on or before the date which is 12 months prior to the expiration of the then applicable term of the franchise agreement.

■	Property Management. The Westin Book Cadillac Property is managed by Westin Operator LLC.

■	Condominium Structure. The Westin Book Cadillac Property is subject to a condominium regime. The borrower’s percentage interest in the common elements is 82.5%, and the condominium is controlled by the borrower.

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not Permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of The Westin Book Cadillac Property, plus business interruption coverage in an amount equal to 100% of the projected gross income less non-continuing expenses from The Westin Book Cadillac Property for 18 months with six months of extended indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is acceptable to the lender and is no greater than $25,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

LOAN #9: THE SHOPPES AT BLACKSTONE VALLEY

DSW
DESIGNER SHOE WAREHOUSE
Payless Shoes

NORDSTROM rack

LOFT

OLD NAVY

TALBOTS

CINEMA DE LUX

LOAN #9: THE SHOPPES AT BLACKSTONE VALLEY

LOAN #9: THE SHOPPES AT BLACKSTONE VALLEY

MAP © 2019 CARTIFACT
Worcester
Auburn
Millbury
The Shoppes at Blackstone Valley
70 Worcester Providence Turnpike
Millbury, MA 01527
Becker College
Worcester State University
Saint Vincent Hospital at Worcester Medical Center
Fairlawn Hospital
Clark University
Mill Street Plaza
Arena Plaza
College Square
College of the Holy Cross
Webster Square Plaza
James Street Plaza
Hope Cemetery
Saint Johns Cemetery
New Balance Fields
Hadwen Park
The Fair Shopping Plaza
Swanson Rd Shopping
Auburn Mall
Auburn Recreation Complex
Auburn Plaza
Harvey Ball Conservation Area
Clearview Country Club
Martha Deering Wildlife Management Area
Colton Rd Conservation Area
Southwest Commons
South Plaza
White City Plaza
Lake Park
Quinsigamond Marsh
Merrill Pond Wildlife Management Area
CHANDLER ST
SOUTHBRIDGE ST
PROVIDENCE ST
GREENWOOD ST
MASSASOIT RD
GRAFTON ST
GRAFTON RD
HARTFORD TURNPIKE
WATERVILLE ST
HOWE AVE
MAIN ST
SINGLETARY AVE
WEST SUTTON RD
CENTRAL TURNPIKE
OXFORD ST N
PINEHURST AVE
STAFFORD ST
LAKE ST
MEMORIAL DR
290
90
20
122A
146
Boston
Worcester
Providence
Millbury
Framingham
Brockton
Quincy
Lynn
Salem
Gloucester
Woburn
Leominster
Nashua
Southbridge
Taunton
Plymouth
Fall River
Sandwich
NEW HAMPSHIRE
MASSACHUSETTS
CONNECTICUT
RHODE ISLAND

LOAN #9: THE SHOPPES AT BLACKSTONE VALLEY

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Millbury, Massachusetts	Cut-off Date Balance(3)	$40,000,000
Property Type	Retail	Cut-off Date Balance per SF(2)	$208.37
Size (SF)	787,071	Percentage of Initial Pool Balance	3.3%
Total Occupancy as of 10/31/2019	96.3%	Number of Related Mortgage Loans	None
Owned Occupancy as of 10/31/2019	96.3%	Type of Security	Fee Simple
Year Built / Latest Renovation	2003-2004 / NAP	Mortgage Rate	3.84430%
Appraised Value	$238,700,000	Original Term to Maturity (Months)	120
Borrower Sponsor	Various(1)	Original Amortization Term (Months)	360
Property Management	WS Asset Management, Inc.	Original Interest Only Period (Months)	24
First Payment Date	12/1/2019
Maturity Date	11/6/2029

Underwritten Revenues	$19,047,577
Underwritten Expenses	$4,228,958	Escrows(4)
Underwritten Net Operating Income (NOI)	$14,818,619	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$14,082,919	Taxes	$0	$0
Cut-off Date LTV Ratio(2)	68.7%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	57.6%	Replacement Reserve	$0	$13,118
DSCR Based on Underwritten NOI / NCF(2)	1.61x / 1.53x	TI/LC	$0	$114,781
Debt Yield Based on Underwritten NOI / NCF(2)	9.0% / 8.6%	Other(5)	$806,129	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$164,000,000	88.4%	Loan Payoff	$183,641,400	99.0%
Principal’s New Cash Contribution	21,501,666	11.6	Closing Costs	1,054,137	0.6
Reserves	806,129	0.4

Total Sources	$185,501,666	100.0%	Total Uses	$185,501,666	100.0%

(1)	The borrower sponsors are Stephen R. Weiner, Adam J. Weiner, Jeremy M. Sclar, Thomas J. DeSimone, Richard A. Marks, Raanan Katz, David Katz, Samantha Perry David, Eric Smookler and Daniel Preysman

(2)	Calculated based on the aggregate outstanding principal balance of The Shoppes at Blackstone Valley Loan Combination. See “—The Mortgage Loan” below.

(3)	The Cut-off Date Balance of $40,000,000 represents The Shoppes at Blackstone Valley Loan, which is part of The Shoppes at Blackstone Valley Loan Combination.

(4)	See “—Escrows” below

(5)	Other Upfront reserve represents an Unfunded Obligations Reserve of $806,129.

■	The Mortgage Loan. The Shoppes at Blackstone Valley mortgage loan (“The Shoppes at Blackstone Valley Loan”) is part of a loan combination (“The Shoppes at Blackstone Valley Loan Combination”) consisting of nine pari passu promissory notes with an aggregate original principal balance of $164,000,000 and secured by a first mortgage encumbering the borrower’s fee simple interest in an anchored retail property located in Millbury, Massachusetts (“The Shoppes at Blackstone Valley Property”). The Shoppes at Blackstone Valley Loan, which will be included in the CGCMT 2020-GC46 transaction, is evidenced by non-controlling notes A-4 and A-5, has an outstanding principal balance as of the Cut-off Date of $40.0 million and represents approximately 3.3% of the Initial Pool Balance.

The Shoppes at Blackstone Valley Loan Combination was originated by Goldman Sachs Bank USA (“GSBI”) on November 1, 2019. The Shoppes at Blackstone Valley Loan Combination has an interest rate of 3.84430% per annum. The borrower utilized the proceeds of The Shoppes at Blackstone Valley Loan Combination to refinance existing debt on The Shoppes at Blackstone Valley Property, pay origination costs and fund upfront reserves.

The Shoppes at Blackstone Valley Loan Combination had an initial term of 120 months and has a remaining term of 117 months as of the Cut-off Date. The Shoppes at Blackstone Valley Loan Combination requires interest-only payments during the first 24 months of its term, followed by payments of principal and interest sufficient to amortize The Shoppes at Blackstone Valley Loan Combination over a 30-year amortization term. The scheduled maturity date of The Shoppes at Blackstone Valley Loan Combination is November 6, 2029. Voluntary prepayment of The Shoppes at Blackstone Valley Loan Combination is prohibited prior to May 6, 2029. In addition, provided that no event of default under The Shoppes at Blackstone Valley Loan Combination is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the earlier to occur of (i) November 6, 2022 and (ii) the second anniversary of the closing date of the securitization into which the last portion of The Shoppes at Blackstone Valley Loan Combination is deposited.

LOAN #9: THE SHOPPES AT BLACKSTONE VALLEY

The table below summarizes the promissory notes that comprise The Shoppes at Blackstone Valley Loan Combination. The relationship between the holders of The Shoppes at Blackstone Valley Loan Combination is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Loan Combinations—The Outside-Serviced Pari Passu Loan Combinations” in the Preliminary Prospectus.

Loan Combination Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$55,000,000	$55,000,000	COMM 2019-GC44	Yes
A-2, A-3, A-6	50,000,000	50,000,000	GSMS 2020-GC45	No
A-4, A-5,	40,000,000	40,000,000	CGCMT 2020-GC46	No
A-7, A-8, A-9	19,000,000	19,000,000	GSBI(1)	No
Total	$164,000,000	$164,000,000

(1)	The related notes are currently held by the Note Holder identified in the table above and are expected to be contributed to one or more future securitization transactions.

■	The Mortgaged Property. The Shoppes at Blackstone Valley Property is a 787,071 SF anchored retail shopping center situated on an approximately 87.74 acre site in Millbury, Massachusetts. The improvements were constructed between 2003 and 2004 and contain a mixture of anchor, junior anchor, in-line and restaurant components. The Shoppes at Blackstone Valley Property is anchored by Target, Kohl’s, Cinema de Lux, Dick’s Sporting Goods, Marshalls, Best Buy, Nordstrom Rack and Raymour & Flanigan. Target, Cinema de Lux and Dick’s Sporting Goods are ground leased to the tenants. Junior anchors include Barnes & Noble and Michaels. The Shoppes at Blackstone Valley Property features three one- and three-story buildings, a restaurant and a three-story movie theatre. The Shoppes at Blackstone Valley Property is served by no less than 3,927 surface parking spaces which is approximately 5.0 spaces per 1,000 SF of net rentable area. As of October 31, 2019, The Shoppes at Blackstone Valley Property was 96.3% occupied by 53 tenants. The Shoppes at Blackstone Valley Property is located along Route 146 and is approximately 2.5 miles from Interstate 90.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at The Shoppes at Blackstone Valley Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA (SF)	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Tenant Sales $ per SF/ Screen(3)	Occupancy Cost(4)	Lease Expiration	Renewal / Extension Options
Cinema de Lux	NR/NR/NR	72,000	9.1%	$1,897,500	12.9%	$26.35	$776,778	23.8%	6/30/2024	4, 5-year options
Kohl’s(5)	BBB/Baa2/BBB	87,141	11.1	1,181,871	8.0	13.56	$225	7.2%	2/3/2024	6, 5-year options
Marshalls(5)	NR/A2/A+	42,000	5.3	703,500	4.8	16.75	$462	5.1%	5/31/2024	None
Nordstrom Rack	BBB+/Baa2/BBB	32,778	4.2	622,782	4.2	19.00	NAV	NAV	9/30/2023	4, 5-year options
Dick’s Sporting Goods(5)	NR/NR/NR	54,159	6.9	502,550	3.4	9.28	$173	7.7%	1/31/2024	6, 5-year options
Best Buy	NR/Baa1/BBB	32,906	4.2	477,137	3.2	14.50	NAV	NAV	1/31/2021	4, 5-year options
Barnes & Noble(5)(6)	NR/NR/NR	24,320	3.1	435,328	3.0	17.90	$209	11.0%	1/31/2020	1, 5-year option
Target	A-/A2/A	127,000	16.1	400,000	2.7	3.15	NAV	NAV	1/31/2029	7, 5-year options
Michaels(5)	NR/NR/BB-	21,299	2.7	383,382	2.6	18.00	$214	10.1%	2/29/2028	2, 5-year options
Raymour & Flanigan	NR/NR/NR	30,606	3.9	277,749	1.9	9.08	NAV	NAV	1/31/2024	5, 5-year options
Ten Largest Owned Tenants		524,209	66.6%	$6,881,799	46.6%	$13.13
Remaining Occupied		233,791	29.7	7,874,524	53.4	33.68
Vacant Spaces		29,071	3.7	0	0.0	0.00
Totals / Wtd. Avg. All Owned Tenants		787,071	100.0%	$14,756,324	100.0%	$19.47

(1)	Based on the underwritten rent roll dated as of October 31, 2019 and includes contractual rent steps through December 31, 2020 totaling $125,686.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Tenant Sales $ per SF / Screen are as of August 31, 2019 except as indicated in footnote (5). Cinema de Lux Tenant Sales $ per SF is based on 14 screens.

(4)	Occupancy Cost is calculated using the tenant reported sales as of August 31, 2019 (except as indicated in footnote (5)) and the total rent.

(5)	Kohl’s, Dick’s Sporting Goods and Marshalls reported sales are as of January 31, 2019. Barnes & Noble’s reported sales are as of April 30, 2019. Michaels reported sales are as of December 31, 2018.

(6)	Barnes & Noble is currently negotiating a 5-year renewal and will pay rent MTM after January 31, 2020 until finalized.

LOAN #9: THE SHOPPES AT BLACKSTONE VALLEY

The following table presents certain information relating to the lease rollover schedule at The Shoppes at Blackstone Valley Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	49,890	6.3%	6.3%	$1,203,528	8.2%	$24.12	6
2020	8,222	1.0	7.4%	339,464	2.3	41.29	2
2021	66,493	8.4	15.8%	1,591,227	10.8	23.93	6
2022	9,310	1.2	17.0%	333,054	2.3	35.77	2
2023	61,465	7.8	24.8%	1,564,387	10.6	25.45	6
2024	344,181	43.7	68.6%	6,571,251	44.5	19.09	15
2025	24,856	3.2	71.7%	775,860	5.3	31.21	4
2026	4,216	0.5	72.2%	253,381	1.7	60.10	1
2027	6,051	0.8	73.0%	181,530	1.2	30.00	1
2028	23,385	3.0	76.0%	477,252	3.2	20.41	2
2029	140,379	17.8	93.8%	887,940	6.0	6.33	4
2030	8,505	1.1	94.9%	241,635	1.6	28.41	2
2031 & Thereafter	11,047	1.4	96.3%	335,814	2.3	30.40	2
Vacant	29,071	3.7	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	787,071	100.0%		$14,756,324	100.0%	$19.47	53

(1)	Based on the underwritten rent roll dated as of October 31, 2019 and includes contractual rent steps through December 31, 2020 totaling $125,686.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents certain information relating to historical occupancy at The Shoppes at Blackstone Valley Property:

Historical Leased %(1)

2016	2017	2018	As of 10/31/2019
99.1%	98.7%	97.4%	96.3%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

LOAN #9: THE SHOPPES AT BLACKSTONE VALLEY

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Shoppes at Blackstone Valley Property:

Cash Flow Analysis(1)

	2016	2017	2018	TTM 8/31/2019	Underwritten(2)	Underwritten $ per SF(2)
Base Rent	$14,284,389	$14,512,759	$14,333,987	$14,318,367	$14,756,324	$18.75
Gross Up Vacancy	0	0	0	0	1,006,511	1.28
Reimbursements	3,402,730	3,777,832	3,823,831	3,545,438	3,551,135	4.51
Other Income	895,658	859,547	778,979	715,193	740,118	0.94
Vacancy & Credit Loss	0	0	0	0	(1,006,511)	(1.28)
Effective Gross Income	$18,582,777	$19,150,138	$18,936,797	$18,578,998	$19,047,577	$24.20

Total Operating Expenses	$4,538,133	$4,783,415	$4,833,324	$4,518,587	$4,228,958	$5.37

Net Operating Income	$14,044,644	$14,366,723	$14,103,473	$14,060,411	$14,818,619	$18.83
TI/LC	0	0	0	0	666,997	0.85
Capital Expenditures	0	0	0	0	68,703	0.09
Net Cash Flow	$14,044,644	$14,366,723	$14,103,473	$14,060,411	$14,082,919	$17.89

Occupancy(3)	99.1%	98.7%	97.4%	96.3%	96.3%
NOI Debt Yield(4)	8.6%	8.8%	8.6%	8.6%	9.0%
NCF DSCR(5)	1.52x	1.56x	1.53x	1.53x	1.53x

(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	The Underwritten Base Rent includes contractual rent steps through December 31, 2020 totaling $125,686.

(3)	Occupancy reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

(4)	NOI Debt Yield is calculated based on the aggregate outstanding principal balance as of the Cut-off Date of The Shoppes at Blackstone Valley Loan Combination.

(5)	NCF DSCR is based on the debt service payments of The Shoppes at Blackstone Valley Loan Combination.

■	Appraisal. According to the appraisal, The Shoppes at Blackstone Valley Property had an “as-is” appraised value of $238,700,000 as of August 14, 2019.

Appraisal Approach	As-Is Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$243,300,000	NAP	6.00%
Income Capitalization Approach(1)	$238,700,000	7.25%	6.50%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. The Phase I environmental report dated October 4, 2019 identified a recognized environmental condition due to the detection, beginning in approximately 2004, of perchlorate in on-site monitoring wells and stormwater drainage features, as well as in the public supply wells across the Blackstone River east of The Shoppes at Blackstone Valley Property. It is suspected that the perchlorate originated from explosives used to blast bedrock during the development of The Shoppes at Blackstone Valley Property. The release was reported to the Massachusetts Department of Environmental Protection, and the portion of the release within the boundaries of The Shoppes at Blackstone Valley Property achieved regulatory closure in September 2012. The remaining portion of the release, which is off-site, is in Remedy Operation Status, which relates to continued monitoring of the off-site portion of the release. One off-site well continues to exceed the regulatory standard. The environmental consultant recommended continued monitoring and reporting of the off-site release.

■

Market Overview and Competition. The Shoppes at Blackstone Valley Property is located along Route 146 and Route 122A in the Outlying Worcester County submarket of Massachusetts. Route 146 provides access to Interstate 90, an east-west interstate highway connecting Boston, Massachusetts and Seattle, Washington, and is approximately 2.5 miles from The Shoppes at Blackstone Valley Property. Interstates 290 and 395, which are auxiliary highways in Metro Worcester, are located approximately six miles from The Shoppes at Blackstone Valley Property. Worcester’s colleges and universities (i.e. Holy Cross, Worcester State University, Assumption College, UMass Medical School, Clark University and Worcester Polytechnic Institute), the City of Worcester and suburban Worcester communities (i.e. the Towns of Grafton, Millbury, Auburn, Sutton and Shrewsbury, among others), UMass Memorial Healthcare (12,906 employees), UMass Medical School (4,445 employees), Reliant Medical Group (2,500 employees), Saint Vincent Hospital (2,350 employees) and MAPFRE U.S.A. Corp. (2,103 employees)

LOAN #9: THE SHOPPES AT BLACKSTONE VALLEY

are nearby demand drivers. The nearest anchored retail center, RK Worcester Fair, is located approximately two miles north of The Shoppes at Blackstone Village Property in Worcester. RK Worcester Fair is a grocery-anchored community center co-anchored by Burlington Coat Factory and contains approximately 200,000 SF of rentable area.

According to a market research report, The Shoppes at Blackstone Valley Property is located in the Outlying Worcester submarket. As of the second quarter of 2019, the Outlying Worcester submarket had an inventory of approximately 17.0 million SF with a vacancy rate of 3.6%. The asking rental rate in the submarket is $10.87 PSF, a drop from $11.93 PSF as of the previous quarter. Current construction projects in the submarket include (i) the 10,000-seat minor league baseball stadium for the Worcester Red Sox, a Triple-A minor league baseball team expected to move from Pawtucket to Worcester in 2021 and (ii) development plans for an approximately $90 million mixed-use facility surrounding the stadium.

The following table presents certain information relating to the primary competition for The Shoppes at Blackstone Valley Property:

Competitive Set(1)

	The Shoppes at Blackstone Valley	Northborough Crossing	Highland Commons	White City Shopping Center	Auburn Mall	Greendale Mall
Distance from Subject	NAP	10.5 miles	22.8 miles	7.8 miles	3.9 miles	8.0 miles
Property Type	Anchored	Power Center	Power Center	Community Center	Enclosed Regional Mall	Enclosed Regional Mall
Year Built	2003-2004	2011-2012	2009-2016	1962-2012	1971	1987
Total GLA	787,071(2)	645,785	653,635	257,775	583,739	431,266
Total Occupancy	96.3%(2)	98%	96%	88%	98%	82%
Anchors & Jr. Anchors	Target, Kohl’s, Cinema de Lux, Dick’s Sporting Goods	Wegmans, BJs, Dick’s Sporting Goods, Kohl’s	Market Basket, Cabela’s, Lowe’s, BJs	Shaw’s	Macy’s, Sears	TJ Maxx & Homegoods, Best Buy

(1)	Source: Appraisal.

(2)	Based on the October 31, 2019 rent roll.

■	The Borrower. The borrower is Route 146 Millbury Property LLC, a Delaware limited liability company and single purpose entity with two independent managers. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Shoppes at Blackstone Valley Loan Combination. The non-recourse carveout guarantors are SDM Holdings LLC, WV Holdings LLC, and Raanan Katz. The borrower sponsors at origination are Stephen R. Weiner, Adam J. Weiner, Jeremy M. Sclar, Thomas J. DeSimone, Richard A. Marks, Raanan Katz and David Katz. The borrower may add Samantha Perry David, Eric Smookler and/or Daniel Preysman as additional borrower sponsors, subject to certain conditions under The Shoppes at Blackstone Valley Loan Combination documents, including satisfaction of the lender’s “know your customer” requirements.

The borrower sponsors are the main principals/investors of WS Development and RK Centers. WS Development develops, owns, operates and leases an extensive portfolio of more than 98 properties, including lifestyle centers, power centers, community centers, and mixed-use developments. With more than 20 million SF under management, WS Development is one of the largest privately-owned retail development firms in the country consistently ranked among the International Council of Shopping Centers’ (ICSC) Top 50 shopping center owners. Founded by Raanan Katz, RK Centers is a privately held, family-owned real estate development company that owns approximately 9 million square feet of commercial real estate. For over 30 years, RK Centers has acquired, developed, and operated “open air” regional and community shopping centers in New England and South Florida.

■	Escrows. On the origination date, the borrower funded a reserve of approximately $806,129 for unfunded obligations related to outstanding tenant allowances and leasing commissions.

On each due date, the borrower is required to fund (i) a TI/LC reserve in an amount equal to $114,781, capped at $6,000,000 (or if, on or after January 1, 2024, The Shoppes at Blackstone Valley Property achieves a debt yield in excess of 9.0%, the TI/LC reserve will be capped at $4,500,000), (ii) a replacement reserve in an amount equal to $13,118 and (iii) during a Shoppes Cash Sweep Period, (a) a tax reserve in an amount equal to 1/12 of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period and (b) an insurance reserve in an amount equal to 1/12 of the amount that the lender estimates will be necessary to cover premiums over the then succeeding 12-month period; provided that the borrower will not be required to reserve such amounts in respect of insurance premiums so long as no event of default under the related loan documents

LOAN #9: THE SHOPPES AT BLACKSTONE VALLEY

has occurred and is continuing, and the borrower maintains a blanket policy of insurance meeting the requirements of The Shoppes at Blackstone Valley Loan Combination documents.

■	Lockbox and Cash Management. The Shoppes at Blackstone Valley Loan Combination documents require a hard lockbox and springing cash management. The execution of the cash management agreement is a post-closing requirement under the Shoppes at Blackstone Valley Loan Combination documents. The borrower was required to deliver tenant direction letters to each existing tenant at The Shoppes at Blackstone Valley Property, within five business days of origination, directing each tenant to remit its payments directly to the lender-controlled lockbox account or post office box. The borrower is also required to deliver a tenant direction letter to each future tenant. So long as no Shoppes Cash Sweep Period then exists, all funds deposited into the lockbox account are required to be transferred on each business day to the borrower’s operating account. Upon the occurrence and during the continuance of a Shoppes Cash Sweep Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed to pay debt service, applicable reserves, mezzanine debt service (if any) and budgeted operating expenses and all excess cash remaining in the cash management account after the application of such funds are required to be held by the lender in an excess cash flow reserve account as additional collateral for The Shoppes at Blackstone Valley Loan Combination. Upon the occurrence and during the continuance of an event of default under The Shoppes at Blackstone Valley Loan Combination documents, the lender may apply funds to the debt in such priority as it may determine.

A “Shoppes Cash Sweep Period” means each period that commences when (a) the debt yield as of the last day of any fiscal quarter is less than 7.75% and concludes when the debt yield as of the last day of any subsequent fiscal quarter is at least 7.75%; (b) the borrower fails to deliver required monthly, quarterly or annual financial reports and concludes when such reports are delivered and indicate that no other Shoppes Cash Sweep Period is ongoing; and/or (c) if the Shoppes Permitted Mezzanine Loan is in place, there is an event of default under any of the loan documents for the Shoppes Permitted Mezzanine Loan and concludes when the holder of the Shoppes Permitted Mezzanine Loan has waived the applicable event of default.

■	Property Management. The Shoppes at Blackstone Valley Property is currently managed by WS Asset Management, Inc., a Massachusetts corporation and an affiliate of the borrower. Under the related loan documents, The Shoppes at Blackstone Valley Property is required to remain managed by (a) WS Asset Management, Inc., (b) any person that together with its affiliates, is a reputable, nationally or regionally recognized property manager that has been engaged in the management (including the day-to-day management) of first-class retail properties during each of the ten years prior to the time of its engagement as the property manager of The Shoppes at Blackstone Valley Property and which at the time of such engagement, together with its affiliates, operates and manages (including on a day-to-day basis) retail and/or mixed-use properties with at least 3,000,000 SF of gross leasable area (excluding The Shoppes at Blackstone Valley Property) (any such person, a “Qualified Manager”), (c) any property management company that is an affiliate of one or more of the borrower sponsors or any Qualified Manager or (d) or any other management company approved by the lender and with respect to which a Rating Agency Confirmation has been received. The lender has the right to replace, or require the borrower to replace, the property manager with a property manager selected by the borrower, subject to the lender’s reasonable approval (or, in the event of an event of default under The Shoppes at Blackstone Valley Loan Combination or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, selected by the lender) (i) during the continuance of an event of default under The Shoppes at Blackstone Valley Loan Combination, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files or is the subject of a bankruptcy petition, (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of creditors or (vi) if the property manager is adjudicated insolvent.

■

Permitted Future Mezzanine or Secured Subordinate Indebtedness. The owner of the direct or indirect equity interests of the borrower is permitted to incur mezzanine debt (the “Shoppes Permitted Mezzanine Loan”) secured by a pledge of direct or indirect equity interests in the borrower, provided that certain conditions set forth in the loan documents are satisfied, including, without limitation: (i) the principal amount of the Shoppes Permitted Mezzanine Loan may not exceed $40,000,000; (ii) after giving effect to the Shoppes Permitted Mezzanine Loan, (a) the loan-to-value ratio on The Shoppes at Blackstone Valley Loan Combination and the Shoppes Permitted Mezzanine Loan (collectively, the “Total Debt”) is no greater than 70%, (b) the debt service coverage ratio on the Total Debt is at least 1.25x, and (c) the debt yield on the Total Debt is at least 9.1%; (iii) the holder of the Shoppes Permitted Mezzanine Loan enters into a subordination and intercreditor agreement with the lender in form and substance

LOAN #9: THE SHOPPES AT BLACKSTONE VALLEY

reasonably acceptable to the lender; and (iv) a rating agency confirmation is delivered in connection with the consummation of the Shoppes Permitted Mezzanine Loan.

■	Release of Collateral. Not permitted.

■	Ground Leases Provided that no event of default is continuing, the borrower is permitted to enter into up to two long-term ground leases with a third party (which may be an affiliate of the borrower) with respect to certain parcels of The Shoppes at Blackstone Valley Property (three of which are currently occupied by major tenants and one of which is currently parking space that could be developed in the future). In connection with any such ground lease, the borrower is required to provide a REMIC opinion and obtain rating agency confirmation.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of The Shoppes at Blackstone Valley Property, as well as 18 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA is no longer in effect, then the borrower’s requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under The Shoppes at Blackstone Valley Loan Combination documents. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

LOAN #10: BROOKLYN MULTIFAMILY PORTFOLIO

LOAN #10: BROOKLYN MULTIFAMILY PORTFOLIO

MAP © 2020 CARTIFACT
DATA © OSM CONTRIBUTORS
East River
WILLIAMSBURG
SOUTH WILLIAMSBURG
BROADWAY TRIANGLE
EAST WILLIAMSBURG
BROOKLYN NAVY YARD
BUSHWICK
NYC Health + Hospitals/Woodhull
Navy Yard Basin
GRAND ST
FLUSHING AVE
DE KALB AVE
LAFAYETTE AVE
BUSHWICK AVE
MYRTLE AVE
BROADWAY
278
1
2
3
4
5
New York
MANHATTAN
BROOKLYN
Newark
NEW JERSEY
QUEENS
STATEN ISLAND

Brooklyn Multifamily Portfolio

	PROPERTY NAME	ADDRESS	CITY, STATE	ZIP CODE
1	235 S 4th Street	235 South 4th Street	Brooklyn, New York	11211
2	77 Berry Street	77 Berry Street	Brooklyn, New York	11249
3	854 Metropolitan Avenue	854 Metropolitan Avenue	Brooklyn, New York	11211
4	852 Metropolitan Avenue	852 Metropolitan Avenue	Brooklyn, New York	11211
5	832 Lexington Avenue	832 Lexington Avenue	Brooklyn, New York	11211

LOAN #10: BROOKLYN MULTIFAMILY PORTFOLIO

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	5		Loan Seller		CREFI
Location (City/State)	Brooklyn, New York		Cut-off Date Balance		$38,000,000
Property Type	Multifamily		Cut-off Date Balance per Unit		$487,179.49
Size (Units)	78		Percentage of Initial Pool Balance		3.1%
Total Occupancy(1)	100.0%		Number of Related Mortgage Loans		None
Owned Occupancy(1)	100.0%		Type of Security		Fee Simple
Year Built / Latest Renovation	Various / Various		Mortgage Rate		3.88000%
Appraised Value	$56,900,000		Original Term to Maturity (Months)		120
Appraisal Date(2)	Various		Original Amortization Term (Months)		NAP
Borrower Sponsors	Shaindy Schwartz and Joel Schwartz		Original Interest Only Period (Months)		120
Property Management	Bedford Enterprises LLC		First Payment Date		3/6/2020
			Maturity Date		2/6/2030

Underwritten Revenues	$3,201,060
Underwritten Expenses	$429,505		Escrows
Underwritten Net Operating Income (NOI)	$2,728,563			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,709,063		Taxes	$22,762	$7,587
Cut-off Date LTV Ratio	68.8%		Insurance	$46,156	$3,846
Maturity Date LTV Ratio	68.8%		Replacement Reserve	$0	$1,300
DSCR Based on Underwritten NOI / NCF	1.83x / 1.81x		TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	7.2% / 7.1%		Other(3)	$164,650	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$38,000,000	100.0%	Loan Payoff	$35,397,238	93.2%
			Principal Equity Distribution	1,594,033	4.2
			Closing Costs	775,161	2.0
			Reserves	233,568	0.6

Total Sources	$38,000,000	100.0%	Total Uses	$38,000,000	100.0%

(1)	Total Occupancy and Owned Occupancy are based on occupied units as of the underwritten rent rolls dated as of November 1, 2019 for the 235 S 4th Street Property, 77 Berry Street Property, 854 Metropolitan Avenue Property and 852 Metropolitan Avenue Property, and December 1, 2019 for the 832 Lexington Avenue Property.

(2)	Appraisal date as December 5, 2019 for the 235 S 4th Street Property, 77 Berry Street Property, 854 Metropolitan Avenue Property and 852 Metropolitan Avenue Property, and November 19, 2019 for the 832 Lexington Avenue Property.

(3)	Upfront Other reserves consists of $164,650 of environmental reserves.

■	The Mortgage Loan. The mortgage loan (the “Brooklyn Multifamily Portfolio Loan”) is secured by a first mortgage encumbering the borrowers’ fee simple interest in a 78-unit multifamily portfolio comprised of five properties located in Brooklyn, New York at: 832 Lexington Avenue (the “832 Lexington Avenue Property”), 77 Berry Street (the “77 Berry Street Property”), 854 Metropolitan Avenue (the “854 Metropolitan Avenue Property”), 852 Metropolitan Avenue (the “852 Metropolitan Avenue Property”) and 235 South 4th Street (the “235 S 4th Street Property”), collectively the “Brooklyn Multifamily Portfolio Properties”). The Brooklyn Multifamily Portfolio Loan had an original principal balance and has an outstanding principal balance as of the Cut-off Date of $38,000,000 and represents approximately 3.1% of the Initial Pool Balance. The Brooklyn Multifamily Portfolio Loan accrues interest at a fixed rate of 3.88000% per annum. The proceeds of the Brooklyn Multifamily Portfolio Loan were primarily used to refinance prior debt secured by the Brooklyn Multifamily Portfolio Properties, pay closing costs, return equity to the borrower sponsor, and fund upfront reserves. The Brooklyn Multifamily Portfolio Loan was originated on January 22, 2020 by Citi Real Estate Funding Inc. (“CREFI”).

The Brooklyn Multifamily Portfolio Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The Brooklyn Multifamily Portfolio Loan requires interest-only payments for the full term and has a scheduled maturity date that is the due date in February 2030. Provided that no event of default has occurred and is continuing under the Brooklyn Multifamily Portfolio Loan documents, at any time after the earlier of (i) January 22, 2024 and (ii) the second anniversary of the securitization of the last note of the Brooklyn Multifamily Portfolio Loan may be defeased with certain direct full faith and credit obligations of the United States or other obligations which are “government securities” permitted under Brooklyn Multifamily Portfolio Loan documents. Voluntary prepayment of the Brooklyn Multifamily Portfolio Loan is permitted (in whole, but not in part) without prepayment premium or penalty on or after the monthly payment due date occurring in December 2029.

LOAN #10: BROOKLYN MULTIFAMILY PORTFOLIO

■	The Mortgaged Properties. The following table presents certain information relating to the individual Brooklyn Multifamily Portfolio Properties:

Portfolio Summary(1)

Property Name	Year Built / Renovated(2)	Units	Property Occupancy(1)	Allocated Cut-off Date Balance	% Allocated Loan Cut-off Date Balance	Appraised Value(2)	% Appraised Value	UW NCF
832 Lexington Avenue	2018/NAP	46	100.0%	$18,700,000	49.2%	$27,200,000	47.8%	$1,369,631
77 Berry Street	1910/2014	8	100.0	5,650,000	14.9	8,600,000	15.1	393,930
854 Metropolitan Avenue	1910/2015	8	100.0	4,650,000	12.2	7,200,000	12.7	323,983
852 Metropolitan Avenue	1910/2015	8	100.0	4,600,000	12.1	7,100,000	12.5	319,949
235 S 4th Street	1910/2017	8	100.0	4,400,000	11.6	6,800,000	12.0	301,571
Total / Wtd. Avg.		78	100.0%	$38,000,000	100.0%	$56,900,000	100.0%	$2,709,063

(1)	Represents property occupancy based on occupied units as of the underwritten rent rolls dated as of November 1, 2019 for the 235 S 4th Street Property, 77 Berry Street Property, 854 Metropolitan Avenue Property and 852 Metropolitan Avenue Property, and December 1, 2019 for the 832 Lexington Avenue Property.

(2)	Source: Appraisal.

The following table presents certain information relating to the unit mix at the Brooklyn Multifamily Portfolio Properties:

Multifamily Unit Mix(1)

Property Name	Unit Type	# of Units	% of Units	Occupied Units(1)	% Occupied	Average Unit Size (SF)(1)	Average Market Rent per Month(2)(3)	In-Place Average Rent per Month(1)(3)
235 S 4th Street	1 BR	1	12.5%	1	100.0%	500	$3,500	$3,350
	2 BR	4	50.0	4	100.0	600	4,000	3,638
	3 BR	3	37.5	3	100.0	800	4,500	4,475
	Total/Wtd. Avg.	8	100.0%	8	100.0%	663	$4,125	$3,916
77 Berry Street	2 BR	5	62.5%	5	100.0	600	$4,250	$4,130
	3 BR	2	25.0	2	100.0	800	5,200	5,075
	4 BR	1	12.5	1	100.0	1,000	7,150	7,150
	Total/Wtd. Avg.	8	100.0%	8	100.0%	700	$4,850	$4,744
854 Metropolitan Avenue	2 BR	5	62.5%	5	100.0	600	$3,750	$3,570
	3 BR	2	25.0	2	100.0	800	4,800	4,600
	4 BR	1	12.5	1	100.0	1,000	6,000	5,340
	Total/Wtd. Avg.	8	100.0%	8	100.0%	700	$4,294	$4,049
852 Metropolitan Avenue	2 BR	5	62.5%	5	100.0	600	$3,500	$3,470
	3 BR	2	25.0	2	100.0	800	4,800	4,700
	4 BR	1	12.5	1	100.0	1,000	6,000	5,280
	Total/Wtd. Avg.	8	100.0%	8	100.0%	700	$4,138	$4,004
832 Lexington Avenue	1 BR	5	10.9%	5	100.0	391	$2,700	$2,682
	2 BR	32	69.6	32	100.0	487	2,900	2,766
	3 BR	8	17.4	8	100.0	735	3,600	3,392
	4 BR	1	2.2	1	100.0	732	4,000	4,000
	Total/Wtd. Avg.	46	100.0%	46	100.0%	525	$3,024	$2,893
Portfolio Total / Wtd. Avg.		78	100.0%	78	100.0%	593	$3,569	$3,420

(1)	Based on the underwritten rent roll dated November 1, 2019 for the 235 S 4th Street Property, 77 Berry Street Property, 854 Metropolitan Avenue Property, and 852 Metropolitan Avenue Property and December 1, 2019 for the 832 Lexington Avenue Property.

(2)	Source: Appraisal.

(3)	Weighted based on the number of total units available.

LOAN #10: BROOKLYN MULTIFAMILY PORTFOLIO

832 Lexington Avenue Property

The 832 Lexington Avenue Property was built in 2018 and is a six story multifamily building containing 46 units located in Brooklyn, New York. The residential unit mix consists of five one-bedroom units, 32 two-bedroom units, eight three-bedroom units and one four-bedroom units. The average in-place monthly rent for the one-bedroom, two-bedroom, three-bedroom, and four-bedroom units is $2,682, $2,766, $3,392 and $4,000, respectively. According to the underwritten rent roll as of December 1, 2019, the 832 Lexington Avenue Property was 100.0% occupied. The 832 Lexington Avenue Property is located in the neighborhood known as Bedford-Stuyvesant in Brooklyn. The eastern portion of the neighborhood is served by the J/M/Z subway lines along Broadway, with a major hub at Broadway Junction providing access to the A, C, and L trains as well.

The following table presents certain information relating to historical leasing at the 832 Lexington Avenue Property:

Historical Leased %(1)(2)

	2017	2018	As of 12/1/2019(3)
Owned Space	NAV	NAV	100.0%

(1)	As provided by the borrowers and represents average occupancy for the indicated year unless otherwise specified.

(2)	Since the property was built in 2018, historical occupancy for 2017 and 2018 are unavailable.

(3)	Based on the underwritten rent roll dated December 1, 2019.

Tax Abatement. The 832 Lexington Avenue Property benefits from a 15-year 421-a Affordable Housing NY Program tax abatement. Under this abatement, the increase in the 832 Lexington Avenue Property’s assessed value will be 100% tax exempt for the first 11 years (through the 2029/2030 tax year). For years 12-15, the abatement will begin to phase out by 20% per year until full unabated taxes will be due in the 2034/2035 tax year. Taxes for the 832 Lexington Avenue Property were underwritten at the current abated tax amount of $24,988 per annum.

77 Berry Street Property

The 77 Berry Street Property, which was initially built in 1910 and subsequently renovated in 2014, is a four-story walk-up multifamily building containing 8 units located in Brooklyn, New York. The residential unit mix consists of five two-bedroom units, two three-bedroom units, and one four-bedroom unit. The average in-place monthly rent for two-bedroom, three-bedroom, and four-bedroom units is $4,130, $5,075 and $7,150, respectively. According to the November 1, 2019 underwritten rent roll, the 77 Berry Street Property was 100.0% occupied. The 77 Berry Street Property is located within the Williamsburg neighborhood of Brooklyn. The Williamsburg neighborhood has seen significant redevelopment over the past two decades, which has enhanced the desirability of the 77 Berry Street Property’s neighborhood. The 77 Berry Street Property has a prime location in Williamsburg and is located approximately three blocks from the Bedford Avenue subway station, providing access to the L train. Depending on the mode of transportation, travel time is approximately 25 to 30 minutes to Midtown Manhattan.

The following table presents certain information relating to historical leasing at the 77 Berry Street Property:

Historical Leased %(1)(2)

	2017	2018	As of 11/1/2019(3)
Owned Space	NAV	NAV	100.0%

(1)	As provided by the borrowers and represents average occupancy for the indicated year unless otherwise specified.

(2)	Historical occupancy for 2017 and 2018 are unavailable as this was not provided to the lender.

(3)	Based on the underwritten rent roll dated November 1, 2019.

854 Metropolitan Avenue Property

The 854 Metropolitan Avenue Property, which was initially built in 1910 and subsequently renovated in 2015, is a four-story walk-up multifamily building containing 8 units located in Brooklyn, New York. The residential unit mix consists of five two-bedroom units, two three-bedroom units, and one four-bedroom unit. The average in-place monthly rent for two-bedroom, three-bedroom, and four-bedroom units is $3,570, $4,600 and $5,340, respectively. According to the November 1, 2019 underwritten rent roll, the 854

LOAN #10: BROOKLYN MULTIFAMILY PORTFOLIO

Metropolitan Avenue Property was 100.0% occupied. The 854 Metropolitan Avenue Property is located within the Williamsburg neighborhood of Brooklyn. The Williamsburg neighborhood has seen redevelopment over the past two decades, which has enhanced the desirability of the 854 Metropolitan Avenue Property’s neighborhood. The 854 Metropolitan Avenue Property is located approximately three blocks from the Graham Avenue and Grand Avenue subway stations, both providing access to the L train. Depending on the mode of transportation, travel time is approximately 30 to 35 minutes to Midtown Manhattan.

The following table presents certain information relating to historical leasing at the 854 Metropolitan Avenue Property:

Historical Leased %(1)(2)

	2017	2018	As of 11/1/2019(3)
Owned Space	NAV	NAV	100.0%

(1)	As provided by the borrowers and represents average occupancy for the indicated year unless otherwise specified.

(2)	Historical occupancy for 2017 and 2018 are unavailable as this was not provided to the lender.

(3)	Based on the underwritten rent roll dated November 1, 2019.

852 Metropolitan Avenue Property

The 852 Metropolitan Avenue Property, which was initially built in 1910 and subsequently renovated in 2015, is a four-story walk-up multifamily building containing 8 units located in Brooklyn, New York. The residential unit mix consists of five two-bedroom units, two three-bedroom units, and one four-bedroom unit. The average in-place monthly rent for two-bedroom, three-bedroom, and four-bedroom units is $3,470, $4,700 and $5,280, respectively. According to the November 1, 2019 underwritten rent roll, the 852 Metropolitan Avenue Property was 100.0% occupied. The 852 Metropolitan Avenue Property is located within the Williamsburg neighborhood of Brooklyn. The Williamsburg neighborhood has seen redevelopment over the past two decades, which has enhanced the desirability of the 852 Metropolitan Avenue Property’s neighborhood. The 852 Metropolitan Avenue Property is located approximately three blocks from the Graham Avenue and Grand Avenue subway stations, both providing access to the L train. Depending on the mode of transportation, travel time is approximately 30 to 35 minutes to Midtown Manhattan.

The following table presents certain information relating to historical leasing at the 852 Metropolitan Avenue Property:

Historical Leased %(1)(2)

	2017	2018	As of 11/1/2019(3)
Owned Space	NAV	NAV	100.0%

(1)	As provided by the borrowers and represents average occupancy for the indicated year unless otherwise specified.

(2)	Historical occupancy for 2017 and 2018 are unavailable as this was not provided to the lender.

(3)	Based on the underwritten rent roll dated November 1, 2019.

LOAN #10: BROOKLYN MULTIFAMILY PORTFOLIO

235 S 4th Street Property

The 235 S 4th Street Property, which was initially built in 1910 and subsequently renovated in 2017, is a four-story walk-up multifamily building containing 8 units located in Brooklyn, New York. The residential unit mix consists of one one-bedroom unit, four two-bedroom units and three three-bedroom units. The average in-place monthly rent for one-bedroom, two-bedroom, and three-bedroom units is $3,350, $3,638 and $4,475, respectively. According to the November 1, 2019 underwritten rent roll, the 235 S 4th Street Property was 100.0% occupied. The 235 S 4th Street Property is located within the Williamsburg neighborhood of Brooklyn. The Williamsburg neighborhood has seen redevelopment over the past two decades, which has enhanced the desirability of the 235 S 4th Street Property’s neighborhood. The 235 S 4th Street Property is located approximately three blocks from the Marcy Avenue subway station, providing access to the M, J, and Z trains. Depending on the mode of transportation, travel time is approximately 30 minutes to Midtown Manhattan.

The following table presents certain information relating to historical leasing at the 235 S 4th Street Property:

Historical Leased %(1)(2)

	2017	2018	As of 11/1/2019(3)
Owned Space	NAV	NAV	100.0%

(1)	As provided by the borrowers and represents average occupancy for the indicated year unless otherwise specified.

(2)	Historical occupancy for 2017 and 2018 are unavailable as this was not provided to the lender.

(3)	Based on the underwritten rent roll dated November 1, 2019.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Brooklyn Multifamily Portfolio Properties:

Cash Flow Analysis(1)

	TTM 9/30/2019	Underwritten	Underwritten $ per Unit
Apartment Income
Base Rent(2)	$3,163,495	$3,201,060	$41,039
Potential Income from Vacant Units	0	0	0
Gross Potential Rent	$3,163,495	$3,201,060	$41,039
Vacancy & Credit Loss & Concessions(3)	0	($96,032)	($1,231)
Total Rent	3,163,495	3,105,028	39,808
Other Income	7,720	53,040	680
Effective Gross Income – Apartments	$3,171,215	$3,158,068	$40,448

Real Estate Taxes(4)	$64,627	$86,711	$1,112
Insurance	27,576	43,958	564
Management Fee	79,823	94,742	1,215
Other Operating Expenses	192,473	204,094	2,617
Total Operating Expenses	$364,498	$429,505	$5,506

Net Operating Income	$2,806,717	$2,728,563	$34,982
Replacement Reserves – Apartments	0	19,500	250
Net Cash Flow	$2,806,717	$2,709,063	$34,732

Occupancy	100.0%(5)	100.0%
NOI Debt Yield	7.4%	7.2%
NCF DSCR	1.88x	1.81x

(1)	The Brooklyn Multifamily Portfolio Properties are comprised of five multifamily properties totaling 78 units; 235 S 4th Street Property is an 8-unit property with 1 one-bedroom unit, 4 two-bedroom units, and 3 three-bedroom units; 77 Berry Street Property is an 8-unit property with 5 two-bedroom units, 2 three-bedroom units, and 1 four-bedroom unit; 854 Metropolitan Avenue Property is an 8-unit property with 5 two-bedroom units, and 2 three-bedroom units, and 1 four-bedroom units; 852 Metropolitan Avenue Property is an 8-unit property with 5 two-bedroom units, 2 three-bedroom units, and 1 four-bedroom units; 832 Lexington Avenue Property is a 46-unit property with 5 one-bedroom units, 32 two-bedroom units, 8 three-bedroom units, and 1 four-bedroom unit.

(2)	Underwritten Base Rent is based on occupied units as of the underwritten rent roll dated November 1, 2019 for the 235 S 4th Street, 77 Berry Street, 854 Metropolitan Avenue, and 852 Metropolitan Avenue Properties. Underwritten Base Rent is based on occupied units as of the underwritten rent roll dated December 1, 2019 for the 832 Lexington Avenue Property.

(3)	Underwritten Vacancy & Credit Loss & Concessions for the multifamily units is underwritten to an economic vacancy of 3.0%.

(4)	The 832 Lexington Avenue Property benefits from a 15-year 421-a Affordable Housing NY Program tax abatement. Taxes for the 832 Lexington Avenue Property were underwritten at the current abated tax amount of $24,988 per annum.

(5)	Occupancy is based on occupied units as of the underwritten rent roll dated November 1, 2019 for the 235 S 4th Street, 77 Berry Street, 854 Metropolitan Avenue, and 852 Metropolitan Avenue Properties. Underwritten Base Rent is based on occupied units as of the underwritten rent roll dated December 1, 2019 for the 832 Lexington Avenue.

LOAN #10: BROOKLYN MULTIFAMILY PORTFOLIO

■	Appraisal. According to the appraisal, the Brooklyn Multifamily Portfolio Properties had an aggregate “as-is” appraised value of $56,900,000 as of December 5, 2019 with the exception of 832 Lexington Avenue Property, which was valued as of November 19, 2019.

Appraisal Summary – Direct Capitalization Approach

Property	Value	Capitalization Rate
832 Lexington Avenue Property	$27,200,000	4.50%
77 Berry Street Property	$8,600,000	4.50%
854 Metropolitan Avenue Property	$7,200,000	4.50%
852 Metropolitan Avenue Property	$7,100,000	4.50%
235 S 4th Street Property	$6,800,000	4.50%
Total / Wtd. Avg.	$56,900,000	4.50%

■	Environmental Matters. According to Phase I environmental reports, dated December 11, 2019, there are no recognized environmental conditions or recommendations for further action at the Brooklyn Multifamily Properties Portfolio other than the continued implementation of the current asbestos operations and maintenance program.

■	Market Overview and Competition. The 77 Berry Street Property, 854 Metropolitan Avenue Property, 852 Metropolitan Avenue Property, and 235 S 4th Street Property are located in the Williamsburg neighborhood of Brooklyn, New York. The development and growth of the Williamsburg neighborhood over the past two decades has made it a desirable neighborhood. New residential developments have generally comprised of luxury loft type space or newer towers on the waterfront with full amenities. Williamsburg has become popular among young New Yorkers because of its vibrant and accessible social activities, and also because of its easy commute to Manhattan. The L train provides access to a central location of Manhattan at 14th Street, and the M and J trains provide access to other downtown neighborhoods. According to a third party report, the Williamsburg submarket contains 29,371 units with a 4.2% vacancy rate and average asking rent of $3,681 per month. In addition, the submarket experienced 4.6% growth in asking rents in the past 12 months.

Directly Competitive Buildings – Williamsburg(1)(2)

	Brooklyn Multifamily Portfolio(3)	331 Keap Street	56 North 9th Street	The Continental	500 Metropolitan Residential
Location	Brooklyn, NY	Brooklyn, NY	Brooklyn, NY	Brooklyn, NY	Brooklyn, NY
Number of Stories	4	6	4	12	14
Year Built	1910	1915	2018	2008	2018
Number of units	32	36	45	42	52
Occupancy	100.0%	97.2%	100.0%	95.0%	95.0%
Unit size (SF)
-1-BR	500	450	700	740	610
-2-BR	600	550	1,075	900	1,000
-3-BR	800	700	1,350	1,000	1,275
-4-BR	1,000	NAV	NAV	NAV	NAV
Rent per month:(3)
-1-BR	$3,350	$2,825	$3,029	$3,500	$3,223
-2-BR	$3,705	$3,271	$5,049	$4,500	$6,300
-3-BR	$4,686	$4,017	$7,674	$7,500	$7,150
-4-BR	$5,923	NAV	NAV	NAV	NAV

(1)	Source: Appraisal.

(2)	The Directly Competitive Buildings chart represents information for market rate units.

(3)	The monthly rent per each unit type is based on the weighted average across the five properties in the portfolio. All monthly rents are based off of the underwritten rent roll dated November 1, 2019 for the 235 S 4th Street Property, 77 Berry Street Property, 854 Metropolitan Avenue Property, and 852 Metropolitan Avenue Properties.

The 832 Lexington Avenue Property is located in the Bedford-Stuyvesant neighborhood in Brooklyn, New York. Bedford-Stuyvesant has been witnessing an increasing amount of investment recently, both in terms of new developments and rehabilitation projects. The neighborhood is considered a lower cost alternative to other brownstone neighborhoods like Clinton Hill and Fort Greene. Bedford-Stuyvesant is a quaint residential neighborhood known for its brownstone-lined and tree-lined streets. The main thoroughfare in the neighborhood is Nostrand Avenue; however, the main shopping corridor is located on Fulton Street. Fulton Mall, located

LOAN #10: BROOKLYN MULTIFAMILY PORTFOLIO

approximately 4.0 miles west of the subject, is a pedestrian street mall in Downtown Brooklyn that spans 17 blocks from Flatbush Avenue to Smith Street. The mall is home to nearly 250 retailers including Macy’s, H&M, Adidas, RadioShack, Nordstrom Rack, Foot Locker, Modell’s Sporting Goods and Old Navy. More than 100,000 people visit the mall daily. Overall, the neighborhood is in high demand due to its proximity to Manhattan as well as the continued redevelopment of the residential community. Per a third party report, the 832 Lexington Avenue Property is located in the Bushwick multifamily submarket. The submarket contains 37,519 units with a 2.1% vacancy rate and average asking rent of $2,477 per month. In addition, the submarket experienced 2.0% growth in asking rents in the past 12 months.

Based on the appraisal, the competitive set for the 832 Lexington Avenue Property consists of nine properties in the Bushwick, Brooklyn submarket. The average market rent for one-bedroom, two-bedroom, and three-bedroom units across the 832 Lexington Avenue Property’s competitive set is $2,321, $2,896 and $3,460, respectively. Compared to the 832 Lexington Avenue Property, in-place base rent for one-bedroom, two-bedroom, and three-bedroom units is $2,682, $2,766 and $3,392, respectively.

The following table presents certain information relating to the appraiser’s conclusion for average monthly market rent at the Brooklyn Multifamily Portfolio Properties:

Unit Rent Conclusions(1)

Unit Type	832 Lexington Avenue	77 Berry Street	235 S 4th Street	852 Metropolitan Avenue	854 Metropolitan Avenue
1 Bedroom	$2,700	NAV	$3,500	NAV	NAV
2 Bedroom	$2,900	$4,250	$4,000	$3,500	$3,750
3 Bedroom	$3,600	$5,200	$4,500	$4,800	$4,800
4 Bedroom	$4,000	$7,150	NAV	$6,000	$6,000

(1)	Source: Appraisal.

■	The Borrowers. The borrowers are Metropolitan Park NY LLC, Metropolitan Flats LLC, Berry Estates LLC, Bridge Holdings NY LLC and Lexington Flats LLC, each a New York limited liability company and single purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of Brooklyn Multifamily Portfolio Loan. Shaindy Schwartz is the nonrecourse carve-out guarantor for the Brooklyn Multifamily Portfolio Loan. Shaindy Schwartz and her husband, Joel Schwartz, are Brooklyn-based real estate developers with a portfolio of over 40 multifamily properties in Brooklyn. They began developing and managing their properties in the early 2000’s. The Schwartz’s own over 632 units located in Brooklyn and have eight multifamily projects currently in development.

■	Escrows. On the origination date of the Brooklyn Multifamily Portfolio Loan Combination, the borrowers funded reserves of $22,762 for real estate taxes, $46,156 for insurance and $164,650 for environmental matters.

On each due date, the borrowers will be required to fund the following reserves (i) one-twelfth of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be $7,587), (ii) one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums for the renewal of coverage, provided that insurance is not covered under an acceptable blanket policy (initially estimated to be $3,846), and (iii) $1,300 for replacement reserves.

■	Lockbox and Cash Management. The Brooklyn Multifamily Portfolio Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of an Brooklyn Multifamily Portfolio Trigger Period (as defined below), the borrowers will be required to establish a lockbox account into which all revenue from the Brooklyn Multifamily Portfolio Properties is required to be deposited. All amounts in the lockbox account are required to be swept into a lender-controlled cash management account on each business day during the continuance of a Brooklyn Multifamily Portfolio Trigger Period or are required to be transferred to the borrowers’ account if no Brooklyn Multifamily Portfolio Trigger Period is continuing. To the extent a Brooklyn Multifamily Portfolio Trigger Period has occurred and is continuing, amounts in the cash management account are applied to payment of the tax reserve, the insurance reserve, debt service, payment of operating expenses, and funding of required reserves,

LOAN #10: BROOKLYN MULTIFAMILY PORTFOLIO

with the remainder being deposited into an excess cash flow reserve as set forth in the Brooklyn Multifamily Portfolio Loan documents. To the extent no Brooklyn Multifamily Portfolio Trigger Period is continuing, funds in the excess cash flow reserve are required to be swept to the borrowers.

A “Brooklyn Multifamily Portfolio Trigger Period” means a period (A) commencing upon the earliest to occur of (i) the occurrence and continuance of an event of default under the Brooklyn Multifamily Portfolio Loan documents, (ii) the debt yield being less than 6.25% (tested quarterly) and (B) expiring upon (y) with respect to a Brooklyn Multifamily Portfolio Trigger Period which commenced in connection with clause (i), the cure, if applicable, of such event of default and (z) with respect to a Brooklyn Multifamily Portfolio Trigger Period which commenced in connection with clause (ii), the debt yield being equal to or greater than 6.25% for two consecutive calendar quarters. Notwithstanding the foregoing, a Trigger Period shall not be deemed to expire in the event that a Trigger Period then exists for any other reason.

■	Property Management. The Brooklyn Multifamily Portfolio Properties are currently managed by Bedford Enterprises LLC, an independent third party management company. Under the Brooklyn Multifamily Portfolio documents, the lender has the right to terminate the property management agreement or direct the borrowers to terminate the property management agreement and replace the property manager if (i) the property manager becomes insolvent or a debtor in an involuntary bankruptcy or insolvency proceeding not dismissed within 90 days or a debtor in any voluntary bankruptcy or insolvency proceeding, (ii) an event of default has occurred and is ongoing, (iii) the debt yield is less than 5.5%, (iv) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds, or (v) a default by the property manager under the property management agreement has occurred and is continuing beyond all applicable notice and cure periods. Provided if no event of default under the Brooklyn Multifamily Portfolio Loan documents has occurred and is continuing, the borrowers have the right to replace the property manager with a property manager approved in writing by the lender (which approval may be conditioned on receipt of a rating agency confirmation).

■	Current Mezzanine or Secured Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The borrowers are required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Brooklyn Multifamily Portfolio Properties, plus business interruption coverage in an amount equal to 100% of the projected gross income for the Brooklyn Multifamily Portfolio Properties for 12 months with six months of extended indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is acceptable to the lender and is no greater than $25,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

■	Release of Collateral. In connection with the sale of an individual property to an unrelated third party, the borrowers may obtain the release of an individual mortgaged property or mortgaged properties from the lien of the related Brooklyn Multifamily Portfolio Mortgage Loan after the defeasance lockout release date by defeasing an amount equal to the greater of (x) 125% of the allocated loan amount of the related mortgaged property or mortgaged properties to be released, or (y) 100% of the net sales proceeds of the related mortgaged property or mortgaged properties to be released, subject to conditions set forth in the related Brooklyn Multifamily Portfolio Mortgage Loan documents, including but not limited to: (i) the debt yield after giving effect to such release is at least equal to the greater of (x) 7.20% and (y) the debt yield immediately prior to such release; (ii) the loan-to-value ratio after giving effect to such release is no more than the lesser of (x) 65% and (y) the loan-to-value ratio immediately prior to such release; (iii) no event of default under such Brooklyn Multifamily Portfolio Mortgage Loan shall be continuing; and (iv) compliance with customary REMIC conditions.

Additionally, partial assumptions of the Brooklyn Multifamily Portfolio Mortgage Loan are permitted in connection with a sale of an individual mortgaged property, subject to standard assumption conditions plus the following requirements: (i) the debt yield for the Brooklyn Multifamily Portfolio Mortgage Loan is not less than (x) in connection with the first two partial assumptions, 7.50% or (y) in connection with any subsequent partial assumption, 8.25%, (ii) the debt service coverage ratio for the Brooklyn Multifamily Portfolio Mortgage Loan is not less than (x) in connection with the first two partial assumptions, 1.75 to 1.00 or (y) in connection with any subsequent partial assumption, 2.00 to 1.00, (iii) the loan-to-value ratio for the Mortgaged Loan is not greater than (x) in connection with the first two partial assumptions, 65% or (y) in connection with any subsequent partial assumption, 60%; (iv) the debt yield for the assumed portion of the Brooklyn Multifamily Portfolio Mortgage Loan is not less than 8.25%;

LOAN #10: BROOKLYN MULTIFAMILY PORTFOLIO

(v) with respect to an assumed portion of the Brooklyn Multifamily Portfolio Mortgage Loan to be secured by the individual property located at 832 Lexington Avenue, Brooklyn, NY (or the Brooklyn Multifamily Portfolio Mortgage Loan, if the only remaining collateral is such individual property), the debt yield for assumption portion of the Brooklyn Multifamily Portfolio Mortgage Loan (or for the Brooklyn Multifamily Portfolio Mortgage Loan, as applicable), when calculated using full unabated taxes, is not less than 7.00%, (vi) the debt service coverage ratio for the assumed portion of the Brooklyn Multifamily Portfolio Mortgage Loan is not less than 2.00 to 1.00; and (vii) the loan-to-value ratio for the assumed portion of the Brooklyn Multifamily Portfolio Mortgage Loan is not greater than 60%.